As Filed with the Securities and Exchange Commission on August 1, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Occidental Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1311	95-4035997
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

5 Greenway Plaza, Suite 110
Houston, Texas 77046
(713) 215-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marcia E. Backus
Senior Vice President, General Counsel and Chief Compliance Officer
Occidental Petroleum Corporation
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Telephone: (713) 215-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Craig F. Arcella
Nicholas A. Dorsey
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To be Registered(1)		Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee(3)
4.850% Senior Notes due 2021	$677,035,000		100%	$677,035,000		$82,056.65
3.450% Senior Notes due 2024	$247,965,000		100%	$247,965,000		$30,053.36
6.950% Senior Notes due 2024	$650,000,000		100%	$650,000,000		$78,780.00
7.250% Debentures due 2025	$310,000		100%	$310,000		$37.58
5.550% Senior Notes due 2026	$1,100,000,000		100%	$1,100,000,000		$133,320.00
7.500% Debentures due 2026	$111,856,000		100%	$111,856,000		$13,556.95
7.000% Debentures due 2027	$47,750,000		100%	$47,750,000		$5,787.30
7.125% Debentures due 2027	$150,000,000		100%	$150,000,000		$18,180.00
7.150% Debentures due 2028	$235,133,000		100%	$235,133,000		$28,498.12
6.625% Debentures due 2028	$14,153,000		100%	$14,153,000		$1,715.35
7.200% Debentures due 2029	$135,005,000		100%	$135,005,000		$16,362.61
7.950% Debentures due 2029	$116,275,000		100%	$116,275,000		$14,092.53
7.500% Senior Notes due 2031	$900,000,000		100%	$900,000,000		$109,080.00
7.875% Senior Notes due 2031	$500,000,000		100%	$500,000,000		$60,600.00
6.450% Senior Notes due 2036	$1,750,000,000		100%	$1,750,000,000		$212,100.00
Zero Coupon Senior Notes due 2036	$2,270,600,000	(4)	100%	$2,270,600,000		$275,196.72
7.950% Senior Notes due 2039	$325,000,000		100%	$325,000,000		$39,390.00
6.200% Senior Notes due 2040	$750,000,000		100%	$750,000,000		$90,900.00
4.500% Senior Notes due 2044	$625,000,000		100%	$625,000,000		$75,750.00
6.600% Senior Notes due 2046	$1,100,000,000		100%	$1,100,000,000		$133,320.00
7.250% Debentures due 2096	$48,800,000		100%	$48,800,000		$5,914.56
7.730% Debentures due 2096	$60,500,000		100%	$60,500,000		$7,332.60
7.500% Debentures due 2096	$77,970,000		100%	$77,970,000		$9,449.97
Total				$11,893,352,000	(2)	$1,441,474.30

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offers to which the registration statement relates.
(2)	Represents the proposed maximum aggregate offering price of all notes to be offered in the exchange offers to which the registration statement relates.
(3)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended, equal to 0.0001212 multiplied by the applicable proposed maximum aggregate offering price.
(4)	Aggregate principal amount at maturity. The accreted amount as of , 2019, the anticipated settlement date of the applicable exchange offer, will be approximately $ per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 1, 2019

PROSPECTUS

Offers to Exchange

All Outstanding Notes of the Series Specified Below and Solicitation of Consents to Amend the Related Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee Indentures

Early Participation Date: 5:00 p.m., New York City Time,          , 2019, unless extended

Expiration Date: 5:00 p.m., New York City Time,          , 2019, unless extended

We are offering to exchange any and all validly tendered (and not validly withdrawn) and accepted notes of the 23 series of notes described in the below table (collectively, the “Old Notes”) issued by Anadarko Petroleum Corporation (“Anadarko”), Anadarko Holding Company, as successor in interest to Union Pacific Resources Group Inc. (“Anadarko HoldCo”), Anadarko Finance Company (“Anadarko Finance”) or Kerr-McGee Corporation (“Kerr-McGee”), as applicable, for notes to be issued by us as described in, and for the consideration summarized in, the table below.

Aggregate Principal Amount	Title of Series of Old Notes	Issuer	CUSIP/ISIN No.	Title of Series of Notes to be Issued by Us (collectively, the “Oxy Notes”)	Exchange Consideration(1)(2)		Early Participation Premium(1)(2)	Total Consideration(1)(2)(3)
					Oxy Notes (principal amount)	Cash	Oxy Notes (principal amount)	Oxy Notes (principal amount)	Cash
$677,035,000	4.850% Senior Notes due 2021	Anadarko	032511BM8 / US032511BM81	4.850% Senior Notes due 2021	$970	$1.00	$30	$1,000	$1.00
$247,965,000	3.450% Senior Notes due 2024	Anadarko	032511BJ5 / US032511BJ52	3.450% Senior Notes due 2024	$970	$1.00	$30	$1,000	$1.00
$650,000,000	6.950% Senior Notes due 2024	Kerr-McGee	492386AU1 / US492386AU15	6.950% Senior Notes due 2024	$970	$1.00	$30	$1,000	$1.00
$310,000	7.250% Debentures due 2025	Anadarko	032511AH0 / US032511AH06	7.250% Debentures due 2025	$970	$1.00	$30	$1,000	$1.00
$1,100,000,000	5.550% Senior Notes due 2026	Anadarko	032511BN6 / US032511BN64	5.550% Senior Notes due 2026	$970	$1.00	$30	$1,000	$1.00
$111,856,000	7.500% Debentures due 2026	Anadarko HoldCo	907834AB1 / US907834AB13	7.500% Debentures due 2026	$970	$1.00	$30	$1,000	$1.00
$47,750,000	7.000% Debentures due 2027	Anadarko	032511AL1 / US032511AL18	7.000% Debentures due 2027	$970	$1.00	$30	$1,000	$1.00
$150,000,000	7.125% Debentures due 2027	Kerr-McGee	492386AK3 / US492386AK33	7.125% Debentures due 2027	$970	$1.00	$30	$1,000	$1.00
$235,133,000	7.150% Debentures due 2028	Anadarko HoldCo	907834AG0 / US907834AG00	7.150% Debentures due 2028	$970	$1.00	$30	$1,000	$1.00
$14,153,000	6.625% Debentures due 2028	Anadarko	032511AM9 / US032511AM90	6.625% Debentures due 2028	$970	$1.00	$30	$1,000	$1.00
$135,005,000	7.200% Debentures due 2029	Anadarko	032511AN7 / US032511AN73	7.200% Debentures due 2029	$970	$1.00	$30	$1,000	$1.00
$116,275,000	7.950% Debentures due 2029	Anadarko HoldCo	907834AJ4 / US907834AJ49	7.950% Debentures due 2029	$970	$1.00	$30	$1,000	$1.00
$900,000,000	7.500% Senior Notes due 2031	Anadarko Finance	032479AD9 / US032479AD91	7.500% Senior Notes due 2031	$970	$1.00	$30	$1,000	$1.00
$500,000,000	7.875% Senior Notes due 2031	Kerr-McGee	492386AT4 / US492386AT42	7.875% Senior Notes due 2031	$970	$1.00	$30	$1,000	$1.00
$1,750,000,000	6.450% Senior Notes due 2036	Anadarko	032511AY3 / US032511AY39	6.450% Senior Notes due 2036	$970	$1.00	$30	$1,000	$1.00
$2,270,600,000(4)	Zero Coupon Senior Notes due 2036	Anadarko	032511BB2 / US032511BB27	Zero Coupon Senior Notes due 2036	$970	$1.00	$30	$1,000	$1.00
$325,000,000	7.950% Senior Notes due 2039	Anadarko	032511BG1 / US032511BG14	7.950% Senior Notes due 2039	$970	$1.00	$30	$1,000	$1.00
$750,000,000	6.200% Senior Notes due 2040	Anadarko	032510AC3 / US032510AC36	6.200% Senior Notes due 2040	$970	$1.00	$30	$1,000	$1.00
$625,000,000	4.500% Senior Notes due 2044	Anadarko	032511BK2 / US032511BK26	4.500% Senior Notes due 2044	$970	$1.00	$30	$1,000	$1.00
$1,100,000,000	6.600% Senior Notes due 2046	Anadarko	032511BP1 / US032511BP13	6.600% Senior Notes due 2046	$970	$1.00	$30	$1,000	$1.00
$48,800,000	7.250% Debentures due 2096	Anadarko	032511AK3 / US032511AK35	7.250% Debentures due 2096	$970	$1.00	$30	$1,000	$1.00
$60,500,000	7.730% Debentures due 2096	Anadarko	032511AJ6 / US032511AJ61	7.730% Debentures due 2096	$970	$1.00	$30	$1,000	$1.00
$77,970,000	7.500% Debentures due 2096	Anadarko HoldCo	907834AC9 / US907834AC95	7.500% Debentures due 2096	$970	$1.00	$30	$1,000	$1.00
(1)	Consideration per $1,000 principal amount of Old Notes validly tendered and accepted for exchange, subject to any rounding as described herein.
(2)	The term “Oxy Notes” in this column refers, in each case, to the series of Oxy Notes corresponding to the series of Old Notes of like tenor and coupon.
(3)	Includes the Early Participation Premium (as defined below) for Old Notes validly tendered prior to the Early Participation Date described below and not validly withdrawn.
(4)	Aggregate principal amount at maturity. The accreted amount as of , 2019, the anticipated settlement date of the applicable exchange offer, will be approximately $ per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes.(continued on next page)

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the Old Notes are:

BofA Merrill Lynch	Citigroup
J.P. Morgan	Wells Fargo Securities

The date of this prospectus is          , 2019.

(continued from cover)

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on                   , 2019, unless extended by us (such date and time, as it may be extended, the “Early Participation Date”) and not validly withdrawn, holders will receive the total consideration set out in the table above (the “Total Consideration”), which consists of $1,000 principal amount of Oxy Notes and a cash amount of $1.00. The Total Consideration includes an early participation premium set out in the table above (the “Early Participation Premium”), which consists of $30 principal amount of Oxy Notes.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date (as defined below) and not validly withdrawn, holders will receive only the exchange consideration set out in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and therefore consists of $970 principal amount of Oxy Notes and a cash amount of $1.00.

Except where otherwise indicated, the term “aggregate principal amount,” when used in reference to the Zero Coupon Senior Notes due 2036 (the “Zero Coupon Notes”), refers to the accreted amount as of                , 2019, the anticipated Settlement Date (as defined below), and will be approximately $       per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes. The term “aggregate principal amount at maturity,” when used in reference to the Zero Coupon Notes, refers to the aggregate principal amount payable at maturity, which is $1,000,000 for each $1,000,000 of fully accreted Zero Coupon Notes. For the avoidance of doubt, the $1.00 cash amount for the series of Old Notes corresponding to the Zero Coupon Notes (the “Old Zero Coupon Notes”) will be paid based on the aggregate principal amount (or accreted value) as of the Settlement Date of such Old Zero Coupon Notes validly tendered.

No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures (as defined below).

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless we are otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to 5:00 p.m., New York City time, on          , 2019, unless extended by us (such date and time, as it may be extended, the “Consent Revocation Deadline”), but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consent and your consent will continue to be deemed delivered.

Each Oxy Note issued in exchange for an Old Note will have an interest rate and maturity that is identical to the interest rate and maturity of the tendered Old Note, as well as identical interest payment dates and optional redemption prices (subject to certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance (as defined below)). No accrued but unpaid interest will be paid on the Old Notes in connection with the exchange offers. Interest on the applicable Oxy Note will, however, (a) accrue from and including the most recent interest payment date of the tendered Old Note and (b) if the regular record date for the first interest payment date would be a date prior to the Settlement Date, the record date for such first interest payment date will be the day immediately preceding such interest payment date. Subject to the minimum denominations as described herein, the principal amount of each Oxy Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion, if any, of the exchange price of such Old Note. The exchange offers will expire at 5:00 p.m., New York City time, on          , 2019, unless extended (the “Expiration Date”). You may withdraw tendered Old Notes at any time prior to the Expiration Date. As further described in this prospectus, if your valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, you will not be able to revoke the related consent to the proposed amendments described below. As of the date of this prospectus, there was approximately $11,893,352,000 aggregate principal amount at maturity of outstanding Old Notes.

Concurrently with the exchange offers, we are also soliciting consents from each holder of the Old Notes, on behalf of Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee, respectively, and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent, to certain proposed amendments (the “proposed amendments”) to each series of Old Notes to be governed by, as applicable:

•	a supplemental indenture to the indenture, dated as of August 1, 1982 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Kerr-McGee 1982 Old Notes Indenture”), among Kerr-McGee, Anadarko and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Citibank, N.A.), as trustee (the “1982 Trustee”), relating to the 7.125% Debentures due 2027;
•	a supplemental indenture to the indenture, dated as of March 1, 1995 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko 1995 Old Notes Indenture”), among Anadarko and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Chase Manhattan Bank, N.A.), as trustee (the “1995 Trustee”), relating to the 7.250% Debentures due 2025, the 7.250% Debentures due 2096 and the 7.730% Debentures due 2096;
•	a supplemental indenture to the indenture, dated as of March 27, 1996 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko HoldCo 1996 Old Notes Indenture”), among Anadarko HoldCo (as successor in interest to Union Pacific Resources Group Inc.) and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Chase Bank of Texas National Association), as trustee (the “1996 Trustee”), relating to the 7.500% Debentures due 2026, the 7.150% Debentures due 2028 and the 7.500% Debentures due 2096;
•	a supplemental indenture to the indenture, dated as of September 1, 1997 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko 1997 Old Notes Indenture”), among Anadarko and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Harris Trust and Savings Bank), as trustee (the “1997 Trustee”), relating to the 7.000% Debentures due 2027, the 6.625% Debentures due 2028 and the 7.200% Debentures due 2029;
•	a supplemental indenture to the indenture, dated as of April 13, 1999 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko HoldCo 1999 Old Notes Indenture” and, together with the Anadarko HoldCo 1996 Old Notes Indenture, the “Anadarko HoldCo Old Notes Indentures”), among Anadarko HoldCo (as successor in interest to Union Pacific Resources Group Inc.), the subsidiary co-issuers party hereto, Anadarko, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “1999 Trustee”), relating to the 7.950% Debentures due 2029;
•	a supplemental indenture to the indenture, dated as of April 26, 2001 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko Finance 2001 Old Notes Indenture”), among Anadarko Finance, Anadarko, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as trustee (the “2001 Anadarko Finance Trustee”), relating to the 7.500% Senior Notes due 2031;
•	a supplemental indenture to the indenture, dated as of August 1, 2001 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Kerr-McGee 2001 Old Notes Indenture” and, together with the Kerr-McGee 1982 Old Notes Indenture, the “Kerr-McGee Old Notes Indentures”), among Kerr-McGee, Anadarko, as guarantor, and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Citibank, N.A.), as trustee (the “2001 Kerr-McGee Trustee”), relating to the 6.950% Senior Notes due 2024 and the 7.875% Senior Notes due 2031; and

(continued from cover)

•	a supplemental indenture to the indenture, dated as of September 19, 2006 (as amended or supplemented prior to the date of execution of such supplemental indenture, the “Anadarko 2006 Old Notes Indenture”), among Anadarko and The Bank of New York Mellon Trust Company, N.A., (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “2006 Trustee”), relating to the 4.850% Senior Notes due 2021, the 3.450% Senior Notes due 2024, the 5.550% Senior Notes due 2026, the 6.450% Senior Notes due 2036, the Zero Coupon Notes, the 7.950% Senior Notes due 2039, the 6.200% Senior Notes due 2040, the 4.500% Senior Notes due 2044 and the 6.600% Senior Notes due 2046.

The Kerr-McGee 1982 Old Notes Indenture, Anadarko 1995 Old Notes Indenture, Anadarko HoldCo 1996 Old Notes Indenture, Anadarko 1997 Old Notes Indenture, Anadarko HoldCo 1999 Old Notes Indenture, Anadarko Finance 2001 Old Notes Indenture, Kerr-McGee 2001 Old Notes Indenture and Anadarko 2006 Old Notes Indenture are referred to collectively as the “Old Notes Indentures.” The 1982 Trustee, the 1995 Trustee, the 1996 Trustee, the 1997 Trustee, the 1999 Trustee, the 2001 Anadarko Finance Trustee, the 2001 Kerr-McGee Trustee and the 2006 Trustee are referred to collectively as the “Old Notes Trustees.”

You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver, where permitted, of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the completion of the merger, the satisfaction of the Requisite Consent Condition (as defined in “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations”) and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. We may, at our option, waive any such conditions at or by the Expiration Date, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

On May 9, 2019, we entered into an Agreement and Plan of Merger (the “merger agreement”), by and among us, Anadarko and Baseball Merger Sub 1, Inc., one of our indirect wholly-owned subsidiaries (“Merger Subsidiary”), pursuant to which, among other things and subject to the satisfaction or, where permitted, the waiver of certain conditions, Merger Subsidiary will merge with and into Anadarko, with Anadarko continuing as the surviving company and as our indirect wholly-owned subsidiary (the “merger”).

The merger is subject to customary closing conditions, including approval from Anadarko’s stockholders. Anadarko has scheduled a special meeting of its stockholders on August 8, 2019, to vote on the proposal necessary to approve the merger, and we currently expect the merger to be completed shortly thereafter. It is possible, however, that factors outside of our control could require us to complete the merger at a later time or not to complete it at all. See “Summary—The Merger” beginning on page 2 for more information.

We plan to issue the Oxy Notes promptly following the Expiration Date (the “Settlement Date”). The Old Notes are not, and the Oxy Notes will not be, listed on any securities exchange.

This investment involves risks. Prior to participating in any of the exchange offers and consenting to the proposed amendments, please see the section entitled “Risk Factors” beginning on page 27 of this prospectus for a discussion of the risks that you should consider. You also should read and carefully consider the risk factors contained in the documents that are incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of Occidental, Anadarko, Anadarko HoldCo, Andarko Finance, Kerr-McGee, the exchange agent (as defined herein), the information agent, the Old Notes Trustees, the Trustee (as defined below) or the dealer managers makes any recommendation as to whether holders of the Old Notes should exchange their notes in the exchange offers or deliver consents to the proposed amendments to the Old Notes Indentures.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent). See “Notices to Certain Non-U.S. Holders—Canada.”

The communication of this prospectus and any other document or materials relating to the issue of the Oxy Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000 (as amended, the “FSMA”). Accordingly, such documents and materials are not being distributed to, and must not be directed at, the general public in the United Kingdom. The communication of such documents and/or materials is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”)), or who fall within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the United Kingdom, this prospectus and the Oxy Notes offered hereby are only available to, and any investment or investment activity to which this prospectus and any other document or materials relating to the issue of the Oxy Notes offered hereby relates, will be engaged in only with, Relevant Persons. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus or any of its contents.

This prospectus and any other document or materials relating to the issue of the Oxy Notes offered hereby is not a prospectus for the purposes of the Prospectus Directive. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in any member state (“Member State”) of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive.

As a result of the merger, Anadarko will no longer be a publicly held company. Following the merger, Anadarko will file a Form 15 and the common stock will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, Anadarko will not file periodic reports or information with the U.S. Securities and Exchange Commission (the “SEC”) or, if the Requisite Consents (as defined below) for the 7.500% Senior Notes due 2031 are received, with any Old Notes Trustee (as defined below) or any holders of the Old Notes. Consequently, the liquidity, market value and price volatility of the Old Notes issued by Anadarko that remain outstanding after the completion of the exchange offers may be materially and adversely affected.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The Oxy Notes are not intended to be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Oxy Notes and otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to a retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II PRODUCT GOVERNANCE/TARGET MARKET—Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Oxy Notes has led to the conclusion that: (i) the target market for the Oxy Notes is eligible counterparties and professional clients only, each as defined in MiFID II and (ii) all channels for distribution of the Oxy Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Oxy Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Oxy Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

ABOUT THIS PROSPECTUS

References in this prospectus to “Occidental,” the “Company,” “we,” “us” and “our” refer to Occidental Petroleum Corporation and not to any of its subsidiaries, unless otherwise stated or the context so requires.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus. We and our subsidiaries and the dealer managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our and our subsidiaries’ affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our and our subsidiaries’ business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the SEC. Prior to making any decision with respect to the exchange offers and consent solicitations, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

References in this prospectus to “$” and “dollars” are to the currency of the United States.

To receive timely delivery of the documents prior to the Early Participation Date, you should make your request no later than          , 2019. To receive timely delivery of the documents prior to the Expiration Date, you should make your request no later than          , 2019.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of Occidental and Anadarko and the combined businesses of Occidental and Anadarko and certain plans and objectives of Occidental and Anadarko with respect thereto, including statements about the merger and the expected benefits of the merger. These statements may be made directly in this prospectus or may be incorporated by reference to other documents and may include statements for the period after completion of the merger. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “hope,” “aim,” “continue,” “will,” “may,” “would,” “could” or “should” or other words of similar meaning. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the following risks related to the merger and the financing transactions (as defined below):

•	the ability of Occidental and Anadarko to complete the merger, including approval by the Anadarko stockholders and to satisfy the other conditions to the closing of the merger on a timely basis or at all;
•	the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement, including under circumstances that might require Occidental to pay or cause to be paid a termination fee of $1 billion to Anadarko;
•	the possibility that the merger is delayed or does not occur;
•	Occidental’s ability to finance the merger, including completion of any contemplated debt financing or equity investment;
•	the possibility that the anticipated benefits from the merger cannot be realized in full or at all or may take longer to realize than expected, including risks associated with achieving expected synergies, cost savings, capital spending reductions and operating efficiencies from the merger;
•	risks relating to significant merger costs and/or unknown liabilities;
•	risks associated with third-party contracts containing change in control consent requirements and/or other provisions that may be triggered by the merger or the financing transactions;
•	risks associated with merger-related litigation or appraisal proceedings;
•	the ability of Occidental to retain and hire key personnel;
•	Occidental’s indebtedness and other payment obligations, including the substantial indebtedness Occidental expects to incur in connection with the merger and the need to generate sufficient cash flows to service and repay such debt and to pay dividends pursuant to the Berkshire Hathaway investment (as defined below); and
•	Occidental’s ability to consummate the Total transaction (as defined below), including the ability to receive the required regulatory approvals.

Such factors also include the following risks:

•	assumptions about the energy markets;
•	global and local commodity and commodity-futures pricing fluctuations;
•	supply and demand considerations for, and the prices of, our products or services;
•	unexpected changes in costs;
•	the regulatory approval environment;
•	our ability to successfully complete, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions;
•	risks associated with acquisitions, mergers and joint ventures, such as difficulties integrating businesses, uncertainty associated with financial projections, projected synergies, restructuring, increased costs and adverse tax consequences;
•	uncertainties and liabilities associated with acquired and divested properties and businesses;

•	uncertainties about the estimated quantities of oil, natural gas and natural gas liquids (“NGLs”) reserves;
•	lower-than-expected production from development projects or acquisitions;
•	exploration, drilling and other operational risks;
•	general economic conditions, domestically, internationally, or in the jurisdictions in which we are, or in the future, may be, doing business;
•	governmental actions and political conditions and events;
•	the regulatory approval environment, including our ability to timely obtain or maintain permits or other governmental approvals, including those necessary for drilling and/or development projects;
•	legislative or regulatory changes, including changes relating to hydraulic fracturing or other oil and natural gas operations; retroactive royalty or production tax regimes; deepwater and onshore drilling and permitting regulations; environmental regulation, including regulations related to climate change; environmental risks; and liability under international, provincial, federal, regional, state, tribal, local and foreign environmental laws and regulations;
•	litigation;
•	disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, security breaches, cyber-attacks or insurgent activity;
•	failure of risk management;
•	changes in state, federal, or foreign tax rates; and
•	other risk factors as detailed from time to time in Occidental’s and Anadarko’s reports filed with the SEC, including Occidental’s and Anadarko’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC, including the risks and uncertainties set forth in, or incorporated by reference into, this prospectus in the section entitled “Risk Factors.” See “Where You Can Find More Information.”

The forward-looking statements included or incorporated by reference herein reflect Occidental’s and Anadarko’s current views with respect to future events and are based on numerous assumptions and assessments made by Occidental and Anadarko in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Occidental’s and Anadarko’s plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that such expectations will prove to have been correct and you are therefore cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. Neither Occidental nor Anadarko assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Occidental and Anadarko file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website, which contains reports, proxy statements and other information regarding issuers, including Occidental and Anadarko, who file electronically with the SEC. The address of that site is www.sec.gov.

Occidental has filed with the SEC a registration statement on Form S-4 of which this prospectus forms a part. The registration statement registers the offer and sale of the Oxy Notes. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Occidental and Anadarko. The rules and regulations of the SEC allow Occidental to omit certain information included in the registration statement from this prospectus.

In addition, the SEC allows Occidental to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus as described below.

This prospectus incorporates by reference the documents listed below that Occidental and Anadarko have previously filed with the SEC. They contain important information about the companies and their financial condition.

Occidental SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2018;
•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and
•	Current reports on Form 8-K filed on April 24, 2019, May 3, 2019, May 6, 2019 (Film No.: 19798226), May 10, 2019 (Film Nos.: 19813015 and 19815863), July 15, 2019 and August 1, 2019 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

Anadarko SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2018;
•	Quarterly reports on Form 10-Q for the quarters ended March 31, 2019 and June 30, 2019; and
•	Current reports on Form 8-K filed on February 19, 2019, April 12, 2019, April 17, 2019, May 10, 2019 and May 15, 2019 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act).

In addition, Occidental incorporates by reference any future filings it or Anadarko may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the termination of the exchange offers and consent solicitations made hereby (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC’s website at the address indicated above, or from Occidental by requesting them in writing or by telephone as follows:

Occidental Petroleum Corporation
Attention: Corporate Secretary
5 Greenway Plaza, Suite 110
Houston, Texas 77046
Telephone: (713) 215-7000

These documents are available from Occidental without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. You can also find information about Occidental at our internet website at www.oxy.com. Information contained on this website does not constitute part of this prospectus.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the exchange offers and consent solicitations. You should carefully read this entire prospectus, including the section entitled “Risk Factors,” as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” Unless stated otherwise, all references in this prospectus to Occidental are to Occidental Petroleum Corporation and all references to Anadarko are to Anadarko Petroleum Corporation.

Occidental

Occidental is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s principal businesses consist of three segments as follows:

Oil and Gas—This segment explores for, develops and produces oil and condensate, NGLs and natural gas. Occidental’s oil and gas assets are located in some of the world’s highest-margin basins and are characterized by an advantaged mix of short- and long-cycle, high-return development opportunities. In the United States, Occidental holds a leading position in the Permian Basin. Other core operations are in the Middle East (Oman, United Arab Emirates and Qatar) and Latin America (Colombia).

Chemical (OxyChem)—This segment primarily manufactures and markets basic chemicals and vinyls. OxyChem is a leading North American manufacturer of PVC resins, chlorine and caustic soda – key building blocks of products such as pharmaceuticals, water treatment chemicals and durable, long-life plastics. OxyChem has manufacturing facilities in the United States, Canada and Latin America.

Midstream and Marketing—This segment purchases, markets, gathers, processes, transports and stores oil, condensate, NGL, natural gas, carbon dioxide and power. It also trades around its assets, including transportation and storage capacity, and invests in entities that conduct similar activities. Also within the midstream and marketing segment is Oxy Low Carbon Ventures (“OLCV”). OLCV seeks to capitalize on Occidental’s enhanced oil recovery leadership by developing carbon capture, utilization and storage projects that source anthropogenic carbon dioxide and promote innovative technologies that drive cost efficiencies and grow Occidental’s business while reducing emissions.

Occidental is incorporated in Delaware. Its principal executive offices are located at 5 Greenway Plaza, Suite 110, Houston, Texas 77046 and its telephone number is (713) 215-7000. Occidental’s website address is www.oxy.com. Information contained on Occidental’s website does not constitute part of this prospectus. Occidental’s common stock is publicly traded on the NYSE, under the ticker symbol “OXY.” Additional information about Occidental is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page iv.

Anadarko

Anadarko is among the world’s largest independent exploration and production companies, with approximately 1.5 billion barrels of oil equivalent (“BOE”) of proved reserves at December 31, 2018. Anadarko’s asset portfolio combines cash-generating conventional oil developments in the Gulf of Mexico, Algeria and Ghana with a large inventory of significant and proven high-growth unconventional resources in the U.S. onshore. Anadarko’s U.S. onshore assets include the Delaware and Denver-Julesburg basins and an emerging play in the Powder River basin. Anadarko’s asset portfolio also includes a world-class natural-gas discovery in Mozambique as well as other worldwide exploration and development opportunities.

Anadarko has two reporting segments as follows:

Exploration and Production—This segment is engaged in the exploration, development, production and sale of oil, natural gas and NGLs.

WES Midstream—This segment engages in gathering, processing, treating, and transporting Anadarko and third-party oil, natural gas and NGL production, as well as gathering and disposal of produced water. The WES Midstream segment consists of assets owned by Western Midstream Partners, LP.

Anadarko is incorporated in Delaware. Anadarko’s corporate headquarters is located at 1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046, and its telephone number is (832) 636-1000. Anadarko’s website address is www.anadarko.com. Information contained on Anadarko’s website does not constitute part of this prospectus. Anadarko’s common stock is publicly traded on the NYSE, under the ticker symbol “APC.” Additional information about Anadarko is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” beginning on page iv.

The Merger

On May 9, 2019, Occidental, Merger Subsidiary and Anadarko entered into the merger agreement, which provides that, upon the terms and subject to the conditions set forth therein, and in accordance with the Delaware General Corporation Law, Merger Subsidiary will merge with and into Anadarko, with Anadarko continuing as the surviving corporation and an indirect wholly-owned subsidiary of Occidental.

The completion of the merger remains subject to various conditions, including the approval of the merger agreement by Anadarko stockholders, the approval of the listing on the NYSE of the Occidental common stock to be issued in the merger and the absence of an injunction prohibiting the merger.

Anadarko has scheduled a special meeting of its stockholders on August 8, 2019, to vote on the proposal necessary to approve the merger, and we currently expect the merger to be completed shortly thereafter. It is possible, however, that factors outside of our control could require us to complete the merger at a later time or not to complete it at all.

Each exchange offer and consent solicitation is conditioned upon the completion of the merger prior to the Settlement Date, which condition may not be waived by Occidental. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive the Oxy Notes and cash consideration and participating holders will not be able to effect transfers of their Old Notes tendered unless they are first validly withdrawn. The merger is not conditioned on the completion of any of the exchange offers, the consent solicitations or the financing transactions (as defined below).

On April 30, 2019, Occidental and Berkshire Hathaway Inc. (“Berkshire Hathaway”) entered into a securities purchase agreement, pursuant to which Berkshire Hathaway agreed to purchase newly issued Occidental preferred stock (the “series A preferred stock”) and a warrant to purchase Occidental common stock for an aggregate purchase price of $10 billion in cash (the “Berkshire Hathaway investment”), the proceeds of which will be used to partially finance the merger and pay related fees and expenses.

On June 3, 2019, Occidental entered into an $8.8 billion term loan credit agreement (the “term loan agreement”) with Citibank, N.A., as administrative agent, and certain financial institutions party thereto, as lenders (the “term loan lenders”), pursuant to which, subject to the terms and conditions set forth therein, the term loan lenders committed to provide (i) a 364-day senior unsecured term loan facility in an aggregate principal amount of up to $4.4 billion and (ii) a two-year senior unsecured term loan facility in an aggregate principal amount of up to $4.4 billion, the proceeds of which will be used to partially finance the merger and pay related fees and expenses.

Also on June 3, 2019, Occidental entered into an amendment to its existing $3.0 billion revolving credit facility pursuant to which, among other things, the commitments under the revolving credit facility will be increased by an additional $2.0 billion, to $5.0 billion (the “Revolver Upsize”), contingent upon the completion of the merger.

Also in connection with the merger agreement, Occidental has obtained commitments from affiliates of the dealer managers and other financial institutions to provide a 364-day senior unsecured bridge loan facility (the “bridge facility”) in an aggregate principal amount of up to $13.0 billion. Such commitments will be reduced to the extent that Occidental obtains certain other debt financing or debt financing commitments, completes certain issuances of equity, equity-linked or hybrid debt-equity securities, including the new notes issuance, or completes certain asset sales (subject to customary reinvestment rights), including asset sales pursuant to the Total transaction (as described below).

In addition to the exchange offers and the consent solicitations, we anticipate issuing senior unsecured capital markets indebtedness in an offering yielding gross proceeds intended to be used to finance the merger (the “new notes issuance”). The new notes issuance is not subject to any conditions except those described in the prospectus supplement pertaining to such issuance. If and to the extent we do not issue a sufficient amount of notes pursuant to the new notes issuance or obtain other debt or equity financing at or prior to the closing date of the merger, we expect to borrow under the bridge facility to partially finance the merger.

In addition, on May 3, 2019, Occidental and TOTAL S.A. (“Total”) entered into a binding memorandum of understanding, pursuant to which Occidental has agreed to sell to Total all of the assets, liabilities, businesses and operations of Anadarko in Algeria, Ghana, Mozambique and South Africa for $8.8 billion in cash, on a cash-free, debt-free basis (the “Total transaction”). Occidental anticipates using the proceeds from the Total transaction, net of a $0.8 billion anticipated transfer tax liability, together with cash from other sources, to repay in full any indebtedness incurred under the term loan agreement (the “Term loan refinancing”).

Each of the Berkshire Hathaway investment, the Total transaction, the borrowing of loans under the term loan agreement and the Revolver Upsize (collectively, with the new notes issuance and the Term loan refinancing, the “financing transactions”) is subject to certain conditions, including, in each case, the completion of the merger (or, in the case of the new notes issuance, a special mandatory redemption provision). None of the financing transactions is contingent on the completion of the exchange offers or the consent solicitations, and none of the exchange offers or consent solicitations is conditioned on the completion of any financing transaction.

Questions and Answers about the Exchange Offers and Consent Solicitations

Q:	Why is Occidental making the exchange offers and consent solicitations?
A:	Occidental is conducting the exchange offers to simplify its capital structure and to give existing holders of the Old Notes the option to obtain securities issued by Occidental, which will be pari passu with Occidental’s other unsecured and unsubordinated debt securities. Occidental is conducting the consent solicitations to ease administration of Occidental’s indebtedness.
Q:	What will I receive if I tender my Old Notes in the exchange offers and consent solicitations?
A:	Subject to the conditions described in this prospectus, each Old Note that is validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, and not validly withdrawn, will be eligible to receive an Oxy Note of the applicable series (as designated in the table below), which will accrue interest at the same annual interest rate, have the same interest payment dates, same optional redemption prices (subject to certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance) and same maturity date as the Old Note for which it was exchanged.

Specifically, (a) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration, which consists of $1,000 principal amount of Oxy Notes (including the Early Participation Premium, which consists of $30 principal amount of Oxy Notes) and a cash amount of $1.00, and (b) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which consists of $970 principal amount of Oxy Notes and a cash amount of $1.00. For the avoidance of doubt, the $1.00 cash amount for the series of Old Zero Coupon Notes will be paid based on the aggregate principal amount (or accreted value) as of the Settlement Date of such Old Zero Coupon Notes validly tendered.

The Oxy Notes will be issued under and governed by the terms of an indenture (the “Indenture”), to be dated no later than the Settlement Date, with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as described under “Description of the Oxy Notes.”

The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the following Oxy Notes (collectively, the “Oxy $1,000 Denomination Notes”), which will only be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof:

•	the 6.950% Senior Notes due 2024;
•	the 7.250% Debentures due 2025;
•	the 7.500% Debentures due 2026;
•	the 7.000% Debentures due 2027;
•	the 7.125% Debentures due 2027;
•	the 7.150% Debentures due 2028;
•	the 6.625% Debentures due 2028;
•	the 7.200% Debentures due 2029;
•	the 7.950% Debentures due 2029;
•	the 7.500% Senior Notes due 2031;
•	the 7.875% Senior Notes due 2031;
•	the 7.250% Debentures due 2096;
•	the 7.730% Debentures due 2096; and
•	the 7.500% Debentures due 2096.

See “Description of the Oxy Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination. We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination. If we would be required to issue an Oxy Note in a denomination other than $2,000 or an integral multiple of $1,000 in excess thereof, or, in the case of the Oxy $1,000 Denomination Notes, in a denomination other than $1,000 or an integral multiple of $1,000 in excess thereof, we will, in lieu of such issuance, issue to such holder an Oxy Note in a principal amount (or, in the case of the Zero Coupon Notes, in a principal amount at maturity) that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination and pay a cash amount equal to:

•	the difference between (i) the principal amount of the Oxy Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the Oxy Note actually issued in accordance with this paragraph; plus
•	accrued and unpaid interest, if any, on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by The Depository Trust Company (“DTC”) to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Occidental be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent). See “Notices to Certain Non-U.S. Holders—Canada.”

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive.

Except as otherwise set forth above, instead of receiving a payment for accrued interest on the Old Notes that you exchange, the Oxy Notes you receive in exchange for those Old Notes will accrue interest from (and including) the most recent interest payment date on those Old Notes. Except as otherwise set forth above, no accrued but unpaid interest will be paid with respect to Old Notes tendered for exchange.

You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the applicable Old Notes Indenture under which those notes were issued with respect to that specific series, as further described under “The Proposed Amendments.” You may revoke your consent to the proposed amendments at any time prior to the Consent Revocation Deadline by withdrawing the Old Notes you have tendered prior to the Consent Revocation Deadline but you will not be able to revoke your consent after the Consent Revocation Deadline, as further described in this prospectus.

Title of Series of Notes Issued by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, to be Exchanged (collectively, the “Old Notes”)	Title of Series of Notes to be Issued by Occidental (collectively, the “Oxy Notes”)
4.850% Senior Notes due 2021	4.850% Senior Notes due 2021
3.450% Senior Notes due 2024	3.450% Senior Notes due 2024
6.950% Senior Notes due 2024	6.950% Senior Notes due 2024
7.250% Debentures due 2025	7.250% Debentures due 2025
5.550% Senior Notes due 2026	5.550% Senior Notes due 2026
7.500% Debentures due 2026	7.500% Debentures due 2026
7.000% Debentures due 2027	7.000% Debentures due 2027
7.125% Debentures due 2027	7.125% Debentures due 2027
7.150% Debentures due 2028	7.150% Debentures due 2028
6.625% Debentures due 2028	6.625% Debentures due 2028
7.200% Debentures due 2029	7.200% Debentures due 2029
7.950% Debentures due 2029	7.950% Debentures due 2029
7.500% Senior Notes due 2031	7.500% Senior Notes due 2031
7.875% Senior Notes due 2031	7.875% Senior Notes due 2031
6.450% Senior Notes due 2036	6.450% Senior Notes due 2036
Zero Coupon Senior Notes due 2036	Zero Coupon Senior Notes due 2036
7.950% Senior Notes due 2039	7.950% Senior Notes due 2039
6.200% Senior Notes due 2040	6.200% Senior Notes due 2040
4.500% Senior Notes due 2044	4.500% Senior Notes due 2044
6.600% Senior Notes due 2046	6.600% Senior Notes due 2046
7.250% Debentures due 2096	7.250% Debentures due 2096
7.730% Debentures due 2096	7.730% Debentures due 2096
7.500% Debentures due 2096	7.500% Debentures due 2096
Q:	What are the proposed amendments to the Old Notes Indentures?
A:	The proposed amendments will, among other things, eliminate substantially all of the restrictive covenants in the Old Notes Indentures and eliminate the payment cross-default Events of Default in the Anadarko 1995 Old Notes Indenture, Anadarko 1997 Old Notes Indenture, Anadarko Finance 2001 Old Notes Indenture and Anadarko 2006 Old Notes Indenture.

If the Requisite Consent Condition has been satisfied on or prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below under the Old Notes Indentures will be deleted in its entirety unless otherwise indicated:

•	Modifications and Deletions to the Kerr-McGee 1982 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);

○	Section 307 (“Temporary Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 704 (“Reports by Company”) (modified so that Kerr-McGee is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions”) (modified to remove the restriction on selling or conveying all or substantially all of Kerr-McGee’s assets, to remove the requirement that the surviving entity be a corporation and to remove the absence of default condition);
○	Section 802 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 801);
○	Section 803 (“Securities to be Secured in Certain Events”);
○	Section 805 (“Limitation on Lease of Properties as an Entirety”);
○	Section 1004 (“Payment of Taxes and Other Claims”);
○	Section 1005 (“Maintenance of Principal Properties”);
○	Section 1007 (“Corporate Existence”);
○	Section 1008 (“Limitation on Secured Debt”);
○	Section 1009 (“Limitation on Sales and Leasebacks”); and
○	Section 1506 (“When Parent Guarantor May Consolidate or Merge”) (modified to remove the absence of default condition and to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction).
•	Modifications and Deletions to the Anadarko 1995 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $10,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing all or substantially all of Anadarko’s assets, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).
•	Modifications and Deletions to the Anadarko HoldCo 1996 Old Notes Indenture:

○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 704 (“Reports by the Company”) (modified so that Anadarko HoldCo is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, etc., only on Certain Terms”) (modified to remove the restriction on conveying or transferring Anadarko HoldCo’s properties or assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Corporation Substituted”) (modified to conform to changes made to Section 801);
○	Section 1005 (“Corporate Existence”);
○	Section 1006 (“Limitation on Liens and Sale Leaseback Transactions”); and
○	Section 1007 (“Limitation on Transfers of Principal Properties to Unrestricted Subsidiaries”).
•	Modifications and Deletions to the Anadarko 1997 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $10,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing Anadarko’s properties and assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).
•	Modifications and Deletions to the Anadarko HoldCo 1999 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);

○	Section 704 (“Reports by Issuers and the Guarantor”) (modified so that Anadarko HoldCo is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, etc. only on Certain Terms”) (modified to remove the restriction on conveying or transferring Anadarko HoldCo’s properties or assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Subsidiary Issuers May Consolidate, etc. only on Certain Terms”);
○	Section 803 (“Successor Corporation Substituted”) (modified to conform to changes made to Section 801);
○	Section 1005 (“Corporate Existence”);
○	Section 1006 (“Limitation on Liens and Sale Leaseback Transactions”); and
○	Section 1007 (“Limitation on Transfers of Principal Properties to Unrestricted Subsidiaries”).
•	Modifications and Deletions to the Anadarko Finance 2001 Old Notes Indenture:
○	Section 1.01 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 2.07 (“Certificated Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 3.03 (“SEC Reports; Financial Statements”) (modified so that Anadarko Finance is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 3.04(b) (“Compliance Certificate”);
○	Section 3.05 (“Corporate Existence”);
○	Section 3.07 (“Limitation on Liens”);
○	Section 4.01 (“Limitation on Mergers and Consolidations”) (modified to remove (i) the restriction on the conveyance, transfer or lease of Anadarko Finance’s properties and assets substantially as an entirety to any person, (ii) the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction, (iii) the absence of default condition, (iv) the restriction on the conveyance, transfer or lease of the Guarantor’s properties and assets substantially as an entirety to any person, (v) the requirement that the surviving entity of a merger of the Guarantor be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and (vi) the absence of default condition upon a merger of the Guarantor);
○	Section 4.02 (“Successors Substituted”) (modified to conform to changes made to Section 4.01);
○	Section 5.01(4) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $25,000,000 or more)); and
○	Section 6.02 (“Rights of Trustees”) (modified to provide that the Trustee shall not be deemed to have notice of a Default without actual knowledge or written notice).
•	Modifications and Deletions to the Kerr-McGee 2001 Old Notes Indenture:

○	Section 1.01 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 3.07 (“Temporary Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 7.04 (“Reports by Company”) (modified so that Kerr-McGee is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 8.01 (“Consolidation and Mergers of Company and Conveyances Permitted Subject to Certain Conditions”) (modified to remove the restriction on selling or conveying of all or substantially all of Kerr-McGee’s assets, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 8.02 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 8.01);
○	Section 8.03 (“Securities to be Secured in Certain Events”);
○	Section 8.05 (“Limitation on Lease of Properties as an Entirety”);
○	Section 8.06 (“When Guarantors May Consolidate or Merge”) (modified to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 10.04 (“Payment of Taxes and Other Claims”);
○	Section 10.05 (“Maintenance of Principal Properties”);
○	Section 10.06 (“Statement as to Default”) (modified to remove the requirement to deliver an Officers’ Certificate in respect of an Event of Default);
○	Section 10.07 (“Corporate Existence”);
○	Section 10.08 (“Limitation on Secured Debt”);
○	Section 10.09 (“Limitation on Sales and Leasebacks”); and
○	Section 16.06 (“When Parent Guarantor May Consolidate or Merge”) (modified to remove the absence of default condition to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction).
•	Modifications and Deletions to the Anadarko 2006 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $100,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);

○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing all or substantially all of Anadarko’s properties or assets, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction, to remove the absence of default condition and to remove the requirement to secure the Securities ratably if a non-permitted Mortgage is assumed);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).

Conforming changes, etc.: The proposed amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

The deletion or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee and their respective subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Description of the Differences between the Oxy Notes and the Old Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the Oxy Notes.”

Q:	What are the consequences of not participating in the exchange offers and consent solicitations prior to the Early Participation Date?
A:	Holders that fail to validly tender their Old Notes prior to the Early Participation Date but who do so prior to the Expiration Date and do not validly withdraw their Old Notes before the Expiration Date will receive the Exchange Consideration, which consists of $970 principal amount of Oxy Notes and a cash amount of $1.00, in each case per $1,000 of Old Notes tendered, but not the Early Participation Premium, which would consist of an additional $30 principal amount of Oxy Notes per $1,000 of Old Notes tendered. For the avoidance of doubt, the $1.00 cash amount for the series of Old Zero Coupon Notes will be paid based on the aggregate principal amount (or accreted value) as of the Settlement Date of such Old Zero Coupon Notes validly tendered. If you validly tender Old Notes prior to the Early Participation Date, you may validly withdraw your tender any time before the Expiration Date, but you will not be eligible to receive the Early Participation Premium unless you validly re-tender before the Early Participation Date.

Upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents, it is anticipated that Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee, respectively, and the applicable Old Notes Trustee, will execute a supplemental indenture with respect to each affected series of Old Notes that will, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, effectuate the proposed amendments to the applicable Old Notes Indenture with effect from the Settlement Date.

Q:	What are the consequences of not participating in the exchange offers and consent solicitations at all?
A:	If you do not exchange your Old Notes for Oxy Notes in the exchange offers, following the completion of the merger you will remain a creditor of Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and will not become a creditor of Occidental. In addition, if the Requisite Consents applicable to a series of Old Notes are obtained (and the proposed amendments to such series of Old Notes become effective), such amendments will apply to all Old Notes of such series that are not exchanged in the applicable exchange offer, even though the remaining holders of such Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes.

Additionally, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading market of any remaining Old Notes more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes.”

Q:	How do the Old Notes differ from the Oxy Notes to be issued in the exchange offers?
A:	The Old Notes are the obligations solely of Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and the guarantor under the applicable Old Notes, and are governed by the applicable Old Notes Indenture. The Oxy Notes will be the obligations solely of Occidental and will be governed by our Indenture. See “Description of the Differences between the Oxy Notes and the Old Notes.”
Q:	What is the ranking of the Oxy Notes?
A:	The Oxy Notes will be unsecured and unsubordinated obligations of Occidental and will rank equally with all other unsecured and unsubordinated indebtedness of Occidental issued from time to time. As of June 30, 2019, after giving effect to the merger, the financing transactions (including the application of proceeds therefrom) (collectively, the “Transactions”) and assuming 100% participation in the exchange offers, we would have had approximately $ billion aggregate principal amount of outstanding indebtedness, none of which would have been secured indebtedness. As of June 30, 2019, after giving effect to the Transactions other than the Total transaction and the Term loan refinancing and assuming 100% participation in the exchange offers, we would have had approximately $ billion aggregate principal amount of outstanding indebtedness, none of which would have been secured indebtedness.

The Oxy Notes offered will be structurally subordinated to all existing and future obligations of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of June 30, 2019, after giving effect to the Transactions and assuming 100% participation in the exchange offers, our consolidated subsidiaries (including Anadarko and its subsidiaries) would have total liabilities, including trade payables (but excluding intercompany liabilities) of approximately $          billion. See “Risk Factors—Risks Relating to the Oxy Notes—Occidental will incur a substantial amount of indebtedness and other payment obligations in connection with the exchange offers and the other financing transactions.”

Q:	What consents are required to effect the proposed amendments to the Old Notes Indentures and consummate the exchange offers?
A:	In order for the proposed amendments to an Old Notes Indenture to become effective with respect to a series of Old Notes, the Requisite Consents with respect to such series of Old Notes must be received prior to the Expiration Date. The Requisite Consents are set forth in the table beginning on page 66 of this prospectus.

If the Requisite Consent Condition is not satisfied but is waived, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received.

Q:	May I tender Old Notes in the exchange offers without delivering a consent in the consent solicitations?
A:	No. By tendering your Old Notes for exchange, you will be deemed to have validly delivered your consent to the proposed amendments to the Old Notes Indentures with respect to that specific series, as further described under “The Proposed Amendments.” You may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

Q:	May I deliver a consent in the consent solicitations without tendering my Old Notes in the exchange offers?
A:	No. You may not consent to the proposed amendments to the applicable Old Notes Indenture and the Old Notes without tendering your Old Notes in the applicable exchange offer.
Q:	Can I revoke my consent to the proposed amendments to the Old Notes Indentures without withdrawing my Old Notes?
A:	No. You may revoke your consent to the proposed amendments only by withdrawing the related Old Notes you have tendered. If the valid withdrawal of your tendered Old Notes occurs prior to the Consent Revocation Deadline, your consent to the proposed amendments will also be revoked. If the valid withdrawal of your tendered Old Notes occurs after the Consent Revocation Deadline, then, as described in this prospectus, you will not be able to revoke the related consent to the proposed amendments.
Q:	What are the conditions to the exchange offers?
A:	The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the completion of the merger, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. We may, at our option waive any such conditions at or by the Expiration Date, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date. For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Q:	Will Occidental accept all tenders of Old Notes?
A:	Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers, we will accept for exchange any and all Old Notes that (i) have been validly tendered in the exchange offers before the Expiration Date and (ii) have not been validly withdrawn before the Expiration Date; provided that we will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination of such Oxy Notes. The Old Notes may be tendered (and corresponding consents given) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than with respect to the following Old Notes (collectively, the “Old $1,000 Denomination Notes”), which may be tendered (and corresponding consents given) only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof:
•	the 6.950% Senior Notes due 2024;
•	the 7.250% Debentures due 2025;
•	the 7.500% Debentures due 2026;
•	the 7.000% Debentures due 2027;
•	the 7.125% Debentures due 2027;
•	the 7.150% Debentures due 2028;
•	the 6.625% Debentures due 2028;
•	the 7.200% Debentures due 2029;
•	the 7.950% Debentures due 2029;
•	the 7.500% Senior Notes due 2031;
•	the 7.875% Senior Notes due 2031;
•	the 7.250% Debentures due 2096;
•	the 7.730% Debentures due 2096; and
•	the 7.500% Debentures due 2096.
Q:	What will Occidental do with the Old Notes accepted for exchange in the exchange offers?
A:	We may exchange the Old Notes accepted in the exchange offers for certificated notes registered in our name and contribute or otherwise transfer such Old Notes (including to one or more of our subsidiaries, including, after the merger, Anadarko), cancel or retire such Old Notes, or take some combination of these actions, in each case at our election.
Q:	When will Occidental issue the Oxy Notes and pay the cash consideration?
A:	Assuming the conditions to the exchange offers are satisfied (including (i) that the registration statement of which this prospectus forms a part has been declared effective and remains effective on the Settlement Date (ii) the completion of the merger) or, where permitted, waived, Occidental will issue the Oxy Notes as global notes in book-entry form and pay the cash consideration promptly following the Expiration Date (the “Settlement Date”).
Q:	When will the proposed amendments to the Old Notes Indentures become effective?
A:	We expect that the supplemental indentures for the proposed amendments to the Old Notes Indentures will be duly executed and delivered upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents. The proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer.
Q:	When will the exchange offers expire?
A:	Each exchange offer will expire at 5:00 p.m., New York City time, on , 2019, unless we extend the applicable exchange offer, in which case the Expiration Date will be the latest date and time to which the exchange offer is extended. See “The Exchange Offers and Consent Solicitations—Expiration Date; Extensions; Amendments.”

Q:	Can I withdraw after I tender my Old Notes and deliver my consent?
A:	Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Q:	How do I exchange my Old Notes if I am a beneficial owner of Old Notes held in definitive, certificated form by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Old Notes for me?
A:	Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

If any Old Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes—Old Notes Held Through a Nominee by a Beneficial Owner.”

Q:	Will I have to pay any fees or commissions if I tender my Old Notes for exchange in the exchange offers?
A:	You will not be required to pay any fees or commissions to Occidental, the dealer managers, the exchange agent or the information agent in connection with the exchange offers. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your Old Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.
Q:	Will the Oxy Notes be eligible for listing on an exchange?
A:	The Oxy Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the Oxy Notes.

Q:	Is any recommendation being made with respect to the exchange offers and consent solicitations?
A:	None of Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, the dealer managers, the exchange agent, the information agent or the trustees under the Old Notes Indentures or our Indenture makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of the Old Notes should tender or refrain from tendering all or any portion of that holder’s Old Notes (and in so doing, consent to the proposed amendments to the Old Notes Indentures), and no one has been authorized by any of them to make such a recommendation.
Q:	To whom should I direct any questions?
A:	Questions concerning the terms of the exchange offers or the consent solicitations for the Old Notes should be directed to the following dealer managers:
BofA Merrill Lynch 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Toll Free: (888) 292-0070 Collect: (980) 683-3215 Attention: Liability Management Group	Citigroup 388 Greenwich Street, 7th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attention: Liability Management Group

J.P. Morgan 383 Madison Avenue New York, New York 10179 Toll Free: (866) 834-4666 Collect: (212) 834-3424 Attention: Liability Management Group	Wells Fargo Securities 550 South Tryon Street Charlotte, North Carolina 28202 Toll Free: (866) 309-6316 Collect: (704) 410-4756 Attention: Liability Management Group

Questions concerning tender procedures for the Old Notes and requests for additional copies of this prospectus should be directed to the following information agent:

Global Bondholder Services Corporation
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions
Bank and Brokers Call Collect: (212) 430-3774
All Others, Please Call Toll-Free: (866) 470-3900
contact@gbsc-usa.com

Amendments and Supplements

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained herein. You should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein and therein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

No Appraisal or Dissenter’s Rights

Holders of the Old Notes do not have any appraisal rights or dissenters’ rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitation—Absence of Dissenter’s Rights.”

Risk Factors

An investment in the Oxy Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 27.

The Exchange Offers and Consent Solicitations

Offeror	Occidental Petroleum Corporation
The Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus and the related letter of transmittal and consent, Occidental is offering to exchange any and all outstanding Old Notes of each series listed on the front cover of this prospectus for (i) newly issued Oxy Notes of a series with identical interest rates, interest payment dates, maturity dates and optional redemption prices (subject to certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance) as the corresponding series of Old Notes and (ii) cash. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Exchange Offers Independent of One Another
Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations, and we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The Consent Solicitations
Occidental is soliciting consents to the proposed amendments of the Old Notes Indentures from holders of the Old Notes, on behalf of Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee, as applicable, and upon the terms and conditions set forth in this prospectus and the related letter of transmittal and consent. You may not tender your Old Notes for exchange without delivering a consent to the proposed amendments of the Old Notes Indenture under which the respective series of Old Notes was issued and you may not deliver consents in the consent solicitations with respect to your Old Notes without tendering such Old Notes. See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

The Proposed Amendments
The proposed amendments, if effected, will, among other things, eliminate substantially all of the restrictive covenants in the Old Notes Indentures and eliminate the payment cross-default Events of Default in the Anadarko 1995 Old Notes Indenture, Anadarko 1997 Old Notes Indenture, Anadarko Finance 2001 Old Notes Indenture and Anadarko 2006 Old Notes Indenture.

Requisite Consents
Each exchange offer is conditioned upon the receipt of the Requisite Consents applicable to the related series of Old Notes, as well as the satisfaction or the waiver of the Requisite Consent Condition. The Requisite Consents are set forth in the table beginning on page 66 of this prospectus.

See “The Exchange Offers and Consent Solicitations—Terms of the Exchange Offers and Consent Solicitations.”

Offeror	Occidental Petroleum Corporation
Procedures for Participation in the Exchange Offers and Consent Solicitations
If you wish to participate in an exchange offer and consent solicitation, you must cause the book-entry transfer of your Old Notes to the exchange agent’s account at DTC and the exchange agent must receive a confirmation of book-entry transfer as follows:

• a completed letter of transmittal and consent; or

• an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the letter of transmittal and consent.

See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes.”

Additionally, in order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent). See “Notices to Certain Non-U.S. Holders—Canada.”

No Guaranteed Delivery Procedures
No guaranteed delivery procedures are available in connection with the exchange offers and consent solicitations. You must tender your Old Notes and deliver your consents by the Expiration Date in order to participate in the exchange offers and consent solicitations.

Total Consideration; Early Participation Premium prior to the Early Participation Date
In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to the Early Participation Date and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000 principal amount of Oxy Notes and a cash amount of $1.00. In exchange for each $1,000 amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date and not validly withdrawn, holders will receive only the Exchange Consideration, which equals the Total Consideration less the Early Participation Premium of $30 principal amount of Oxy Notes and therefore consists of $970 principal amount of Oxy Notes and a cash amount of $1.00. For the avoidance of doubt, the $1.00 cash amount for the series of Old Zero Coupon Notes will be paid based on the aggregate principal amount (or accreted value as of the Settlement Date) of such Old Zero Coupon Notes validly tendered.

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the exchange offers. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive.

Offeror	Occidental Petroleum Corporation
Expiration Date
Each of the exchange offers and consent solicitations will expire at 5:00 p.m., New York City time, on          , 2019, or a later date and time to which Occidental extends such expiration with respect to one or more series of Old Notes, including in connection with any delay in the completion of the merger upon which the exchange offers and consent solicitations are conditioned.

Withdrawal and Revocation
Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and such consents will continue to be deemed delivered.

Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Old Notes tendered pursuant to that exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations—Withdrawal of Tenders and Revocation of Corresponding Consents.”

Conditions
The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, (i) the completion of the merger, (ii) the satisfaction of the Requisite Consent Condition and (iii) the registration statement of which this prospectus forms a part having been declared effective by the SEC and remaining effective on the Settlement Date. We may, at our option, waive any such conditions at or by the Expiration Date, except (A) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (B) the condition that the merger has been completed or will be completed by the Settlement Date.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

Offeror	Occidental Petroleum Corporation

For information about other conditions to our obligations to complete the exchange offers, see “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations.”

Acceptance of Old Notes and Consents and Delivery of Oxy Notes
You may not consent to the proposed amendments to any Old Notes Indenture without tendering your Old Notes in the applicable exchange offer, and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

Subject to the satisfaction or, where permitted, the waiver of the conditions to the exchange offers and consent solicitations, Occidental will accept for exchange any and all Old Notes that are validly tendered prior to the Expiration Date and not validly withdrawn; provided that we will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination of such Oxy Notes. The Old Notes may therefore be tendered (and corresponding consents given) only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, other than the Old $1,000 Denomination Notes, which may be tendered (and corresponding consent given) only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Occidental will also accept all consents that are validly delivered prior to the Expiration Date and not validly revoked.

The Oxy Notes issued pursuant to the exchange offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Date. See “The Exchange Offers and Consent Solicitations—Acceptance of Old Notes for Exchange; Oxy Notes; Effectiveness of Proposed Amendments.”

U.S. Federal Income Tax Considerations
Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Consequences.”

Consequences of Not Exchanging Old Notes for Oxy Notes
If you do not exchange your Old Notes for Oxy Notes in the exchange offers, you will remain a creditor of Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and will not become a creditor of Occidental. In addition, if the proposed amendments to the Old Notes Indentures have become effective, the amendments will apply to all Old Notes that are not acquired in the exchange offers, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes.

Offeror	Occidental Petroleum Corporation

The trading market for any remaining Old Notes may also be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not tendered and accepted more volatile.

As a consequence of any or all of the foregoing, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not tendered and accepted in the applicable exchange offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—If an active trading market does not develop for the notes, you may be unable to sell your notes or to sell your notes at a price that you deem sufficient.”

Use of Proceeds
We will not receive any cash proceeds from the exchange offers. We may exchange the Old Notes accepted in the exchange offers for certificated notes registered in our name and contribute or otherwise transfer such Old Notes (including to one or more of our subsidiaries, including, after the merger, Anadarko), cancel or retire such Old Notes, or take some combination of these actions, in each case at our election.

Exchange Agents, Information Agents and Dealer Managers
Global Bondholder Services Corporation (“GBSC”) is serving as the exchange agent and information agent for the exchange offers and consent solicitations for the Old Notes (as the “exchange agent” and the “information agent”).

BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are serving as the dealer managers for the exchange offers for Old Notes.

The address and telephone numbers of the dealer managers are set forth on the back cover of this prospectus.

We have other business relationships with the dealer managers, as described in “The Exchange Offers and Consent Solicitations—Dealer Managers.”

No Recommendation
None of Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, the dealer managers, the information agent, the exchange agent or the trustees under the Old Notes Indentures or our Indenture makes any recommendation in connection with the exchange offers or consent solicitations as to whether any holder of the Old Notes should tender or refrain from tendering all or any portion of that holder’s Old Notes (and in so doing, consent to the adoption of the proposed amendments to the Old Notes Indentures), and no one has been authorized by any of them to make such a recommendation.

Risk Factors	For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 27 of this prospectus.

Offeror	Occidental Petroleum Corporation
Further Information
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus and the letter of transmittal and consent should be directed to the exchange agent at the address and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and therein and the additional information described under “Where You Can Find More Information.”

Corporate Structure

The following diagram depicts (on a condensed basis) our anticipated corporate structure after giving effect to the Transactions and assumes 100% participation in the exchange offers:

(1)	As of June 30, 2019, unaudited pro forma financial statements.
(2)	Comprised of (i) $ billion aggregate principal amount of notes issued in the notes issuance, (ii) $11.9 aggregate principal amount at maturity of Oxy Notes issued hereunder (assuming 100% participation) and (iii) $10.4 billion aggregate principal amount of existing senior notes as of June 30, 2019.
(3)	As of June 30, 2019, we had no borrowings outstanding under our revolving credit facility and $3.0 billion of unused borrowing capacity. Upon completion of the merger and effectiveness of the Revolver Upsize, the commitments under our revolving credit facility will be increased to $5.0 billion.
(4)	Western Midstream Partners, LP (“WES”) is a publicly traded limited partnership. As of June 30, 2019, Anadarko had full operational control of WES and held approximately 55.5% of the limited partnership interests of WES and the entire non-economic general partner interest. Western Midstream Operating, LP, a subsidiary of WES, currently has approximately $7.5 billion aggregate principal amount of indebtedness outstanding. This indebtedness is expected to be reflected in Occidental's consolidated financial statements, but will not be guaranteed by Occidental or any of its other subsidiaries.

The Oxy Notes

The following summary contains basic information about the Oxy Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the Oxy Notes, see “Description of the Oxy Notes.”

Issuer	Occidental Petroleum Corporation.
Securities Offered	We are offering up to $11,893,352,000 aggregate principal amount at maturity of Oxy Notes of the following series:

Title of Oxy Notes
	1.	$677,035,000 aggregate principal amount of 4.850% Senior Notes due 2021
	2.	$247,965,000 aggregate principal amount of 3.450% Senior Notes due 2024
	3.	$650,000,000 aggregate principal amount of 6.950% Senior Notes due 2024
	4.	$310,000 aggregate principal amount of 7.250% Debentures due 2025
	5.	$1,100,000,000 aggregate principal amount of 5.550% Senior Notes due 2026
	6.	$111,856,000 aggregate principal amount of 7.500% Debentures due 2026
	7.	$47,750,000 aggregate principal amount of 7.000% Debentures due 2027
	8.	$150,000,000 aggregate principal amount of 7.125% Debentures due 2027
	9.	$235,133,000 aggregate principal amount of 7.150% Debentures due 2028
	10.	$14,153,000 aggregate principal amount of 6.625% Debentures due 2028
	11.	$135,005,000 aggregate principal amount of 7.200% Debentures due 2029
	12.	$116,275,000 aggregate principal amount of 7.950% Debentures due 2029
	13.	$900,000,000 aggregate principal amount of 7.500% Senior Notes due 2031
	14.	$500,000,000 aggregate principal amount of 7.875% Senior Notes due 2031
	15.	$1,750,000,000 aggregate principal amount of 6.450% Senior Notes due 2036
	16.	$2,270,600,000 aggregate principal amount at maturity of Zero Coupon Senior Notes due 2036
	17.	$325,000,000 aggregate principal amount of 7.950% Senior Notes due 2039
	18.	$750,000,000 aggregate principal amount of 6.200% Senior Notes due 2040
	19.	$625,000,000 aggregate principal amount of 4.500% Senior Notes due 2044
	20.	$1,100,000,000 aggregate principal amount of 6.600% Senior Notes due 2046
	21.	$48,800,000 aggregate principal amount of 7.250% Debentures due 2096
	22.	$60,500,000 aggregate principal amount of 7.730% Debentures due 2096
	23.	$77,970,000 aggregate principal amount of 7.500% Debentures due 2096

Interest Rates; Interest Payment Dates; Maturity Dates
Each series of Oxy Notes will have the same interest rates, maturity dates, optional redemption prices (subject to certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance) and interest payment dates as the corresponding series of Old Notes for which they are being offered in exchange. Our right to shorten the maturity of the 7.250% Debentures due 2096 and/or the 7.500% Debentures due 2096 in connection with certain tax events will be the same as in the corresponding series of Old Notes.

Each Oxy Note will bear interest (other than the Zero Coupon Notes, which do not bear interest) from the most recent interest payment date on which interest has been paid on the corresponding Old Note and, if the regular record date for the first interest payment date would be a date prior to the Settlement Date, the record date for such first interest payment date will be the day immediately preceding such interest payment date. No accrued but unpaid interest will be paid with respect to any Old Notes validly tendered and not validly withdrawn prior to the Expiration Date.

Interest Rates and Maturity Dates	Interest Payment Dates
4.850% Senior Notes due March 15, 2021	March 15 and September 15
3.450% Senior Notes due July 15, 2024	January 15 and July 15
6.950% Senior Notes due July 1, 2024	January 1 and July 1
7.250% Debentures due March 15, 2025	March 15 and September 15
5.550% Senior Notes due March 15, 2026	March 15 and September 15
7.500% Debentures due October 15, 2026	April 15 and October 15
7.000% Debentures due November 15, 2027	May 15 and November 15
7.125% Debentures due October 15, 2027	April 15 and October 15
7.150% Debentures due May 15, 2028	May 15 and November 15
6.625% Debentures due January 15, 2028	January 15 and July 15
7.200% Debentures due March 15, 2029	March 15 and September 15
7.950% Debentures due April 15, 2029	April 15 and October 15
7.500% Senior Notes due May 1, 2031	May 1 and November 1
7.875% Senior Notes due September 15, 2031	March 15 and September 15
6.450% Senior Notes due September 15, 2036	March 15 and September 15
Zero Coupon Senior Notes due October 10, 2036	N/A
7.950% Senior Notes due June 15, 2039	June 15 and December 15
6.200% Senior Notes due March 15, 2040	March 15 and September 15
4.500% Senior Notes due July 15, 2044	January 15 and July 15
6.600% Senior Notes due March 15, 2046	March 15 and September 15
7.250% Debentures due November 15, 2096	May 15 and November 15
7.730% Debentures due September 15, 2096	March 15 and September 15
7.500% Debentures due November 1, 2096	May 1 and November 1
Optional Redemption; Put Rights and Call Rights
Each series of Oxy Notes will permit conditional notice of redemption and provide for a notice period of no less than 10 days and no more than 60 days.

For a more complete description of the redemption provisions for the Oxy Notes, See “Description of the Oxy Notes—Optional Redemption.”

The put rights and call rights associated with the Oxy Notes will be the same as in the Old Notes.

Original Issue Discount
We expect the Zero Coupon Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes. U.S. Holders (as defined below) are generally required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof for U.S. federal income tax purposes, regardless of such holders’ ordinary method of accounting. For additional information, see “Material U.S. Federal Income Tax––Tax Consequences to Exchanging U.S. Holders––Ownership of the Oxy Notes—Generally––Original Issue Discount.”

Denominations
The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the Oxy $1,000 Demnomination Notes, which will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. See “Description of the Oxy Notes—General.”

Listing	The Oxy Notes will not be listed on any securities exchange. We cannot assure you of the development or liquidity of any market for the Oxy Notes.

Form and Settlement	The Oxy Notes will be issued only in registered global notes, book-entry form.

Further Issues
We may from time to time, without notice to, or the consent of, the holders of any series of the Oxy Notes, create and issue further notes ranking equally and ratably with such series in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as, and will be fungible for United States federal income tax purposes with, the Oxy Notes of the applicable series. Any further Oxy Notes shall be issued pursuant to a resolution of our board of directors, a supplement to the Indenture, or under an officer’s certificate pursuant to the Indenture.

Governing Law	The Oxy Notes will be governed by the laws of the State of New York.

Trustee	The Trustee for the Oxy Notes will be The Bank of New York Mellon Trust Company, N.A.

RISK FACTORS

You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the exchange offers and consent solicitations. Your investment in the Oxy Notes involves certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the Oxy Notes is suitable for you. In addition, you should carefully consider the risks associated with each of Occidental and Anadarko, including the merger and the financing transactions. These risks can be found in Occidental’s and Anadarko’s respective reports filed with the SEC and incorporated by reference in this prospectus, including Occidental’s and Anadarko’s respective Annual Reports on Form 10-K for the year ended December 31, 2018. For further information regarding the documents incorporated into this prospectus by reference, see “Where You Can Find More Information.”

Risks Relating to the Oxy Notes

Our ability to service our debt and meet our cash requirements depends on many factors, some of which are beyond our control.

Our ability to satisfy our debt obligations, including the notes, will depend on our ability to generate sufficient cash flow to service our debt, which in turn depends on our future financial performance. A range of economic, competitive, business and industry factors will affect our future financial performance, and, as a result, our ability to generate cash flow from operations and to pay our debt, including our obligations under the Oxy Notes. Many of these factors, such as oil and gas prices, economic and financial conditions in our industry and the global economy, the impact of legislative or regulatory actions on how we conduct our business or competition and initiatives of our competitors, are beyond our control. If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

•	selling assets;
•	reducing or delaying capital investments;
•	seeking to raise additional capital; or
•	refinancing or restructuring our debt.

Our inability to generate sufficient cash flow to satisfy our debt obligations, including our obligations under the Oxy Notes, or to obtain alternative financing, could materially and adversely affect our business, financial condition, results of operations and prospects.

Occidental will incur a substantial amount of indebtedness and other payment obligations in connection with the exchange offers and the other financing transactions.

In connection with the completion of the merger, we plan to incur substantial additional indebtedness and other payment obligations, including (i) certain dividends required to be paid on the series A preferred stock to be issued in connection with the Berkshire Hathaway investment, (ii) $8.8 billion aggregate principal amount of indebtedness to be incurred pursuant to the term loan agreement, (iii) approximately $          of senior unsecured indebtedness to be issued pursuant to the new notes issuance and (iv) assuming the completion of the exchange offers with all Old Notes validly tendered for Oxy Notes and accepted by us, $11.9 billion principal amount in indebtedness issued in connection with the exchange offers. As of June 30, 2019, after giving effect to the Transactions and assuming 100% participation in the exchange offers, we would have had approximately $          billion aggregate principal amount of outstanding indebtedness, none of which would have been secured indebtedness. As of June 30, 2019, after giving effect to the Transactions other than the Total transaction and the Term loan refinancing and assuming 100% participation in the exchange offers, we would have had approximately $          billion aggregate principal amount of outstanding indebtedness, none of which would have been secured indebtedness.

We cannot guarantee that we and our subsidiaries will be able to generate sufficient cash flow to service and repay this indebtedness or to pay the dividends required to be paid on the series A preferred stock, or that we will be able to refinance such indebtedness on favorable terms, or at all. If we are unable to service such indebtedness and pay such dividends and fund our operations, we may be forced to reduce or delay capital expenditures, seek additional capital, sell assets or refinance our indebtedness and pay such dividends. Any such action may not be successful and may have a material adverse effect on our business, financial condition, results of operations and/or cash flows.

The Oxy Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Oxy Notes will be obligations of Occidental exclusively and not of any of our subsidiaries, including Anadarko (and its subsidiaries) after the merger, and none of our subsidiaries will guarantee the Oxy Notes. A significant portion of our operations is and, following the completion of the merger, will continue to be conducted through our subsidiaries. In addition, we derive substantially all of our revenues from our subsidiaries. As a result, our cash flow and our ability to service our debt and other obligations, including the Oxy Notes, will depend on the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us with cash to pay amounts due on our obligations, including the Oxy Notes. Our subsidiaries are separate and distinct legal entities and have no obligation to make payments on the Oxy Notes or to make funds available to us for that purpose. Consequently, the Oxy Notes will be structurally subordinated to all existing and future liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. In addition, dividends, loans or other distributions from our subsidiaries to us are dependent upon results of operations of our subsidiaries, may be subject to contractual and other restrictions, may be subject to tax or other laws limiting our ability to repatriate funds from foreign subsidiaries and may be subject to other business considerations. As of June 30, 2019, after giving effect to the Transactions and assuming 100% participation in the exchange offers, our consolidated subsidiaries (including Anadarko and its subsidiaries) would have total liabilities, including trade payables (but excluding intercompany liabilities) of approximately $          billion.

Our credit ratings may not reflect all risks of an investment in the Oxy Notes and there is no protection in the Indenture for holders of the Oxy Notes in the event of a ratings downgrade. A downgrade in our credit ratings could negatively impact our cost of and ability to access capital.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due but they may not reflect the potential impact of all risks related to an investment in the Oxy Notes. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Oxy Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. We have no obligation to maintain the ratings and neither we nor any underwriter undertakes any obligation to advise holders of the Oxy Notes of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating.

We cannot assure you that our credit ratings will not be downgraded in the future. Certain credit rating agencies have placed us on their negative credit watch lists and stated that they anticipate our corporate credit rating will be downgraded in connection with completion of the merger. A downgrade in our credit ratings could negatively impact our cost of capital or our ability to effectively execute aspects of our strategy. If we were to be downgraded, it could be difficult for us to raise debt in the public debt markets and the cost of any new debt could be much higher than our outstanding debt.

The Indenture does not limit the amount of unsecured indebtedness that we or our subsidiaries may incur.

The Indenture does not limit our ability or that of our subsidiaries to incur additional unsecured indebtedness or contain provisions that would afford holders of the Oxy Notes protection in the event of a decline in our credit quality or a take-over, recapitalization or highly leveraged or similar transaction. Accordingly, we and our subsidiaries could, in the future, enter into transactions that could increase the amount of unsecured indebtedness outstanding at that time or otherwise adversely affect your position in our consolidated capital structure or our credit ratings.

If an active trading market does not develop for the Oxy Notes, you may be unable to sell your Oxy Notes or to sell your Oxy Notes at a price that you deem sufficient.

The Oxy Notes are a new issuance of securities with no established trading market, and we do not intend to list the Oxy Notes on any securities exchange or automated quotation system. An active trading market for the Oxy Notes may not develop, or if one does develop, it may not be sustained. If an active trading market fails to develop or cannot be sustained, you may not be able to resell your Oxy Notes at their fair market value or at all.

We expect the Zero Coupon Notes will be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

We expect the Zero Coupon Notes will be issued with OID for U.S. federal income tax purposes. U.S. holders are generally required to include such OID in gross income on a constant yield to maturity basis in advance of the receipt of cash payment thereof for U.S. federal income tax purposes, regardless of such holders’ ordinary method of accounting. Although not expected, other Oxy Notes may be issued with OID if the stated principal amount of any such Oxy Notes exceeds their issue price (as determined for U.S. federal income tax purposes) by more than a de minimis amount. See “Material U.S. Federal Income Tax Considerations––Tax Consequences to Exchanging U.S. Holders––Ownership of the Oxy Notes—Generally––Original Issue Discount.”

Risks Relating to the Exchange Offers and Consent Solicitations

Our board of directors has not made a recommendation as to whether you should tender your Old Notes in exchange for Oxy Notes in the exchange offers, and we have not obtained a third-party determination that the exchange offers are fair to holders of our Old Notes.

Our board of directors has not made, and will not make, any recommendation as to whether holders of the Old Notes should tender their Old Notes in exchange for Oxy Notes pursuant to the exchange offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these exchange offers, or preparing a report or making any recommendation concerning the fairness of these exchange offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of the Old Notes must make their own independent decisions regarding their participation in the exchange offers.

Upon consummation of the exchange offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you tender Old Notes and your Old Notes are accepted for exchange pursuant to the exchange offers, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. In addition, the Old Notes are issued by entities that, upon completion of the merger, will be subsidiaries of ours and, as such, any Old Notes that remain outstanding will be structurally senior to the Oxy Notes.

If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes.

The proposed amendments to the Old Notes Indentures would, among other things:

•	modify the covenants of the Old Notes Indentures requiring the periodic delivery of financial reports to only require Anadarko, Andarko HoldCo, Anadarko Finance and Kerr-McGee to comply with the provisions of Section 314(a) of the Trust Indenture Act;
•	delete the covenants prohibiting Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee and their respective subsidiaries from incurring certain secured indebtedness and entering into certain sale and leaseback transactions;
•	delete the payment cross-default Events of Default from the Anadarko 1995 Old Notes Indenture, the Anadarko 1997 Old Notes Indenture, the Anadarko Finance 2001 Indenture and the Anadarko 2006 Old Notes Indenture;
•	modify the covenants restricting Anadarko (including in its capacity as guarantor), Andarko HoldCo, Anadarko Finance and Kerr-McGee from selling, conveying, transferring or leasing their respective properties and assets substantially as an entirety to any person (including an unrestricted subsidiary), and removing the requirement to observe certain formalities in connection therewith;
•	remove the requirements obligating guarantors under the Kerr-McGee Old Notes Indentures and Anadarko Finance 2001 Old Notes Indenture to observe certain formalities in connection with a merger;

•	modify the Kerr-McGee Old Notes Indentures, the Anadarko 1995 Old Notes Indenture, the Anadarko 1997 Old Notes Indenture, the Anadarko Finance 2001 Indenture and the Anadarko 2006 Old Notes Indenture to provide that Global Securities (in each case, as defined therein) may be exchanged for definitive Securities (in each case, as defined therein) in part and not only in whole;
•	remove covenants requiring Anadarko, Andarko HoldCo, Anadarko Finance and Kerr-McGee to affirmatively comply with obligations to pay taxes, maintain principal properties, maintain a corporate existence and provide an annual certificate regarding compliance with the applicable Old Notes Indenture; and
•	make other conforming changes to internally conform each Old Notes Indenture to the other changes proposed herein.

If the proposed amendments to the Old Notes Indentures become effective, each non-exchanging holder of the Old Notes will be bound by the proposed amendments even if that holder did not consent to the proposed amendments. These amendments will permit us to take certain previously prohibited actions that could increase the credit risk with respect to Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee and their respective subsidiaries, and might adversely affect the liquidity, market price and price volatility of the Old Notes or otherwise be adverse to the interests of the holders of the Old Notes. See “The Proposed Amendments.”

The liquidity of any trading market that currently exists for the Old Notes may be adversely affected by the exchange offers, and holders of the Old Notes who do not participate in the exchange offers may find it more difficult to sell their Old Notes after the exchange offers are completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the exchange offers, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount or “float” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the unexchanged Old Notes may be adversely affected. In addition, if the proposed amendments to the Old Notes Indentures become effective, it could have a further negative effect on the trading markets or market price of the unexchanged Old Notes.

Certain credit ratings for the Old Notes may be withdrawn.

Certain credit ratings on the unexchanged Old Notes may be withdrawn as a result of the exchange offers, which could materially adversely affect the market price for each series of unexchanged Old Notes.

The exchange offers and consent solicitations may be canceled or delayed.

The consummation of each exchange offer and consent solicitation is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “The Exchange Offers and Consent Solicitations—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the completion of the merger, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. We may, at our option, waive any such conditions at or by the Expiration Date, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date. Anadarko has scheduled a special meeting of its stockholders on August 8, 2019, to vote on the proposal necessary to approve the merger, and we currently expect the merger to be completed shortly thereafter. It is possible, however, that factors outside of our control could require us to complete the merger at a later time or not to complete it at all. Even if the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers and consent solicitations may have to wait longer than expected to receive their Oxy Notes and the cash consideration and participating holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange unless they are first validly withdrawn.

You may not receive Oxy Notes in the exchange offers and consent solicitations if the applicable procedures for the exchange offers and consent solicitations are not followed.

We will issue the Oxy Notes and cash in exchange for your Old Notes only if you tender your Old Notes and deliver properly completed documentation for the applicable exchange offer. You must deliver a properly completed and duly executed letter of transmittal and consent or the electronic transmittal through DTC’s ATOP and other required documents before expiration of the exchange offers and consent solicitations. See “The Exchange Offers and Consent Solicitations—Procedures for Consent and Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of Occidental, the exchange agent, the information agent or the dealer managers is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange or the related consents.

You may not revoke your consent to the proposed amendments after the Consent Revocation Deadline.

Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

We may repurchase, discharge, defease or redeem any Old Notes that are not tendered in the exchange offers, and any such transaction may be on terms that are more favorable to the holders of the Old Notes than the terms of the exchange offers.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Holders will recognize gain or loss for U.S. federal income tax purposes on the exchange of Old Notes for Oxy Notes.

We believe that the exchange of the Old Notes for the Oxy Notes pursuant to the exchange offers will be treated as a taxable disposition of the Old Notes in exchange for the Oxy Notes for U.S. federal income tax purposes. Accordingly, U.S. Holders that tender the Old Notes in exchange for the Oxy Notes will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers” and “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

USE OF PROCEEDS

We will not receive any proceeds from issuance of the Oxy Notes in exchange for the Old Notes pursuant to the exchange offers. In exchange for issuing the Oxy Notes and paying the cash consideration, we will receive the tendered Old Notes. We may exchange the Old Notes accepted in the exchange offers for certificated notes registered in our name and contribute or otherwise transfer such Old Notes (including to one or more of our subsidiaries, including, after the merger, Anadarko), cancel or retire such Old Notes, or take some combination of these actions, in each case at our election.

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS

Purpose of the Exchange Offers and Consent Solicitations

Occidental is conducting the exchange offers to simplify its capital structure and to give existing holders of the Old Notes the opportunity to obtain securities issued by Occidental, which will be pari passu with Occidental’s other unsecured senior debt securities. Occidental is conducting the consent solicitations to ease administration of Occidental’s indebtedness.

Terms of the Exchange Offers and Consent Solicitations

In the exchange offers, we are offering in exchange for a holder’s outstanding Old Notes the following Oxy Notes:

Aggregate Principal Amount	Title of Series of Notes Issued by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee to be Exchanged	Title of Series of Notes to be Issued by Occidental	Interest Payment Dates for Both Old Notes and Oxy Notes
$677,035,000	4.850% Senior Notes due 2021	4.850% Senior Notes due 2021	March 15 and September 15
$247,965,000	3.450% Senior Notes due 2024	3.450% Senior Notes due 2024	January 15 and July 15
$650,000,000	6.950% Senior Notes due 2024	6.950% Senior Notes due 2024	January 1 and July 1
$310,000	7.250% Debentures due 2025	7.250% Debentures due 2025	March 15 and September 15
$1,100,000,000	5.550% Senior Notes due 2026	5.550% Senior Notes due 2026	March 15 and September 15
$111,856,000	7.500% Debentures due 2026	7.500% Debentures due 2026	April 15 and October 15
$47,750,000	7.000% Debentures due 2027	7.000% Debentures due 2027	May 15 and November 15
$150,000,000	7.125% Debentures due 2027	7.125% Debentures due 2027	April 15 and October 15
$235,133,000	7.150% Debentures due 2028	7.150% Debentures due 2028	May 15 and November 15
$14,153,000	6.625% Debentures due 2028	6.625% Debentures due 2028	January 15 and July 15
$135,005,000	7.200% Debentures due 2029	7.200% Debentures due 2029	March 15 and September 15
$116,275,000	7.950% Debentures due 2029	7.950% Debentures due 2029	April 15 and October 15
$900,000,000	7.500% Senior Notes due 2031	7.500% Senior Notes due 2031	May 1 and November 1
$500,000,000	7.875% Senior Notes due 2031	7.875% Senior Notes due 2031	March 15 and September 15
$1,750,000,000	6.450% Senior Notes due 2036	6.450% Senior Notes due 2036	March 15 and September 15
$2,270,600,000(1)	Zero Coupon Senior Notes due 2036	Zero Coupon Senior Notes due 2036	N/A
$325,000,000	7.950% Senior Notes due 2039	7.950% Senior Notes due 2039	June 15 and December 15
$750,000,000	6.200% Senior Notes due 2040	6.200% Senior Notes due 2040	March 15 and September 15
$625,000,000	4.500% Senior Notes due 2044	4.500% Senior Notes due 2044	January 15 and July 15
$1,100,000,000	6.600% Senior Notes due 2046	6.600% Senior Notes due 2046	March 15 and September 15
$48,800,000	7.250% Debentures due 2096	7.250% Debentures due 2096	May 15 and November 15
$60,500,000	7.730% Debentures due 2096	7.730% Debentures due 2096	March 15 and September 15
$77,970,000	7.500% Debentures due 2096	7.500% Debentures due 2096	May 1 and November 1
(1)	Aggregate principal amount at maturity. The accreted amount as of , 2019, the anticipated Settlement Date, will be approximately $ per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes.

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Date, and not validly withdrawn, holders will receive the Total Consideration and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Date but prior to the Expiration Date, and not validly withdrawn, holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium. No additional payment will be made for a holder’s consent to the proposed amendments to the Old Notes Indentures.

Subject to applicable law, each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations. We reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the Oxy $1,000 Denomination Notes, which will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. See “Description of the Oxy Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination. If we would be required to issue an Oxy Note in a denomination other than $2,000 or a whole multiple of $1,000 in excess thereof (or, in the case of the Oxy $1,000 Denomination Notes, in a denomination other than $1,000 or a whole multiple of $1,000 in excess thereof), we will, in lieu of such issuance, issue to such holder an Oxy Note in a principal amount (or, in the case of the Zero Coupon Notes, in a principal amount at maturity) that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination and pay a cash amount equal to:

•	the difference between (i) the principal amount of the Oxy Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the Oxy Note actually issued in accordance with this paragraph; plus
•	accrued and unpaid interest, if any, on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the exchange agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Occidental be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

In order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent). See “Notices to Certain Non-U.S. Holders—Canada.”

Any holder of the Old Notes located or resident in any Member State of the EEA which is a retail investor will not be able to participate in the applicable exchange offer. For these purposes, a retail investor means a person who is one or more of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive.

The interest rate, interest payment dates, optional redemption prices and maturity of each series of Oxy Notes to be issued by Occidental in the exchange offers will be the same as those of the corresponding series of Old Notes to be exchanged (subject to, in the case of the optional redemption prices, certain technical changes to ensure that the calculations of the treasury rate are consistent with the methods used in the new notes issuance). The Oxy Notes received in exchange for the tendered Old Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Old Notes; provided that interest will only accrue with respect to the aggregate principal amount of Oxy Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered after the Early Participation Date. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Old Notes you exchange at the time of the exchange.

Each series of Oxy Notes is a new series of debt securities that will be issued under our Indenture. The terms of the Oxy Notes will include those expressly set forth in such Oxy Notes, the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

In conjunction with the exchange offers, we are also soliciting consents from the holders of each series of Old Notes to effect the proposed amendments to the applicable Old Notes Indenture under which each such series of Old Notes were issued and are governed. You may not consent to the proposed amendments to the relevant Old Notes Indenture without tendering your Old Notes in the applicable exchange offer and you may not tender your Old Notes for exchange without consenting to the applicable proposed amendments.

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the conditions discussed under “—Conditions to the Exchange Offers and Consent Solicitations,” including, among other things, the completion of the merger, the satisfaction of the Requisite Consent Condition and the registration statement on Form S-4 of which this prospectus forms a part having been declared effective and remaining effective on the Settlement Date. We may, at our option, waive any such conditions at or by the Expiration Date, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date. For information about other conditions to our obligations to complete the exchange offers, see “—Conditions to the Exchange Offers and Consent Solicitations.” For a description of the proposed amendments, see “The Proposed Amendments.” The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

Upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer, Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee, as applicable, and the applicable Old Notes Trustee under the relevant Old Notes Indenture will execute a supplemental indenture setting forth the proposed amendments in respect of the Old Notes. Under the terms of the applicable supplemental indenture, the proposed amendments will become effective on the Settlement Date with respect to the affected series of Old Notes, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer. Each non-consenting holder of a series of Old Notes will be bound by the applicable supplemental indenture. The form of each supplemental indenture is filed as an exhibit to this registration statement of which this prospectus forms a part.

Conditions to the Exchange Offers and Consent Solicitations

The consummation of each exchange offer is subject to, and conditional upon, the satisfaction or, where permitted, the waiver of the following conditions: (a) the completion of the merger at or by the Settlement Date, (b) the receipt of Requisite Consents for all series of Old Notes at or by the Expiration Date (the “Requisite Consent Condition”), (c) the receipt of Requisite Consents for the applicable series of Old Notes at or by the Expiration Date, (d) the valid tender (without valid withdrawal) of a majority in aggregate principal amount of the Old Notes of all series held by persons other than Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, or any person directly or indirectly controlling, controlled by or under direct or indirect common control with Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, at or by the Expiration Date, (e) the registration statement of which this prospectus forms a part having been declared effective by the SEC and remaining effective on the Settlement Date and (f) the following statements being true at the Expiration Date:

(1) In our reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which we or Anadarko or one of our respective affiliates is a party or by which we or Anadarko or one of our respective affiliates is bound), no action is pending, no action has been taken and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to an exchange offer, the exchange of Old Notes under an exchange offer, a consent solicitation or the proposed amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, that either:

•	challenges an exchange offer, the exchange of Old Notes under an exchange offer, a consent solicitation or the proposed amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, an exchange offer, the exchange of Old Notes under an exchange offer, a consent solicitation or the proposed amendments; or
•	in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Occidental and its subsidiaries, taken as a whole (after giving effect to the merger), or materially impair the contemplated benefits to Occidental of an exchange offer, the exchange of Old Notes under an exchange offer, a consent solicitation or the proposed amendments, or might be material to holders of the Old Notes in deciding whether to accept an exchange offer and give their consents;

(2) None of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);
•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);
•	any material adverse change in the United States’ securities or financial markets generally; or
•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) At or by the Expiration Date, no trustee under any Old Notes Indenture has objected in any respect to, or taken any action that could in our reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of Old Notes under an exchange offer, any of the consent solicitations or our ability to effect the proposed amendments, nor has any such trustee taken any action that challenges the validity or effectiveness of the procedures used by us in soliciting consents (including the form thereof) or in making any of the exchange offers, the exchange of the Old Notes under an exchange offer or any of the consent solicitations.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

Any reasonable determination made by us concerning these events, developments or circumstances shall be conclusive and binding. We may, at our option, waive any conditions at or by the Expiration Date, except (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date.

If any of these conditions is not satisfied with respect to any or all series of the Old Notes, we may, at any time before the consummation of the exchange offers or consent solicitations:

(1)	terminate any one or more of the exchange offers or the consent solicitations and promptly return all relevant tendered Old Notes to the holders thereof (whether or not we terminate the other exchange offers or consent solicitations);
(2)	modify, extend or otherwise amend any one or more of the exchange offers or consent solicitations and retain all tendered Old Notes and consents until the Expiration Date or consent solicitations, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders and Revocation of Corresponding Consents” and “—Expiration Date; Extensions; Amendments”); or
(3)	waive the unsatisfied conditions, except for (i) the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC and remains effective on the Settlement Date and (ii) the condition that the merger has been completed or will be completed by the Settlement Date, with respect to any one or more of the exchange offers or consent solicitations and accept all Old Notes tendered and not previously validly withdrawn with respect to any or all series of Old Notes.

Expiration Date; Extensions; Amendments

The Expiration Date for the exchange offers shall be 5:00 p.m., New York City time, on          , 2019, subject to our right to extend that date and time with respect to one or more series, including in connection with any delay in the completion of the merger, in which case the Expiration Date shall be the latest date and time to which we have extended the exchange offer of the applicable series.

Subject to applicable law, we expressly reserve the right, with respect to the exchange offers and consent solicitations for each series of Old Notes to:

(1)	delay accepting any validly tendered Old Notes,
(2)	extend any of the exchange offers or consent solicitations, or

(3)	terminate or amend any of the exchange offers and consent solicitations, by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.

If we exercise any such right, we will give written notice thereof to the exchange agent and will make a public announcement thereof as promptly as practicable. Disclosure of material changes in the terms of the exchange offers and consent solicitations will be disseminated promptly in accordance with Rule 13e-4(e)(3) under the Exchange Act. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers or consent solicitations, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the exchange offers and consent solicitations will remain open following material changes in the terms of the exchange offers and consent solicitations or in the information concerning the exchange offers and consent solicitations will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the relevant exchange offers and consent solicitations will remain open for a minimum 10 business-day period following the date that the notice of such change is first published or sent to holders of the Old Notes. We may choose to extend any of the exchange offers, in our sole discretion, by giving notice of such extension at any time on or prior to 9:00 a.m., New York City time, on the business day immediately following the previously scheduled Expiration Date.

If the terms of the exchange offers and consent solicitations are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment and will extend the relevant exchange offers and consent solicitations as required by applicable law.

Each exchange offer and each consent solicitation is being made independently of the other exchange offers and consent solicitations and, subject to applicable law, we reserve the right to terminate, withdraw or amend each exchange offer and each consent solicitation independently of the other exchange offers and consent solicitations at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a holder that is not validly withdrawn prior to the Expiration Date will constitute a binding agreement between that holder and Occidental and a consent to the proposed amendments, upon the terms and subject to the conditions of the relevant exchange offer and, for the Old Notes, the letter of transmittal and consent, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the exchange offers by a tendering holder of the Old Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind. If you validly withdraw your tendered Old Notes after the Consent Revocation Deadline, you will not be able to revoke the related consent to the proposed amendments to the Old Notes Indentures (see “—Withdrawal of Tenders and Revocation of Corresponding Consents”).

If the proposed amendments to the Old Notes Indentures have become effective, the amendments will apply to all Old Notes that are not acquired in the exchange offers, even though the holders of those Old Notes did not consent to the proposed amendments. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments to that Old Notes Indenture. If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations.”

Absence of Dissenter’s Rights

Holders of the Old Notes do not have any appraisal rights or dissenter’s rights under New York law, the law governing the Old Notes Indentures and the Old Notes, or under the terms of the Old Notes Indentures in connection with the exchange offers and consent solicitations.

Acceptance of Old Notes for Exchange; Oxy Notes; Effectiveness of Proposed Amendments

Assuming the conditions to the exchange offers are satisfied or, where permitted, waived, we will issue Oxy Notes in global, book-entry form and pay the cash consideration in connection with the exchange offers on the Settlement Date (in exchange for Old Notes that are properly tendered (and not validly withdrawn) before the Expiration Date and accepted for exchange).

We will be deemed to have accepted validly tendered Old Notes (and will be deemed to have accepted validly delivered consents to the proposed amendments for the applicable Old Notes Indenture) if and when we have given oral or written notice thereof to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Oxy Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by us will be made by the exchange agent on the Settlement Date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Old Notes for the purpose of receiving consents and Old Notes from, and transmitting Oxy Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Old Notes are withdrawn prior to the Expiration Date, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.

It is expected that the supplemental indentures for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and the applicable Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the applicable Requisite Consents and the proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer.

Procedures for Consent and Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for Oxy Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus and in the accompanying letter of transmittal and consent. The proper tender of Old Notes will constitute an automatic consent to the proposed amendments to the relevant Old Notes Indenture.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the exchange agent for the Old Notes, GBSC, as the exchange agent, will establish accounts with respect to the Old Notes at DTC for purposes of the exchange offers.

The Old Notes of any series may be tendered (and corresponding consents given) only in the minimum denominations and integral multiples in excess thereof applicable to such series of Old Notes, as set forth below, except in the case of the Old Zero Coupon Notes. To facilitate participation in the exchange offer, the Old Zero Coupon Notes may be tendered in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the applicable minimum denomination and integral multiple in excess thereof, which is:

•	in the case of the Old Zero Coupon Notes, a minimum denomination of $1,000,000 in principal amount at maturity and integral multiples of $1,000,000 in excess thereof;
•	in the case of the Old $1,000 Denomination Notes, a minimum denomination of $1,000 in principal amount and integral multiples of $1,000 in excess thereof; and
•	in the case of all other Old Notes, a minimum denomination of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

No alternative, conditional or contingent tenders will be accepted.

Any DTC participant may tender Old Notes and thereby deliver a consent to the proposed amendments to the applicable Old Notes Indenture by effecting a book-entry transfer of the Old Notes to be tendered in the exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s ATOP procedures for transfer or (2) completing and signing the letter of transmittal and consent according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the Expiration Date.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and consent and that Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Date.

The letter of transmittal and consent (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal and consent, and any other required documents, must be transmitted to and received by the exchange agent prior to the Expiration Date at one of its addresses set forth on the back cover page of this prospectus. Delivery of these documents to DTC does not constitute delivery to the exchange agent.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are global notes in book-entry form and can only be tendered by following the procedures described under “—Procedures for Consent and Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the exchange offers. You should keep in mind that your intermediary may require you to take action with respect to the exchange offers a number of days before the Early Participation Date or the Expiration Date in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Date or the Expiration Date in accordance with the terms of the exchange offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the exchange offers and consent solicitations. Accordingly, beneficial owners wishing to participate in the exchange offers and consent solicitations should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the exchange offers and consent solicitations.

Letter of Transmittal and Consent

Subject to and effective upon the acceptance for exchange and issuance of Oxy Notes and the payment of the cash consideration, in exchange for Old Notes tendered in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal and consent (or agreeing to the terms of a letter of transmittal and consent pursuant to an agent’s message) a tendering holder of the Old Notes:

•	irrevocably sells, assigns and transfers to or upon the order of Occidental all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, the Old Notes tendered thereby;
•	represents and warrants that the Old Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;
•	consents to the proposed amendments described below under “The Proposed Amendments” with respect to the series of Old Notes tendered;

•	empowers, authorizes, and requests the applicable Old Notes Trustee, to the extent necessary under the relevant Old Notes Indenture, without the further consent of the holders of the relevant Old Notes, to take any action or steps necessary to effect the proposed amendments, and declares and acknowledges that the applicable Old Notes Trustee will not be held responsible for any liabilities or consequences arising as a result of any such actions;
•	indemnifies and holds harmless applicable Old Notes Trustee from and against all losses, liabilities, damages, costs, charges and expenses which may be suffered or incurred by it as a result of any claims (whether or not successful, compromised or settled), actions, demands or proceedings brought against such Old Notes Trustee and against all losses, liabilities, damages, costs, charges and expenses (including legal fees) which such Old Notes Trustee may suffer or incur which in any case arise as a result of the consent solicitation, any actions taken in connection therewith, including any documents or agreements such Old Notes Trustee may be asked to sign;
•	irrevocably constitutes and appoints the exchange agent the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Old Notes (with full knowledge that the exchange agent also acts as the agent of Occidental), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Old Notes tendered to be assigned, transferred and exchanged in the exchange offers;
•	acknowledges that, if it is in Canada, such holder is an accredited investor, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and is a permitted client as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations;
•	acknowledges that it (a) is not resident and/or located in any Member State of the EEA, or if resident and located in any Member State of the EEA, it is not a retail investor; for these purposes, “retail investor” means a person who is one (or more) of the following: (1) a retail client as defined in point (11) of Article 4(1) of MiFID II, (2) a customer within the meaning of Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (3) a person that is not a qualified investor as defined in the Prospectus Directive; and (b) is acting for its own account, or, if it is acting as agent, each principal it is acting for is not a retail investor; and
•	acknowledges it is either (i) a person outside the United Kingdom; (ii) an investment professional falling within Article 19(5) of the Order; or (iii) a high net worth entity or other person, in each case falling within Article 49(2)(a) to (d) of the Order and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the exchange offers in, from or otherwise involving the United Kingdom.

Additionally, in order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent). See “Notices to Certain Non-U.S. Holders—Canada.”

Proper Execution and Delivery of Letter of Transmittal and Consent

If you wish to participate in the exchange offers and consent solicitations, delivery of your Old Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, we recommend that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.

Except as otherwise provided below, all signatures on the letter of transmittal and consent or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program. Signatures on the letter of transmittal and consent need not be guaranteed if:

•	the letter of transmittal and consent is signed by a DTC participant whose name appears on a security position listing of DTC as the owner of the Old Notes and the portion entitled “Special Payment Instructions” on the letter of transmittal and consent has not been completed; or

•	the Old Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal and consent.

Withdrawal of Tenders and Revocation of Corresponding Consents

Tenders of Old Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Expiration Date of the applicable exchange offer. Following the Expiration Date, tenders of Old Notes may not be validly withdrawn unless Occidental is otherwise required by law to permit withdrawal. Consents to the proposed amendments may be revoked at any time prior to the Consent Revocation Deadline, but may not be revoked at any time thereafter. Consents may be revoked only by validly withdrawing the associated tendered Old Notes. A valid withdrawal of tendered Old Notes prior to the Consent Revocation Deadline will be deemed to be a concurrent revocation of the related consent to the proposed amendments to the applicable Old Notes Indenture, and a revocation of a consent to the proposed amendments prior to the Consent Revocation Deadline will be deemed to be a concurrent withdrawal of the related tendered Old Notes. However, a valid withdrawal of Old Notes after the Consent Revocation Deadline will not be deemed a revocation of the related consents and your consents will continue to be deemed delivered.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Date of the exchange offers, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant, the series of Old Notes subject to the notice and the principal amount of each series of Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

If you are a beneficial owner of Old Notes issued in certificated form and have tendered these notes (but not through DTC) and you wish to withdraw your tendered notes, you should contact the exchange agent for instructions.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Date of the applicable exchange offer.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in connection with the exchange offers will be determined by us and our determination will be final and binding. We reserve the right to reject any or all tenders not in proper form or the acceptance for exchange of which may be unlawful. We also reserve the right to waive any defect or irregularity in the tender of any Old Notes in the exchange offers, and our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal and consent) will be final and binding on all parties. None of Occidental, its subsidiaries, Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee, the exchange agent, the information agent, the dealer managers or the trustees under the Old Notes Indentures or our Indenture will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived (which waiver may be made by us, in whole or in part, except that we may not waive (i) the condition that the registration statement of which this prospectus forms a part be declared effective by the SEC and remain effective on the Settlement Date or (ii) the condition that the merger has been completed or will be completed by the Settlement Date). Old Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the participant who delivered such Old Notes by crediting an account maintained at DTC designated by such participant promptly after the Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.

We or any of our affiliates may, to the extent permitted by applicable law and the applicable Old Notes Indenture, after the Settlement Date, acquire, discharge, defease or redeem the Old Notes that are not tendered and accepted in the exchange offers, whether through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption, discharge, defeasance or otherwise, upon such terms and at such prices as we may determine or as may be provided for in the applicable Old Notes Indenture, as the case may be. The terms of any such transaction may be more or less favorable to holders than the terms of the applicable exchange offer. We cannot assure you whether we or our affiliates will choose to pursue any of these alternatives.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal and consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the exchange agent (as payers) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the exchange offers and consent solicitations. To avoid such backup withholding, each tendering holder of the Old Notes must timely provide the exchange agent with such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the exchange agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the exchange agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the exchange agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the exchange agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the exchange offers and consent solicitations may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the exchange agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Each of Occidental, Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

GBSC, the exchange agent, has been appointed as the exchange agent for the exchange offers and consent solicitations for the Old Notes. Letters of transmittal and consent and all correspondence in connection with the exchange offers of the Old Notes should be sent or delivered by each holder of the Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to GBSC at the address and telephone number set forth on the back cover page of this prospectus.

We will pay the exchange agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

GBSC has been appointed as the information agent for the exchange offers and consent solicitations for the Old Notes, and will receive customary compensation for its services.

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal and consent should be directed to the information agent at the addresses and telephone numbers set forth on the back cover page of this prospectus. Holders of any Old Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.

Dealer Managers

We have retained BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC to act as dealer managers in connection with the exchange offers and consent solicitations for the Old Notes. We will pay the dealer managers a customary fee as compensation for their services. That fee is based on the size and success of the exchange offers and consent solicitations and will be payable on completion of the exchange offers and consent solicitations. We have also agreed to reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform their functions are subject to various conditions. We have agreed to indemnify the dealer managers against various liabilities, including various liabilities under the federal securities laws. The dealer managers may contact holders of the Old Notes by mail, telephone, facsimile transmission, personal interviews and otherwise may request broker dealers and the other nominee holders to forward materials relating to the exchange offers and consent solicitations to beneficial holders. Questions regarding the terms of the exchange offers and dealer managers may be directed to the dealer managers at their addresses and telephone numbers listed on the back cover page of this prospectus. At any given time, the dealer managers may trade the Old Notes or other of our securities for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Old Notes. Certain of the dealer managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. The dealer managers are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment bank, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. For example, BofA Securities, Inc. and Citigroup Global Markets Inc. acted as our financial advisors in connection with the merger. In addition, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC or their respective affiliates, together with certain other financial institutions, (i) committed to provide a 364-day senior unsecured bridge loan in connection with the merger, (ii) acted as lead arrangers, bookrunners and lenders with respect to our term loan agreement to, among other things, finance a portion of the merger and (iii) acted as lead arrangers, bookrunners and lenders with respect to our amended and restated credit agreement. In addition, an affiliate of Citigroup Global Markets Inc. is the administrative agent agent and an affiliate of J.P. Morgan Securities LLC is a documentation under our term loan agreement. In addition, if any of the dealer managers or their affiliates has a lending relationship with us, certain of those dealer managers or their affiliates routinely hedge, certain of their underwriters or their affiliates are likely to hedge and certain other of those dealer managers or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these dealer managers and their affiliates would hedge such exposure of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Oxy Notes.

Other Fees and Expenses

The expenses of soliciting tenders and consents with respect to the Old Notes will be borne by us. Solicitations may be made by facsimile transmission, telephone or in person by the dealer managers, as well as by officers and other employees of Occidental and its affiliates.

Tendering holders of the Old Notes will not be required to pay any fee or commission to the dealer managers or Occidental. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE OXY NOTES AND THE OLD NOTES

The following is a summary comparison of the material terms of the Oxy Notes and the Old Notes that differ. The Oxy Notes issued in the applicable exchange offers will be governed by our Indenture. This summary does not purport to be complete and is qualified in its entirety by reference to our Indenture and the Old Notes Indentures. Copies of those indentures are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the information agent upon request.

Other terms used in the comparison of the Oxy Notes and the Old Notes below and not otherwise defined in this prospectus have the meanings given to those terms in our Indenture or the Old Notes Indentures, as applicable. Article and section references in the descriptions of the notes below refer to the indenture under which the applicable notes were or will be issued.

The description of the Old Notes reflects the Old Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Old Notes or the Old Notes Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments.” The summary of the Old Notes reflects a summary of the Anadarko 2006 Old Notes Indenture with any material differences in earlier Old Notes Indentures noted.

	Old Notes	Oxy Notes
Limitation on Liens	Section 1005 of the Anadarko 2006 Old Notes Indenture	Section 1007 of our Indenture

Anadarko will not, and will not permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed, if such Debt is secured by a Mortgage on any Principal Property or on any equity interests in any Restricted Subsidiary, without effectively providing that the Securities of any series (together with, if Anadarko shall so determine, any other Debt or other obligations of Anadarko or such Restricted Subsidiary which is not subordinate in right of payment to the prior payment in full of the Securities of any series) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured; provided that, Anadarko and any Restricted Subsidiary may incur, issue, assume or guarantee Debt secured by a Mortgage on any Principal Property or on any equity interests in any Restricted Subsidiary without so securing the Securities of any series if, after giving effect thereto, the aggregate amount of all Debt so secured would not exceed 15% of Consolidated Net Tangible Assets as of a date within 150 days prior to such determination; provided, however, that such Section (“Limitations on Liens”) shall not apply to, and there shall be excluded from secured Debt in any computation under such Section (“Limitations on Liens”), Debt secured

Occidental will not, and will not permit any Consolidated Subsidiary to, incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt, unless (i) Occidental secures or causes such Consolidated Subsidiary to secure the Securities equally and ratably with (or prior to) such Secured Debt or (ii) after giving effect thereto, the aggregate amount of all Secured Debt would not exceed 15% of Consolidated Net Tangible Assets as of date of Occidental’s most recent quarterly or annual consolidated balance sheet; provided, however, that for purposes of such Section (“Limitations on Liens”) there shall be excluded from Secured Debt all Indebtedness secured by:

(a) Liens existing on the date of the Indenture;

(b) Liens existing on property of, or on any shares of Capital Stock or Indebtedness of, any Business Entity at the time such Business Entity becomes a Consolidated Subsidiary or at the time such Business Entity is merged into or consolidated with Occidental or any Consolidated Subsidiary or at the time of sale, lease or other disposition of the properties of such Business Entity (or a division of such Business Entity) to Occidental or a Consolidated Subsidiary as an entirety or substantially as an entirety;

Old Notes	Oxy Notes

by:

(1) Mortgages existing as of the date of the Anadarko 2006 Old Notes Indenture;

(2) Mortgages on property of, or any equity interests in, any Person existing at the time such Person becomes a Restricted Subsidiary;

(3) Mortgages in favor of Anadarko or any Restricted Subsidiary;

(4) Mortgages on property or equity interests existing at the time of acquisition thereof (including acquisition through merger, consolidation or other reorganization) or to secure the payment of all or any part of the purchase price thereof or construction thereon or to secure any Debt incurred prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property or within 180 days after the acquisition of such equity interests for the purpose of financing all or any part of the purchase price thereof or construction thereon, it being understood that if a commitment for such financing is obtained prior to or within such 180-day period, the applicable Mortgage shall be deemed to be included in this Clause (4) whether or not such Mortgage is created within such 180-day period;

(5) Mortgages on property owned or leased by Anadarko or a Restricted Subsidiary in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or any political subdivision thereof, or in favor of holders of securities issued by any such entity, pursuant to any contract or statute (including without limitation, mortgages or easements on property of Anadarko or any Restricted Subsidiary related to the financing of such property pursuant to Section 103 of the Internal Revenue Code

(c) Liens in favor of Occidental or a Consolidated Subsidiary;

(d) Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(e) Liens existing on property, shares of Capital Stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens (i) to secure the payment of all or any part of the purchase price thereof or the cost of construction, installation, expansion, renovation, improvement or development on or of such property or (ii) to secure any Indebtedness incurred prior to, at the time of, or within two years after the later of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;

(f) Liens on any specific oil or gas property to secure Indebtedness incurred by Occidental or any Consolidated Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such property;

(g) Liens on any Principal Domestic Property securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof;

(h) Liens on any Principal Domestic Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;

(i) any extension, renewal or refunding of

Old Notes	Oxy Notes

of 1954, as amended or any successor section thereto);

(6) Mortgages to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or any part of the purchase price or cost of construction, development or repair, alteration or improvement of the property subject to such Mortgage if the commitment for the financing is obtained not later than one year after the latter of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;

(7) Mortgages on oil, gas, coal or other minerals in place or on geothermal resources in place, or on related leasehold or other property interests, which are incurred to finance development, production or acquisition costs (including but not limited to Mortgages securing advance sale obligations);

any Liens referred to in the foregoing clauses (a) through (h), inclusive; provided, however, that (i) such extension, renewal or refunding Lien shall be limited to all or part of the same property, shares of Capital Stock or Indebtedness that secured the Lien extended, renewed or refunded (plus improvements on or replacements of such property) and (ii) such Secured Debt at such time is not increased; and

(j) Liens on property or shares of Capital Stock of any WES Entity.

(8) Mortgages on equipment used or usable for drilling, servicing or operation of oil, gas, coal or other mineral properties or of geothermal properties;

(9) Mortgages arising in connection with contracts or subcontracts with, or made at the request of, the United States of America, any State thereof or any department, agency or instrumentality of the United States or any State thereof; and

(10) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing Clauses (1) to (9) of such Section 1005 (“Limitations on Liens”), inclusive or of any Debt secured thereby; provided, however, that such extension, renewal or replacement Mortgage shall be limited to all or a part of substantially the same property or equity interests that secured the Mortgage extended, renewed or replaced (plus improvements on such property).

The following transactions shall not be deemed to create Debt secured by a

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Mortgage:

(i) the sale or other transfer of oil, gas, coal or other minerals in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount of money (however determined) or a specified amount of oil, gas, coal or other minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil, gas, coal or other mineral payment or a production payment; and

(ii) the sale or other transfer by Anadarko or a Restricted Subsidiary of properties to a partnership, joint venture or other entity whereby Anadarko or such Restricted Subsidiary would retain partial ownership of such properties.

Material Differences noted in other Old Notes Indentures:

•   The Kerr-McGee 1982 Old Notes Indenture (Section 1008, “Limitation on Secured Debt”) (a) includes, for purposes of calculation of secured Debt, the value of certain sale and leaseback transactions; (b) has a Consolidated Net Tangible Asset threshold of 5%; (c) has a 24-month grace period for purchase-money Mortgages; (d) does not contain exceptions (7)-(9); and (e) does not identify the transactions specified in romanette (i) and (ii).

•   The Anadarko 1995 Old Notes Indenture (Section 1005) (a) has a Consolidated Net Tangible Asset threshold of 10%; (b) for purposes of exception (2), excepts Mortgages on shares of stock or indebtedness in a corporation; and (c) identifies the transactions specified in romanette (i) and (ii) above as transactions which are deemed to create Debt secured by a Mortgage.

Old Notes	Oxy Notes

•   The Anadarko HoldCo 1996 Old Notes Indenture (Section 1006, “Limitations on Liens and Sale Leaseback Transactions”) (a) only excepts Mortgages on shares of stock or indebtedness in a corporation, not in any Person; (b) only excepts Mortgages on Domestic Subsidiaries at the time of acquisition if such Domestic Subsidiaries are corporations; (c) provides a 180-day grace period for Mortgages used to secure all or any part of the exploration, repair or improvement of property; (d) does not identify the transactions specified in romanette (ii); (e) specifies that any Mortgage in favor of the United States government incurred pursuant to any contract or statute or primarily for the purpose of operating air or water pollution control is not a transaction deemed to create a Mortgage; (f) prohibits any Sale-Leaseback Transaction in excess of five years, unless (I) such transaction occurs within 120 days after the acquisition or the date of completion of construction or commencement of full operations of the relevant property, whichever is later or (II) if the proceeds from such transaction are not used to retire certain indebtedness of Anadarko; (g) allows entering into Sale-Leaseback Transactions if the net proceeds of such transaction, together with other Debt secured by Mortgages, would not exceed 10% of the total consolidated stockholders equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to the stockholders; and (h) does not contain exceptions (7)-(9).

•    The Anadarko 1997 Old Notes Indenture (Section 1005) (a) has a Consolidated Net Tangible Asset threshold of 10%; (b) for purposes of exception (2), excepts Mortgages on shares of stock or indebtedness in a corporation; and (c) identifies the transactions specified in romanette (i) and (ii) above as transactions which are deemed to create Debt secured by a Mortgage.

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•   The Anadarko HoldCo 1999 Old Notes Indenture (Section 1006, “Limitations on Liens and Sale Leaseback Transactions”) (a) only excepts Mortgages on shares of stock or indebtedness in a corporation, not in any Person; (b) only excepts Mortgages on Domestic Subsidiaries at the time of acquisition if such Domestic Subsidiaries are corporations; (c) provides a 180-day grace period for Mortgages used to secure all or any part of the exploration, repair or improvement of property; (d) does not identify the transactions specified in romanette (ii); (e) specifies that any Mortgage in favor of the United States government incurred pursuant to any contract or statute or primarily for the purpose of operating air or water pollution control is not a transaction deemed to create a Mortgage; (f) prohibits any Sale-Leaseback Transaction in excess of five years, unless (I) such transaction occurs within 120 days after the acquisition or the date of completion of construction or commencement of full operations of the relevant property, whichever is later or (II) if the proceeds from such transaction are not used to retire certain indebtedness of Anadarko; (g) allows entering into Sale-Leaseback Transactions if the net proceeds of such transaction, together with other Debt secured by Mortgages, would not exceed 10% of the total consolidated stockholders equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to the stockholders; and (h) does not contain exceptions (7)-(9).

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• The Anadarko Finance 2001 Old Notes Indenture (Section 3.07) has a Consolidated Net Tangible Asset threshold of 10%.

•    The Kerr-McGee 2001 Old Notes Indenture (Section 10.08, “Limitation on Secured Debt”) (a) includes, for purposes of calculation of secured Debt, the value of certain sale and leaseback transactions; (b) has a Consolidated Net Tangible Asset threshold of 5%; (c) has a 24-month grace period for purchase-money Mortgages; (d) does not contain exceptions (7)-(9); and (e) does not identify the transactions specified in romanette (i) and (ii).

Limitations on Sale and Leasebacks	N/A	Our Indenture does not have a “Limitation on Sale and Leasebacks” covenant.
The Anadarko 2006 Old Notes Indenture does not have a “Limitations on Sale and Leasebacks” covenant.
Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Section 1009) includes limitations on certain sale and leaseback transactions if the proceeds from such transaction are not used to retire certain indebtedness of Anadarko or if, after giving effect to such transaction, Anadarko could create Debt secured by a Mortgage pursuant to Section 1008 (“Limitation on Secured Debt”).

•   The Kerr-McGee 2001 Old Notes Indenture (Section 10.09) includes limitations on certain sale and leaseback transactions if the proceeds from such transaction are not used to retire certain indebtedness of Anadarko or if, after giving effect to such transaction, Anadarko could create Debt secured by a Mortgage pursuant to Section 10.08 (“Limitation on Secured Debt”).

	Old Notes	Oxy Notes
Corporate Existence	Section 1004 of the Anadarko 2006 Old Notes Indenture	N/A

Subject to Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”), Anadarko will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
Our Indenture does not have a “Corporate Existence” covenant.

Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Section 1007) requires Anadarko to also preserve the rights (charter and statutory) and franchises of Anadarko and any Subsidiary, and further provides that Anadarko shall not be required to preserve any such right or franchise if Anadarko shall determine that the preservation thereof is no longer desirable in the conduct of the business of Anadarko and its Subsidiaries as a whole.

•   The Anadarko 1995 Old Notes Indenture (Section 1004) requires Anadarko to also preserve the rights (charter and statutory) and franchises of Anadarko, and further provides that Anadarko shall not be required to preserve any such right or franchise if Anadarko shall determine that that the preservation thereof is no longer desirable in the conduct of the business of Anadarko and that the loss thereof is not disadvantageous in any material respect to the Holders.

•    The Anadarko 1997 Old Notes Indenture (Section 1004) requires Anadarko to also preserve the rights (charter and statutory) and franchises of Anadarko, and further provides that Anadarko shall not be required to preserve any such right or franchise if Anadarko shall determine that the preservation thereof is no longer desirable in the conduct of the business of Anadarko and that the loss thereof is not disadvantageous in any material respect to the Holders.

	Old Notes	Oxy Notes

•   The Anadarko Finance 2001 Old Notes Indenture (Section 3.05) requires Anadarko to also preserve the rights (charter and statutory) and franchises of Anadarko Finance Company and Anadarko, and further provides that Anadarko shall not be required to preserve any such right or franchise if Anadarko shall determine that the preservation thereof is no longer desirable in the conduct of the business of Anadarko and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.

•    The Kerr-McGee 2001 Old Notes Indenture (Section 10.07) requires Anadarko to also preserve the rights (charter and statutory) and franchises of Anadarko and any Subsidiary, and further provides that Anadarko shall not be required to preserve any such right or franchise if Anadarko shall determine that the preservation thereof is no longer desirable in the conduct of the business of Anadarko and its Subsidiaries as a whole.

Events of Default	Section 501 of the Anadarko 2006 Old Notes Indenture	Section 501 of our Indenture

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

“Event of Default,” wherever used herein, means, with respect to each series of the Securities individually, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

	(1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 60 days; or	(1) default in the payment of any installment of interest upon any Security of such series when it becomes due and payable, and continuance of such default for a period of 30 days; or
	(2) default in the payment of the principal of or any premium on any Security of that series at its Maturity; or	(2) default in the payment of the principal of any Security of such series at its Maturity; or

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(3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series and continuance of such default for a period of 60 days; or

(4) default in the performance, or breach, of any covenant or warranty of Anadarko in the Anadarko 2006 Old Notes Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in such Section (“Events of Default”) specifically dealt with or which has expressly been included in the Anadarko 2006 Old Notes Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Anadarko by the Trustee or to Anadarko and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) default by Anadarko in the payment of any principal of any Funded Debt of Anadarko outstanding in an aggregate principal amount in excess of $100,000,000 as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise, the effect of which default is to cause such Funded Debt to become, or to be declared, due prior to its stated maturity unless such default shall be cured, by payment or otherwise, within 30 days after the receipt by Anadarko of written notice of such default from the Trustee or from the Holders of at least 25% in principal amount of the Outstanding Securities of that series; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of Anadarko in an involuntary case or proceeding under any applicable Federal

(3) default in the performance, or breach, of any covenant or warranty of Occidental in our Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in such Section (“Events of Default”) specifically dealt with or which has been expressly included in our Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Occidental by the Trustee or to Occidental and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(4) the entry of a decree or order by a court having jurisdiction in the premises adjudging Occidental bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Occidental under Federal bankruptcy law or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of Occidental or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(5) the institution by Occidental of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under Federal bankruptcy law or any other applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator,

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or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging Anadarko a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Anadarko under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Anadarko or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days (provided that, if any Person becomes the successor to Anadarko pursuant to Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”) and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (6) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to Anadarko hereunder and is so organized and existing); or

(7) the commencement by Anadarko of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of Anadarko in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, assignee, trustee, sequestrator or similar official of Occidental or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(6) any other event designated as an “Event of Default” with respect to Securities of that series.

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liquidator, assignee, trustee, sequestrator or other similar official of Anadarko or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by Anadarko in furtherance of any such action (provided that, if any Person becomes the successor to Anadarko pursuant to Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”) and such Person is organized and validly existing under the law of a jurisdiction outside the United States, each reference in this Clause (7) to an applicable Federal or State law of a particular kind shall be deemed to refer to such law or any applicable comparable law of such non-U.S. jurisdiction, for as long as such Person is the successor to Anadarko hereunder and is so organized and existing); or

(8) any other Event of Default provided with respect to Securities of that series in accordance with Section 301 (“Amount Unlimited, Issuable in Series”).

Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Section 501) (a) Event of Default for nonpayment of interest requires a 30-day continuance period; (b) Event of Default for a failure to observe covenants has a 60-day continuance period; and (c) has no cross-default provision.

•   The Anadarko 1995 Old Notes Indenture (Section 501) Event of Default for a cross-default requires a written notice of default from Holders of at least 5% in principal amount of Outstanding Securities for any default in excess of $10,000,000.

• The Anadarko HoldCo 1996 Old Notes Indenture (Section 501) (a) Event of Default for nonpayment of interest requires a 30-day continuance period; (b) Event of Default for a failure to pay

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sinking or purchase fund obligations covenants has no grace continuance period; (c) has no cross-default provision; and (d) Event of Default for involuntary insolvency proceedings has a 60 day continuance period.

•    The Anadarko 1997 Old Notes Indenture (Section 501) Event of Default for a cross-default requires a written notice of default from Holders of at least 5% in principal amount of Outstanding Securities for any default in excess of $10,000,000.

•   The Anadarko HoldCo 1999 Old Notes Indenture (Section 501) (a) Event of Default for nonpayment of interest requires a 30-day continuance period; (b) Event of Default for a failure to pay sinking or purchase fund obligations covenants has no grace continuance period; (c) has no cross-default provision; and (d) Event of Default for involuntary insolvency proceedings has a 60 day continuance period.

•   The Anadarko Finance 2001 Old Notes Indenture (Section 5.01) (a) Event of Default for a cross-default has a threshold of $25,000,000; (b) includes an Event of Default if the Guarantee ceases to be in effect or if the Guarantor denies or disaffirms its obligations; and (c) has no general Event of Default referencing defaults provided for in a particular series of Securities.

•    The Kerr-McGee 2001 Old Notes Indenture (Section 5.01) (a) Event of Default for nonpayment of interest requires a 30-day continuance period; (b) Event of Default for a failure to observe covenants has a 60-day continuance period; (c) has no cross-default provision; and (d) includes an Event of Default if the Guarantee ceases to be in effect or if the Guarantor denies or disaffirms its obligations.

	Old Notes	Oxy Notes
Company May Consolidate, Etc., only on Certain Terms	Section 801 of the Anadarko 2006 Old Notes Indenture	Section 801 of our Indenture

Anadarko shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its properties and assets to any Person, and Anadarko shall not permit any Person to consolidate with or merge into Anadarko, unless:

(1) in case Anadarko shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all its properties and assets to any Person, the Person formed by such consolidation or into which Anadarko is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets of Anadarko shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of any domestic or foreign jurisdiction and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Anadarko 2006 Old Notes Indenture on the part of Anadarko to be performed or observed and, for each Security that by its terms provides for conversion, shall have provided for the right to convert such Security in accordance with its terms;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Anadarko or any Subsidiary as a result of such transaction as having been incurred by Anadarko or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

Occidental shall not consolidate with or merge into any other Business Entity or convey, transfer or lease its properties and assets substantially as an entirety to any Business Entity, unless:

(1) the Business Entity formed by such consolidation or into which Occidental is merged or the Business Entity that acquires by conveyance or transfer, or which leases, the properties and assets of Occidental substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of our Indenture and the Securities on the part of Occidental to be performed or observed;

(2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) Occidental has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with such Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

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(3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko 2006 Old Notes Indenture, Anadarko or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Debt secured thereby so long as such Debt is so secured; and

(4) Anadarko has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with such Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”) and that all conditions precedent herein provided for relating to such transaction have been complied with.

Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Article Eight, “Consolidation, Merger, Sale, Conveyance or “Lease”) (a) requires that a merger successor be a corporation duly organized under the laws of the United States or a State thereof; and (b) prohibits leases of properties and assets substantially as an entirety to any Person.

•   The Anadarko 1995 Old Notes Indenture (Section 801) (a) requires that a merger successor be duly organized under the laws of the United States, any State thereof or the District of Columbia; and (b) does not require equal and ratable securing of indebtedness for money borrowed if Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko 1995 Old Notes Indenture.

Old Notes	Oxy Notes

•   The Anadarko HoldCo 1996 Old Notes Indenture (Section 801) (a) requires that a merger successor be a corporation duly organized under the laws of the United States or any State or the District of Columbia; and (b) does not require equal and ratable securing of indebtedness for money borrowed if Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko HoldCo 1996 Old Notes Indenture.

•    The Anadarko 1997 Old Notes Indenture (Section 801) (a) requires that a merger successor be duly organized under the laws of the United States, any State thereof or the District of Columbia; and (b) does not require equal and ratable securing of indebtedness for money borrowed if Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko 1997 Old Notes Indenture.

•   The Anadarko HoldCo 1999 Old Notes Indenture (Section 801 and 802, “Company May Consolidate, etc. only on Certain Terms” and “Subsidiary Issuers May Consolidate, etc. only on Certain Terms”) (a) requires that a merger successor be a corporation duly organized under the laws of the United States or any State or the District of Columbia; (b) does not require equal and ratable securing of Debt if Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko HoldCo 1999 Old Notes Indenture; and (c) contains a similar prohibition restricting Subsidiary Issuers from consolidating or amalgamating without complying with the requirements that (I) the successor be a corporation duly organized under the laws of the United States or any State or the District of Columbia or of Canada or any province or territory thereof that assumes the obligations under the Anadarko HoldCo 1999 Old Notes Indenture, (II) that no Event of

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Default shall happen (immediately after giving effect to such transaction or an event which after notice or lapse of time would become an Event of Default) and (III) that Anadarko deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with such Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”).

•   The Anadarko Finance 2001 Old Notes Indenture (Section 4.01, “Limitation on Mergers and Consolidations”) (a) requires that a merger successor be a corporation duly organized under the laws of the United States, any State thereof, Canada, any province thereof or the District of Columbia; (b) does not require equal and ratable securing of indebtedness for money borrowed if Anadarko would become subject to a Mortgage which would not be permitted by the Anadarko Finance 2001 Old Notes Indenture; and (c) contains a similar prohibition restricting a Guarantor from consolidating or amalgamating without complying with the requirements that (I) the successor be a corporation duly organized under the laws of the United States, any State thereof or the District of Columbia that assumes the obligations under the Anadarko Finance 2001 Old Notes Indenture, (II) that no Event of Default shall happen (immediately after giving effect to such transaction with notice or the passage of time) and (III) that Anadarko deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with such Article VIII (“Consolidation, Merger, Conveyance, Transfer or Lease”).

	Old Notes	Oxy Notes
Maintenance of Principal Properties	N/A	N/A
	The Anadarko 2006 Old Notes Indenture does not have a “Maintenance of Principal Properties” covenant.	Our Indenture does not have a “Maintenance of Principal Properties” covenant.

Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Section 1005) includes a requirement that Anadarko will cause all Principal Properties to be maintained and kept in good physical condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary physical repairs, renewals, replacements betterments and improvements thereof.

•   The Kerr-McGee 2001 Old Notes Indenture (Section 10.05) includes a requirement that Anadarko will cause all Principal Properties to be maintained and kept in good physical condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary physical repairs, renewals, replacements betterments and improvements thereof.

Limitation on Transfers of Principal Property	N/A	N/A
	The Anadarko 2006 Old Notes Indenture does not have a “Limitation on Transfers of Principal Property” covenant.	Our Indenture does not have a “Limitation on Transfers of Principal Property” covenant.

Material Differences noted in other Old Notes Indentures:

•    The Anadarko HoldCo 1996 Old Notes Indenture (Section 1007) prohibits Anadarko from selling, transferring, or otherwise disposing of any Principal Property to any Unrestricted Subsidiary without an opinion of the Board of Directors that such transaction constitutes fair value for such Principal Property.

	Old Notes	Oxy Notes

•    The Anadarko HoldCo 1999 Old Notes Indenture (Section 1007) prohibits Anadarko from selling, transferring, or otherwise disposing of any Principal Property to any Unrestricted Subsidiary without an opinion of the Board of Directors that such transaction constitutes fair value for such Principal Property.

Reports by Company	Section 704 of the Anadarko 2006 Old Notes Indenture	Section 704 of our Indenture

Anadarko shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Anadarko’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Occidental shall, to the extent required by Section 314(a) of the Trust Indenture Act:

(1) file with the Trustee, within 15 days after Occidental has filed the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which Occidental may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that Occidental shall be deemed to have filed copies of any such annual reports, documents or other reports with the Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure). Occidental shall also comply with the other provisions of Section 314(a) of the Trust Indenture Act;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by Occidental with the conditions and covenants of our Indenture as may be required from time to time by such rules and regulations; and

(3) transmit, within 30 days after the filing thereof with the Trustee, to the Holders of Securities, in the manner and to the extent provided in Section 703(b)

Old Notes	Oxy Notes

with respect to reports under Section 703(a), copies or such summaries of any information, documents and reports required to be filed by Occidental pursuant to paragraphs (1) and (2) of such Section (“Reports by Company”) as may be required by rules and regulations prescribed from time to time by the Commission.

Material Differences noted in other Old Notes Indentures:

•    The Kerr-McGee 1982 Old Notes Indenture (Section 704) (a) requires Anadarko to file with the Trustee and the Commission, such additional information, documents and reports with respect to compliance by Anadarko with the terms of the Kerr-McGee 1982 Old Notes Indenture as required by such rules and regulations; and (b) transmit to Holders within 30 days summaries of any information, documents and reports required to be filed by Anadarko pursuant to paragraphs (1) and (2) of such Section (“Reports by Company).

•   The Anadarko HoldCo 1996 Old Notes Indenture (Section 704) (a) requires Anadarko to file with the Trustee and the Commission, such additional information, documents and reports with respect to compliance by Anadarko with the terms of the Anadarko HoldCo 1996 Old Notes Indenture as required by such rules and regulations; and (b) transmit to Holders within 30 days summaries of any information, documents and reports required to be filed by Anadarko pursuant to paragraphs (1) and (2) of such Section (“Reports by Company).

•   The Anadarko HoldCo 1999 Old Notes Indenture (Section 704) (a) requires Anadarko to file with the Trustee and the Commission, such additional information, documents and reports with respect to compliance by Anadarko with the terms of the

Old Notes	Oxy Notes

Anadarko HoldCo 1999 Old Notes Indenture as required by such rules and regulations; and (b) transmit to Holders within 30 days summaries of any information, documents and reports required to be filed by Anadarko pursuant to paragraphs (1) and (2) of such Section (“Reports by Company”).

•   The Anadarko Finance 2001 Old Notes Indenture (Section 3.03, “SEC Reports; Financial Statements”) (a) requires that, whether or not required by the rules and regulations of the SEC, Anadarko will file a copy of all information and reports with the SEC for public availability (unless the SEC will not accept such filing) and, in addition, Anadarko shall furnish to the Holders and to prospective investors, upon the requests of Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act; and (b) Anadarko shall provide the Trustee with a sufficient number of copies of all information that the Trustee may be required to deliver to Holders under such Section 3.03 (“SEC Reports, Financial Statements”).

•    The Kerr-McGee 2001 Old Notes Indenture (Section 7.04) (a) requires Anadarko to file with the Trustee and the Commission, such additional information, documents and reports with respect to compliance by Anadarko with the terms of the Kerr-McGee 2001 Old Notes Indenture as required by such rules and regulations; and (b) transmit to Holders within 30 days summaries of any information, documents and reports required to be filed by Anadarko pursuant to paragraphs (1) and (2) of such Section (“Reports by Company).

THE PROPOSED AMENDMENTS

We are soliciting the consent of the holders of the Old Notes to, among other things, eliminate substantially all of the restrictive covenants in the Old Notes Indentures and eliminate the payment cross-default Events of Default in the Anadarko 1995 Old Notes Indenture, Anadarko 1997 Old Notes Indenture, Anadarko Finance 2001 Old Notes Indenture and Anadarko 2006 Old Notes Indenture. If the proposed amendments described below become effective with respect to any series of Old Notes, the amendments will apply to all Old Notes of such series not tendered in the applicable exchange offer. Thereafter, all such Old Notes will be governed by the relevant Old Notes Indenture as amended by the proposed amendments, which will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes. See “Risk Factors—Risks Relating to the Exchange Offers and Consent Solicitations—If the proposed amendments become effective, the Old Notes Indentures will have fewer restrictive terms and afford reduced protections to the holders of those securities compared to those currently in the Old Notes Indentures or those applicable to the Oxy Notes.”

The descriptions below of the provisions of the Old Notes Indentures to be eliminated or modified do not purport to be complete and are qualified in their entirety by reference to the Old Notes Indentures and the forms of supplemental indentures to the Old Notes Indentures that contain the amendments to become effective if the Requisite Consents are obtained. Copies of the forms of supplemental indentures are attached as exhibits to the registration statement of which this prospectus forms a part.

The proposed amendments for each of the Old Notes Indentures with respect to each series of Old Notes constitute a single proposal with respect to that series of notes, and a consenting holder of that series of Old Notes must consent to the proposed amendments in their entirety and may not consent selectively with respect to certain of the proposed amendments.

Pursuant to the Old Notes Indentures and related supplemental indentures for each series of Old Notes, the proposed amendments require that the Requisite Consent with respect to the applicable series of Old Notes must be received. The Requisite Consents are set forth in the table below. Any Old Notes held by Anadarko, Anadarko HoldCo, Anadarko Finance, Kerr-McGee or any person directly or indirectly controlling, controlled by or under direct or indirect common control with Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee are not considered to be “outstanding” for this purpose.

The table below sets forth, with respect to each series of Old Notes, among other things: the relevant Old Notes Indenture, the guarantor under the relevant Old Notes Indenture and the requisite consent applicable to such series of Old Notes (the “Requisite Consents”):

Title of Series of Old Notes	Issuer	Guarantor	Indenture	Requisite Consent
Kerr-McGee 1982 Old Notes Indenture
7.125% Debentures due 2027	Kerr-McGee	Anadarko	Kerr-McGee 1982 Old Notes Indenture	Two-thirds by all series under the Kerr-McGee 1982 Old Notes Indenture (voting as one class)(1)
Anadarko 1995 Old Notes Indenture
7.250% Debentures due 2025	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
7.250% Debentures due 2096	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
7.730% Debentures due 2096	Anadarko	None	Anadarko 1995 Old Notes Indenture	Majority by series(2)
Anadarko HoldCo 1996 Old Notes Indenture
7.500% Debentures due 2026	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)

Title of Series of Old Notes	Issuer	Guarantor	Indenture	Requisite Consent
7.150% Debentures due 2028	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)
7.500% Debentures due 2096	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1996 Old Notes Indenture	Majority by series(3)
Anadarko 1997 Old Notes Indenture
7.000% Debentures due 2027	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
6.625% Debentures due 2028	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
7.200% Debentures due 2029	Anadarko	None	Anadarko 1997 Old Notes Indenture	Majority by series(3)
Anadarko HoldCo 1999 Old Notes Indenture
7.950% Debentures due 2029	Anadarko HoldCo	Anadarko	Anadarko HoldCo 1999 Old Notes Indenture	Majority by series(4)
Anadarko Finance 2001 Old Notes Indenture
7.500% Senior Notes due 2031	Anadarko Finance	Anadarko	Anadarko Finance 2001 Old Notes Indenture	Majority by series(5)
Kerr-McGee 2001 Old Notes Indenture
6.950% Senior Notes due 2024	Kerr-McGee	Anadarko	Kerr-McGee 2001 Old Notes Indenture	Majority by all series under the Kerr-McGee 2001 Old Notes Indenture (voting as one class)(6)
7.875% Senior Notes due 2031	Kerr-McGee	Anadarko	Kerr-McGee 2001 Old Notes Indenture	Majority by all series under the Kerr-McGee 2001 Old Notes Indenture (voting as one class)(6)
Anadarko 2006 Old Notes Indenture
4.850% Senior Notes due 2021	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
3.450% Senior Notes due 2024	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
5.550% Senior Notes due 2026	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.450% Senior Notes due 2036	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)

Title of Series of Old Notes	Issuer	Guarantor	Indenture	Requisite Consent
Zero Coupon Senior Notes due 2036	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
7.950% Senior Notes due 2039	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.200% Senior Notes due 2040	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
4.500% Senior Notes due 2044	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
6.600% Senior Notes due 2046	Anadarko	None	Anadarko 2006 Old Notes Indenture	Majority by all series under the Anadarko 2006 Old Notes Indenture (voting as one class)(7)
(1)	Requires the consent of holders of at least two-thirds in principal amount of the outstanding securities under the Kerr-McGee 1982 Old Notes Indenture (voting as a class). As of the date hereof, the 7.125% Debentures due 2027 is the only series of securities outstanding under the Kerr-McGee 1982 Old Notes Indenture.
(2)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(3)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(4)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(5)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities of each affected series.
(6)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities under the Kerr-McGee 2001 Old Notes Indenture (voting as a class).
(7)	Requires the consent of holders of at least a majority in principal amount of the outstanding securities under the Anadarko 2006 Old Notes Indenture (voting as a class).

As of the date of this prospectus, the aggregate principal amount outstanding with respect to each series of Old Notes is:

Title of Series of Old Notes	Principal Amount Outstanding
4.850% Senior Notes due 2021	$677,035,000
3.450% Senior Notes due 2024	$247,965,000
6.950% Senior Notes due 2024	$650,000,000
7.250% Debentures due 2025	$310,000
5.550% Senior Notes due 2026	$1,100,000,000
7.500% Debentures due 2026	$111,856,000
7.000% Debentures due 2027	$47,750,000
7.125% Debentures due 2027	$150,000,000
7.150% Debentures due 2028	$235,133,000
6.625% Debentures due 2028	$14,153,000
7.200% Debentures due 2029	$135,005,000
7.950% Debentures due 2029	$116,275,000

Title of Series of Old Notes	Principal Amount Outstanding
7.500% Senior Notes due 2031	$900,000,000
7.875% Senior Notes due 2031	$500,000,000
6.450% Senior Notes due 2036	$1,750,000,000
Zero Coupon Senior Notes due 2036	$2,270,600,000	(1)
7.950% Senior Notes due 2039	$325,000,000
6.200% Senior Notes due 2040	$750,000,000
4.500% Senior Notes due 2044	$625,000,000
6.600% Senior Notes due 2046	$1,100,000,000
7.250% Debentures due 2096	$48,800,000
7.730% Debentures due 2096	$60,500,000
7.500% Debentures due 2096	$77,970,000
(1)	Aggregate principal amount at maturity. The accreted amount as of , 2019, the anticipated Settlement Date, will be approximately $ per $1,000,000 aggregate principal amount at maturity of Zero Coupon Notes.

The valid tender of a holder’s Old Notes will constitute the consent of the tendering holder to the proposed amendments in their entirety.

If the Requisite Consent Condition has been satisfied on or prior to the Expiration Date, assuming all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable, each of the sections or provisions listed below under the Old Notes Indentures will be deleted (or modified as indicated):

•	Modifications and Deletions to the Kerr-McGee 1982 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 307 (“Temporary Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 704 (“Reports by Company”) (modified so that Kerr-McGee is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions”) (modified to remove the restriction on selling or conveying all or substantially all of Kerr-McGee’s assets, to remove the requirement that the surviving entity be a corporation and to remove the absence of default condition);
○	Section 802 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 801);
○	Section 803 (“Securities to be Secured in Certain Events”);
○	Section 805 (“Limitation on Lease of Properties as an Entirety”);
○	Section 1004 (“Payment of Taxes and Other Claims”);
○	Section 1005 (“Maintenance of Principal Properties”);
○	Section 1007 (“Corporate Existence”);
○	Section 1008 (“Limitation on Secured Debt”);
○	Section 1009 (“Limitation on Sales and Leasebacks”); and
○	Section 1506 (“When Parent Guarantor May Consolidate or Merge”) (modified to remove the absence of default condition and to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction).

•	Modifications and Deletions to the Anadarko 1995 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $10,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing all or substantially all of Anadarko’s assets, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).
•	Modifications and Deletions to the Anadarko HoldCo 1996 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 704 (“Reports by the Company”) (modified so that Anadarko HoldCo is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, etc., only on Certain Terms”) (modified to remove the restriction on conveying or transferring Anadarko HoldCo’s properties or assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Corporation Substituted”) (modified to conform to changes made to Section 801);
○	Section 1005 (“Corporate Existence”);
○	Section 1006 (“Limitation on Liens and Sale Leaseback Transactions”); and
○	Section 1007 (“Limitation on Transfers of Principal Properties to Unrestricted Subsidiaries”).
•	Modifications and Deletions to the Anadarko 1997 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $10,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);

○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing Anadarko’s properties and assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).
•	Modifications and Deletions to the Anadarko HoldCo 1999 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 704 (“Reports by Issuers and the Guarantor”) (modified so that Anadarko HoldCo is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, etc. only on Certain Terms”) (modified to remove the restriction on conveying or transferring Anadarko HoldCo’s properties or assets substantially as an entirety, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 802 (“Subsidiary Issuers May Consolidate, etc. only on Certain Terms”);
○	Section 803 (“Successor Corporation Substituted”) (modified to conform to changes made to Section 801);
○	Section 1005 (“Corporate Existence”);
○	Section 1006 (“Limitation on Liens and Sale Leaseback Transactions”); and
○	Section 1007 (“Limitation on Transfers of Principal Properties to Unrestricted Subsidiaries”).
•	Modifications and Deletions to the Anadarko Finance 2001 Old Notes Indenture:
○	Section 1.01 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 2.07 (“Certificated Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 3.03 (“SEC Reports; Financial Statements”) (modified so that Anadarko Finance is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 3.04(b) (“Compliance Certificate”);
○	Section 3.05 (“Corporate Existence”);
○	Section 3.07 (“Limitation on Liens”);
○	Section 4.01 (“Limitation on Mergers and Consolidations”) (modified to remove (i) the restriction on the conveyance, transfer or lease of Anadarko Finance’s properties and assets substantially as an entirety to any person, (ii) the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction, (iii) the absence of default condition, (iv) the restriction on the conveyance, transfer or lease of the Guarantor’s properties and assets substantially as an entirety to any person, (v) the requirement that the surviving entity of a merger of the Guarantor be a corporation, partnership or trust or organized under the laws of a particular jurisdiction and (vi) the absence of default condition upon a merger of the Guarantor);

○	Section 4.02 (“Successors Substituted”) (modified to conform to changes made to Section 4.01);
○	Section 5.01(4) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $25,000,000 or more)); and
○	Section 6.02 (“Rights of Trustees”) (modified to provide that the Trustee shall not be deemed to have notice of a Default without actual knowledge or written notice).
•	Modifications and Deletions to the Kerr-McGee 2001 Old Notes Indenture:
○	Section 1.01 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);
○	Section 3.07 (“Temporary Securities”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 7.04 (“Reports by Company”) (modified so that Kerr-McGee is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 8.01 (“Consolidation and Mergers of Company and Conveyances Permitted Subject to Certain Conditions”) (modified to remove the restriction on selling or conveying of all or substantially all of Kerr-McGee’s assets, to remove the requirement that the surviving entity be a corporation or organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 8.02 (“Rights and Duties of Successor Corporation”) (modified to conform to changes made to Section 8.01);
○	Section 8.03 (“Securities to be Secured in Certain Events”);
○	Section 8.05 (“Limitation on Lease of Properties as an Entirety”);
○	Section 8.06 (“When Guarantors May Consolidate or Merge”) (modified to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction and to remove the absence of default condition);
○	Section 10.04 (“Payment of Taxes and Other Claims”);
○	Section 10.05 (“Maintenance of Principal Properties”);
○	Section 10.06 (“Statement as to Default”) (modified to remove the requirement to deliver an Officers’ Certificate in respect of an Event of Default);
○	Section 10.07 (“Corporate Existence”);
○	Section 10.08 (“Limitation on Secured Debt”);
○	Section 10.09 (“Limitation on Sales and Leasebacks”); and
○	Section 16.06 (“When Parent Guarantor May Consolidate or Merge”) (modified to remove the absence of default condition to remove the requirement that the surviving entity be organized under the laws of a particular jurisdiction).
•	Modifications and Deletions to the Anadarko 2006 Old Notes Indenture:
○	Section 101 (“Definitions”) (modified so that the defined term of “Officers’ Certificate” is changed to “Officer’s Certificate” and means “a certificate signed by the Chairman of the Board, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company or the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee”);

○	Section 305 (“Registration, Registration of Transfer and Exchange”) (modified to provide that Global Securities may be exchanged for definitive Securities in part and not only in whole);
○	Section 501(5) (“Events of Default” (cross-default triggered by a payment default of certain indebtedness in aggregate principal amount of $100,000,000 or more));
○	Section 704 (“Reports by Company”) (modified so that Anadarko is only required to comply with the reporting requirements under the Trust Indenture Act);
○	Section 801 (“Company May Consolidate, Etc., Only on Certain Terms”) (modified to remove the restriction on conveying, transferring or leasing all or substantially all of Anadarko’s properties or assets, to remove the requirement that the surviving entity be a corporation, partnership or trust or organized under the laws of a particular jurisdiction, to remove the absence of default condition and to remove the requirement to secure the Securities ratably if a non-permitted Mortgage is assumed);
○	Section 802 (“Successor Substituted”) (modified to conform to changes made to Section 801);
○	Section 1004 (“Corporate Existence”); and
○	Section 1005 (“Limitation on Liens”).

Conforming changes, etc.: The proposed amendments would also amend the Old Notes Indentures, the Old Notes and any exhibits thereto, to make certain conforming or other changes to the Old Notes Indentures, the Old Notes and any exhibits thereto, including modification or deletion of certain definitions and cross-references.

The Requisite Consents for a given series of Old Notes must be received in order for the applicable terms of such notes and the Old Notes Indenture to be amended. If the Requisite Consent Condition is not satisfied, the proposed amendments may become effective with respect to a given series of Old Notes for which the Requisite Consents are received and the Requisite Consent Condition has been waived.

The deletion or modification of the restrictive covenants contemplated by the proposed amendments would, among other things, permit Anadarko, Anadarko HoldCo, Anadarko Finance and Kerr-McGee and their respective subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Old Notes. See “Risk Factors,” “Description of the Differences between the Oxy Notes and the Old Notes,” “The Exchange Offers and Consent Solicitations,” “The Proposed Amendments” and “Description of the Oxy Notes.”

Effectiveness of Proposed Amendments

It is expected that the supplemental indentures for the proposed amendments to the Old Notes Indentures will be duly executed and delivered by Anadarko, Anadarko HoldCo, Anadarko Finance or Kerr-McGee, as applicable, and the applicable Old Notes Trustee upon or promptly following the later of the Consent Revocation Deadline and the receipt and acceptance of the Requisite Consents and the proposed amendments contained therein will become effective from the Settlement Date, subject to the satisfaction or, where permitted, the waiver of the conditions to the relevant exchange offer.

DESCRIPTION OF THE OXY NOTES

In this “Description of the Oxy Notes,” references to the “Company,” “we,” “us” or “our” refer to Occidental Petroleum Corporation and not to any of its subsidiaries. Capitalized terms used in this description but not otherwise defined have the meanings assigned to them in the Indenture (as defined below).

Each of our 4.850% Senior Notes due 2021, 3.450% Senior Notes due 2024, 6.950% Senior Notes due 2024, 7.250% Debentures due 2025, 5.550% Senior Notes due 2026, 7.500% Debentures due 2026, 7.000% Debentures due 2027, 7.125% Debentures due 2027, 7.150% Debentures due 2028, 6.625% Debentures due 2028, 7.200% Debentures due 2029, 7.950% Debentures due 2029, 7.500% Senior Notes due 2031, 7.875% Senior Notes due 2031, 6.450% Senior Notes due 2036, Zero Coupon Notes, 7.950% Senior Notes due 2039, 6.200% Senior Notes due 2040, 4.500% Senior Notes due 2044, 6.600% Senior Notes due 2046, 7.250% Debentures due 2096, 7.730% Debentures due 2096 and 7.500% Debentures due 2096 offered hereby (collectively, the “Oxy Notes”) will constitute a separate series of our senior debt securities under an indenture (the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Oxy Notes are being offered and will be issued in connection with the exchange offers for the Old Notes described elsewhere in this prospectus. The terms of the Oxy Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We will issue each series of Oxy Notes pursuant to an officer’s certificate, as contemplated by the Indenture, setting forth the specific terms applicable to such series of notes. References to the “Indenture” in this description refer to the Indenture as supplemented by such officer’s certificates.

The following description is a summary of certain of the provisions of the Oxy Notes and the Indenture. This summary is not complete and is qualified in its entirety by reference to the Indenture, the form of which is attached as an exhibit to the registration statement of which this prospectus forms a part. You should carefully read the summary below and the Indenture in their entirety. See “Where You Can Find More Information.”

General

Each series of Oxy Notes will constitute a separate series of the Company’s senior debt securities under the Indenture. The Indenture will not limit the aggregate principal amount of Oxy Notes that we may issue under the Indenture and we may, without the consent of holders of outstanding Oxy Notes, issue additional Oxy Notes thereunder. In addition, the Indenture will not limit the amount of other unsecured debt that we or our subsidiaries may issue or incur. Some of our outstanding senior debt that we issued under previous indentures has different terms from the Oxy Notes (including different restrictive covenants and event of default provisions) and, as a result, certain events or circumstances that may constitute events of default with respect to that previously issued debt may not constitute an event of default under the Indenture. The Oxy Notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness.

As of June 30, 2019, after giving effect to the Transactions and assuming 100% participation in the exchange offers, we would have had approximately $       billion aggregate principal amount of outstanding indebtedness, $       of which would have been secured indebtedness. As of June 30, 2019, after giving effect to the Transactions other than the Total transaction and the Term loan refinancing and assuming 100% participation in the exchange offers, we would have had approximately $       billion aggregate principal amount of outstanding indebtedness, $       of which would have been secured indebtedness.

Substantially all of our operations are, and following the consummation of the merger will be, conducted through our subsidiaries. None of our subsidiaries (including, following the consummation of the merger, Anadarko Petroleum Corporation) will be a guarantor of the Oxy Notes. As a result, our right to receive assets upon the liquidation or recapitalization of any of our subsidiaries, and your consequent right to benefit from our receipt of those assets, will be subject to the claims of such subsidiary’s creditors. Accordingly, the Oxy Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries, including any Old Notes that are not exchanged in the exchange offers and remain outstanding. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in or other liens on the assets of any such subsidiary and contractually subordinated to any indebtedness or other liabilities (including trade payables) of any such subsidiary that rank senior to our claims.

The Oxy Notes will not be entitled to any sinking fund.

Principal, Maturity, Interest and Denomination

4.850% Senior Notes due 2021

•	Title of the notes: 4.850% Senior Notes due 2021
•	Total principal amount being issued: up to $677,035,000
•	Maturity date: March 15, 2021
•	Interest rate: 4.850%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

3.450% Senior Notes due 2024

•	Title of the notes: 3.450% Senior Notes due 2024
•	Total principal amount being issued: up to $247,965,000
•	Maturity date: July 15, 2024
•	Interest rate: 3.450%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: January 15 and July 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: January 1 and July 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

6.950% Senior Notes due 2024

•	Title of the notes: 6.950% Senior Notes due 2024
•	Total principal amount being issued: up to $650,000,000
•	Maturity date: July 1, 2024
•	Interest rate: 6.950%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: January 1 and July 1
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: December 15 and June 15
•	Redemption: see “—Optional Redemption”

•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.250% Debentures due 2025

•	Title of the notes: 7.250% Debentures due 2025
•	Total principal amount being issued: up to $310,000
•	Maturity date: March 15, 2025
•	Interest rate: 7.250%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

5.550% Senior Notes due 2026

•	Title of the notes: 5.550% Senior Notes due 2026
•	Total principal amount being issued: up to $1,100,000,000
•	Maturity date: March 15, 2026
•	Interest rate: 5.550%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

7.500% Debentures due 2026

•	Title of the notes: 7.5000% Senior Notes due 2026
•	Total principal amount being issued: up to $111,856,000
•	Maturity date: October 15, 2026
•	Interest rate: 7.500%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: April 15 and October 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: April 1 and October 1

•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.000% Debentures due 2027

•	Title of the notes: 7.000% Debentures due 2027
•	Total principal amount being issued: up to $47,750,000
•	Maturity date: November 15, 2027
•	Interest rate: 7.000%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: May 1 and November 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.125% Debentures due 2027

•	Title of the notes: 7.125% Debentures due 2027
•	Total principal amount being issued: up to $150,000,000
•	Maturity date: October 15, 2027
•	Interest rate: 7.125%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: April 15 and October 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: April 1 and October 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.150% Debentures due 2028

•	Title of the notes: 7.150% Debentures due 2028
•	Total principal amount being issued: up to $235,133,000
•	Maturity date: May 15, 2028
•	Interest rate: 7.150%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: April 30 and October 31
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

6.625% Debentures due 2028

•	Title of the notes: 6.625% Debentures due 2028
•	Total principal amount being issued: up to $14,153,000
•	Maturity date: January 15, 2028
•	Interest rate: 6.625%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: January 15 and July 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: January 1 and July 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.200% Debentures due 2029

•	Title of the notes: 7.200% Debentures due 2029
•	Total principal amount being issued: up to $135,005,000
•	Maturity date: March 15, 2029
•	Interest rate: 7.200%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.950% Debentures due 2029

•	Title of the notes: 7.950% Debentures due 2029
•	Total principal amount being issued: up to $116,275,000
•	Maturity date: April 15, 2029
•	Interest rate: 7.950%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: April 15 and October 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: April 1 and October 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.500% Senior Notes due 2031

•	Title of the notes: 7.500% Senior Notes due 2031
•	Total principal amount being issued: up to $900,000,000
•	Maturity date: May 1, 2031
•	Interest rate: 7.500%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: May 1 and November 1
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: April 15 and October 15
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.875% Senior Notes due 2031

•	Title of the notes: 7.875% Senior Notes due 2031
•	Total principal amount being issued: up to $500,000,000
•	Maturity date: September 15, 2031
•	Interest rate: 7.875%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

6.450% Senior Notes due 2036

•	Title of the notes: 6.450% Senior Notes due 2036
•	Total principal amount being issued: up to $1,750,000,000
•	Maturity date: September 15, 2036
•	Interest rate: 6.450%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

Zero Coupon Senior Notes due 2036

•	Title of the notes: Zero Coupon Senior Notes due 2036 (the “Zero Coupon Notes”)
•	Total principal amount at maturity being issued: up to $2,270,600,000
•	Maturity date: October 10, 2036
•	Accretion rate: 5.2401683930%
•	Accreted interest: Interest will accrete from the last accretion value calculation date for the Old Zero Coupon Notes
•	Accretion value calculation dates: April 10 and October 10
•	Redemption: see “—Optional Redemption”, “—Zero Coupon Put and Call Rights”
•	Denomination: Minimum denominations of $2,000 in principal amount at maturity and integral multiples of $1,000 in excess thereof

7.950% Senior Notes due 2039

•	Title of the notes: 7.950% Senior Notes due 2039
•	Total principal amount being issued: up to $325,000,000
•	Maturity date: June 15, 2039
•	Interest rate: 7.950%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: June 15 and December 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: June 1 and December 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

6.200% Senior Notes due 2040

•	Title of the notes: 6.200% Senior Notes due 2040
•	Total principal amount being issued: up to $750,000,000
•	Maturity date: March 15, 2040
•	Interest rate: 6.200%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1

•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

4.500% Senior Notes due 2044

•	Title of the notes: 4.500% Senior Notes due 2044
•	Total principal amount being issued: up to $625,000,000
•	Maturity date: July 15, 2044
•	Interest rate: 4.500%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: January 15 and July 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: January 1 and July 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

6.600% Senior Notes due 2046

•	Title of the notes: 6.600% Senior Notes due 2046
•	Total principal amount being issued: up to $1,100,000,000
•	Maturity date: March 15, 2046
•	Interest rate: 6.600%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof

7.250% Debentures due 2096

•	Title of the notes: 7.250% Debentures due 2096
•	Total principal amount being issued: up to $48,800,000
•	Maturity date: November 15, 2096
•	Interest rate: 7.250%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: May 15 and November 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing

•	Regular record dates for interest: May 1 and November 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.730% Debentures due 2096

•	Title of the notes: 7.730% Debentures due 2096
•	Total principal amount being issued: up to $60,500,000
•	Maturity date: September 15, 2096
•	Interest rate: 7.730%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: March 15 and September 15
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: March 1 and September 1
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

7.500% Debentures due 2096

•	Title of the notes: 7.500% Debentures due 2096
•	Total principal amount being issued: up to $77,970,000
•	Maturity date: November 1, 2096
•	Interest rate: 7.500%
•	Accrued interest: Interest will accrue from the last interest payment date for the corresponding series of Old Notes
•	Interest payment dates: May 1 and November 1
•	First interest payment date: the first interest payment date occurring after the date that interest starts accruing
•	Regular record dates for interest: April 15 and October 15
•	Redemption: see “—Optional Redemption”
•	Denomination: Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof

If the regular record date for the first interest payment date in respect of a series of Oxy Notes would be a date prior to the settlement date of the related exchange offer, the record date for such series of Oxy Notes for such first interest payment date will be the day immediately preceding such interest payment date.

If any interest payment date, maturity date or redemption date for any series of Oxy Notes falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on that payment for the period from and after such interest payment date, maturity date or redemption date until such following business day. Interest on each series of Oxy Notes (other than the Zero Coupon Notes) will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest payable on any interest payment date or redemption date or on the maturity date of any series of Oxy Notes shall be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for on such series of Oxy Notes (or, if no interest has been paid or duly provided for on such series of Oxy Notes, from and including the most recent interest payment date of the corresponding series of Old Notes) to, but not including, such interest payment date, redemption date or maturity date, as the case may be.

The Oxy Notes will not be listed on any securities exchange or included in any automated quotation system.

Place of Payment, Transfer and Exchange

All payments on the Oxy Notes will be made, and transfers of the Oxy Notes will be registrable, at the trustee’s office in The City of New York, unless we designate another place for such purpose.

Optional Redemption

Any series of Oxy Notes other than the Oxy Non-Redeemable Notes (as defined below) may be redeemed, in whole or in part, at our option, at any time or from time to time, in each case prior to final maturity (or, in the case of any series of Oxy Par Call Notes (as defined below), prior to the Applicable Par Call Date (as defined below)) at a redemption price equal to the greater of:

•	100% of the principal amount of the Oxy Notes to be redeemed; and
•	the sum of the present values of the remaining scheduled payments of principal and interest on the Oxy Notes to be redeemed through final maturity (assuming, for this purpose, that the Oxy Par Call Notes mature on the Applicable Par Call Date), but excluding any portion of such payments of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year comprised of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus the Applicable Make-whole Spread (as defined below);

plus, in each case, accrued and unpaid interest on the principal amount of the Oxy Notes being redeemed to, but not including, the redemption date.

On and after Applicable Par Call Date, the Oxy Par Call Notes will be redeemable at our option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Oxy Par Call Notes to be redeemed, plus accrued and unpaid interest on the principal amount of the Oxy Par Call Notes being redeemed to, but not including, the redemption date.

Notwithstanding the foregoing, with respect to interest that is due and payable on any interest payment date falling on or prior to a redemption date for such Oxy Notes, we will pay such interest to the persons who were record holders of such Oxy Notes at the close of business on the relevant regular record date.

We will send to each holder of Oxy Notes subject to redemption a notice of such redemption at least 10 days but not more than 60 days before the redemption date. Unless we default in payment of the redemption price (or accrued and unpaid interest) with respect to the Oxy Notes to be redeemed, no interest will accrue on the Oxy Notes or portions thereof so redeemed for the period on and after such redemption date. If less than all of the Oxy Notes of a series are to be redeemed, the Oxy Notes (or portions thereof) of such series will be redeemed by such method as the trustee deems fair and appropriate or, in the case of global notes, by the Depositary’s applicable policies and procedures.

We may provide in any notice of redemption that payment of the redemption price and the performance of any obligations with respect to such redemption may be performed by another person; provided, however, that we will remain obligated to pay the redemption price and perform any such obligations with respect to such redemption in the event such other person fails to do so.

“Applicable Make-whole Spread” means, for the following series of Oxy Notes, the number of basis points set forth opposite such series in the table below:

Title of Series	Make-whole Spread
4.850% Senior Notes due 2021	50 bps
3.450% Senior Notes due 2024	15 bps
6.950% Senior Notes due 2024	30 bps
5.550% Senior Notes due 2026	50 bps
7.125% Debentures due 2027	10 bps
7.150% Debentures due 2028	25 bps
7.950% Debentures due 2029	40 bps
7.500% Senior Notes due 2031	30 bps
7.875% Senior Notes due 2031	25 bps
6.450% Senior Notes due 2036	30 bps
7.950% Senior Notes due 2039	50 bps
6.200% Senior Notes due 2040	25 bps
4.500% Senior Notes due 2044	20 bps
6.600% Senior Notes due 2046	50 bps

“Applicable Par Call Date” means, for the following series of Oxy Notes, the date set forth opposite such series in the table below:

Title of Series	Par Call Date
4.850% Senior Notes due 2021	February 15, 2021
3.450% Senior Notes due 2024	April 15, 2024
5.550% Senior Notes due 2026	December 15, 2025
4.500% Senior Notes due 2044	January 15, 2044
6.600% Senior Notes due 2046	September 15, 2045

“Comparable Treasury Issue” means, with respect to any redemption date for a series of Oxy Notes, the United States Treasury security selected by the Quotation Agent that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Oxy Notes (assuming, for this purpose, that the Oxy Par Call Notes mature on the Applicable Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date for a series of Oxy Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations, such average in any case to be determined by the Quotation Agent, or (3) if only one Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Oxy Non-Redeemable Notes” means the 7.250% Debentures due 2025, the 7.500% Debentures due 2026, the 7.000% Debentures due 2027, the 6.625% Debentures due 2028, the 7.200% Debentures due 2029, the Zero Coupon Notes, the 7.250% Debentures due 2096, the 7.730% Debentures due 2096 and the 7.500% Debentures due 2096.

“Oxy Par Call Notes” means the 4.850% Senior Notes due 2021, the 3.450% Senior Notes due 2024, the 5.550% Senior Notes due 2026, the 4.500% Senior Notes due 2044 and the 6.660% Senior Notes due 2046.

“Quotation Agent” means, with respect to any redemption date for a series of Oxy Notes, the Reference Treasury Dealer appointed by us as such.

“Reference Treasury Dealer” means, with respect to any redemption date for a series of Oxy Notes, each of (1) BofA Securities, Inc. and Citigroup Global Markets Inc. (or their respective affiliates that are primary U.S.

Government securities dealers) and their respective successors; provided, however, that if any of them shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we will substitute for it another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer or Dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for a series of Oxy Notes, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day in The City of New York preceding such redemption date.

“Treasury Rate” means, on a redemption date, the rate per annum equal to:

•	the yield, under the heading that represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the remaining term of the Oxy Notes to be redeemed (assuming, for this purpose, that the Oxy Par Call Notes mature on the Applicable Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight-line basis rounding to the nearest month; or
•	if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated by the Quotation Agent at 5:00 p.m. (New York City time) on the third business day preceding the redemption date.

The Oxy Non-Redeemable Notes may not be redeemed prior to their respective final maturity dates, except that the Zero Coupon Notes are subject to the redemption provisions described below under “—Oxy Zero Coupon Put and Call Rights.”

Oxy Zero Coupon Put and Call Rights

On each October 10 (beginning October 10, 2019) until October 10, 2035 (each such date, a “Purchase Date”), each holder of the Zero Coupon Notes will have the right to require us to redeem all or a portion of the Zero Coupon Notes registered in the name of such holder on the security register at a redemption price equal to the product of (x) the principal amount of such Zero Coupon Notes (or portion thereof) to be redeemed and (y) the percentage corresponding to such Purchase Date as set forth in the table below (each such percentage, a “Put Price”):

Purchase Date	Put Price
October 10, 2019	41.504916%
October 10, 2020	43.708335%
October 10, 2021	46.028731%
October 10, 2022	48.472312%
October 10, 2023	51.045618%
October 10, 2024	53.755536%
October 10, 2025	56.609319%
October 10, 2026	59.614605%
October 10, 2027	62.779435%
October 10, 2028	66.112280%
October 10, 2029	69.622060%

Purchase Date	Put Price
October 10, 2030	73.318167%
October 10, 2031	77.210494%
October 10, 2032	81.309458%
October 10, 2033	85.626028%
October 10, 2034	90.171757%
October 10, 2035	94.958811%

Any holder electing to require us to redeem all or a portion of its Zero Coupon Notes on a Purchase Date will be required to provide written notice to the Trustee and us at least 20 Business Days prior to such Purchase Date (the “Trigger Date”).

The Zero Coupon Notes will be redeemable at our option prior to final maturity in certain limited circumstances. If, at the close of business on a Trigger Date, Zero Coupon Notes representing 90% or more of the aggregate Accreted Value of the Zero Coupon Notes originally issued under the Indenture have been either purchased or redeemed by us or tendered for redemption on the corresponding Purchase Date at the election of holders as described under “—Oxy Zero Coupon Put and Call Rights”, we will have the option to redeem all (but not part) of the outstanding Zero Coupon Notes, upon not less than 15 Business Days prior written notice to the holders, on such Purchase Date or any subsequent Purchase Date. The redemption price will equal 100% of the Accreted Value of the outstanding Zero Coupon Notes on such redemption date.

“Accreted Value” means (x) on any Accreted Value Calculation Date, the product of (i) the aggregate principal amount at maturity and (ii) the accretion factor for such date as set forth in the table below; and (y) on any date between two Accreted Value Calculation Dates (an “Interim Date”), the sum of (i) the Accreted Value on the first such Accreted Value Calculation Date and (ii) the product of (A) 1/180th of the difference between the Accreted Values on the second and the first such Accreted Value Calculation Dates and (B) the number of days (based on a 360-day year of twelve 30-day months) from and including the first of the two Accreted Value Calculation Dates to but excluding the Interim Date.

“Accreted Value Calculation Date” means each April 10 and October 10 following the Settlement Date until maturity of the Zero Coupon Notes.

“Accretion Factor” means, with respect to the applicable Accreted Value Calculation Date, the factor set forth opposite such Accreted Value Calculation Date in the table below:

Accreted Value Calculation Date	Accretion Factor
October 10, 2019	41.504915507600%
April 10, 2020	42.592379239600%
October 10, 2020	43.708335436900%
April 10, 2021	44.853530626300%
October 10, 2021	46.028730893800%
April 10, 2022	47.234722397800%
October 10, 2022	48.472311894600%
April 10, 2023	49.742327278200%
October 10, 2023	51.045618134200%
April 10, 2024	52.383056307900%
October 10, 2024	53.755536487900%
April 10, 2025	55.163976804200%
October 10, 2025	56.609319442600%
April 10, 2026	58.092531275000%
October 10, 2026	59.614604506300%
April 10, 2027	61.176557337800%
October 10, 2027	62.779434648600%
April 10, 2028	64.424308694500%
October 10, 2028	66.112279825300%

Accreted Value Calculation Date	Accretion Factor
April 10, 2029	67.8444 77220900%
October 10, 2029	69.622059646800%
April 10, 2030	71.446216228900%
October 10, 2030	73.318167249300%
April 10, 2031	75.239164962500%
October 10, 2031	77.210494433300%
April 10, 2032	79.233474396000%
October 10, 2032	81.309458137000%
April 10, 2033	83.439834399900%
October 10, 2033	85.626028314600%
April 10, 2034	87.869502350500%
October 10, 2034	90.171757295200%
April 10, 2035	92.534333257800%
October 10, 2035	94.958810699800%
April 10, 2035	97.446811492100%

7.730% Debentures due 2096 Put Right

On September 15, 2026, or if such date is not a business day, then the next succeeding business day (the “7.730% Debentures Redemption Date”), each holder of our 7.730% Debentures due 2096 will have the right (the “7.730% Debentures Redemption Right”) to require us to redeem, in whole or in part, such holder's 7.730% Debentures due 2096 at a redemption price equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to, but not including, the 7.730% Debentures Redemption Date.

On or prior to July 1, 2026, we will mail a notice to each holder of the 7.730% Debentures due 2096 stating that (a) in order for a holder to exercise the 7.730% Debentures Redemption Right, the holder must surrender the 7.730% Debentures due 2096 in respect of which the 7.730% Debentures Redemption Right is being exercised, or transfer such debentures by book-entry form, to the Trustee during the period from July 15, 2026 and prior to 5:00 p.m. (New York City time) on August 14, 2026 (or if such date is not a business day, then the next succeeding business day), (b) any election on the part of a holder to exercise the 7.730% Debentures Redemption Right effected in accordance with the foregoing shall be irrevocable on the part of the holder and may not be withdrawn, (c) holders whose 7.730% Debentures due 2096 are being redeemed only in part will be issued new 7.730% Debentures due 2096 equal in principal amount to the unredeemed portion of the 7.730% Debentures due 2096 surrendered, which unredeemed portion must be equal to $1,000 in principal amount or an integral multiple of $1,000 thereof and (d) unless the Company defaults in the payment of principal and accrued interest on the debentures to be redeemed on the 7.730% Debentures Redemption Date, interest on such debentures will cease to accrue on the 7.730% Debentures Redemption Date.

Specified Long-Term Bonds’ Conditional Right to Shorten Maturity

We may elect to shorten the maturity of the 7.250% Debentures due 2096 and/or the 7.500% Debentures due 2096 (collectively, the “Specified Long-Term Bonds”) upon the occurrence of a Tax Event (as defined below) to the extent required, in the opinion of a nationally recognized independent tax counsel, so that, after the shortening of the maturity, interest paid on the applicable series of Specified Long-Term Bonds will be deductible for federal income tax purposes.

In the event that we elect to exercise our right to shorten the maturity of the Specified Long-Term Bonds due to the occurrence of a Tax Event, we will mail a notice of shortened maturity to each holder of record of the Specified Long-Term Bonds, by first-class mail, or otherwise deliver in accordance with the applicable procedures of the Depository, not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Specified Long-Term Bonds. Such notice would be effective upon mailing.

“Tax Event” means that we shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the Indenture, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of an Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after the date of the Indenture, such change in tax law creates a more than insubstantial risk that interest paid by us on the Specified Long-Term Bonds is not, or will not be, deductible, in whole or in part, by us for purposes of federal income tax.

Limitation on Liens

The Indenture will provide that we will not, nor will we permit any Consolidated Subsidiary (as defined below) to, incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt (as defined below), unless the Oxy Notes are secured equally and ratably with (or prior to) such Secured Debt. This covenant will not apply to:

(1)	Liens (as defined below) existing on the date of the Indenture;
(2)	Liens existing on property of, or on any shares of Capital Stock or Indebtedness (each as defined below) of, any Business Entity (as defined below) at the time such Business Entity becomes a Consolidated Subsidiary or at the time such Business Entity is merged into or consolidated with us or any Consolidated Subsidiary or at the time of sale, lease or other disposition of the properties of such Business Entity (or a division of such Business Entity) to us or a Consolidated Subsidiary as an entirety or substantially as an entirety;
(3)	Liens in favor of us or a Consolidated Subsidiary;
(4)	Liens in favor of governmental bodies to secure progress, advance or other payments pursuant to any contract or provision of any statute;
(5)	Liens existing on property, shares of Capital Stock or Indebtedness at the time of acquisition thereof (including acquisition through merger or consolidation) or Liens to (i) secure the payment of all or any part of the purchase price of such property, shares or Indebtedness or the cost of construction, installation, expansion, renovation, improvement or development on or of such property or (ii) secure any Indebtedness incurred prior to, at the time of, or within two years after the latest of the acquisition, the completion of such construction, installation, expansion, renovation, improvement or development or the commencement of full operation of such property or within two years after the acquisition of such shares or Indebtedness for the purpose of financing all or any part of the purchase price or cost thereof;
(6)	Liens on any specific oil or gas property to secure Indebtedness incurred by us or any Consolidated Subsidiary to provide funds for all or any portion of the cost of exploration, production, gathering, processing, marketing, drilling or development of such property;
(7)	Liens on any Principal Domestic Property (as defined below) securing Indebtedness incurred under industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America or any State thereof or any department, agency, instrumentality or political subdivision thereof;
(8)	Liens on any Principal Domestic Property securing Indebtedness arising in connection with the sale of accounts receivable resulting from the sale of oil or gas at the wellhead;
(9)	extensions, renewals or refundings of any Liens referred to in the foregoing clauses (1) through (8), subject to certain limitations; and
(10)	Liens on property or shares of Capital Stock of any WES Entity (as defined below).

Notwithstanding the foregoing, we and one or more Consolidated Subsidiaries may incur, create, assume, guarantee or otherwise become liable with respect to any Secured Debt that would otherwise be subject to the foregoing restrictions if, after giving effect thereto, the aggregate amount of all Secured Debt would not exceed 15% of Consolidated Net Tangible Assets (as defined below).

Consolidation, Merger or Sale

The Indenture will not permit us to consolidate with, merge into or convey, transfer or lease our properties and assets substantially as an entirety to any Business Entity unless the following conditions are met:

•	the Business Entity formed by such consolidation or into which we are merged or the Business Entity that acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a Business Entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, all of our obligations under the Indenture and the Oxy Notes; and
•	immediately after giving effect to such transaction, no event of default, or event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

If the conditions described above are satisfied with respect to the Oxy Notes, we will not need to obtain the approval of the holders in order to engage in such a consolidation, merger, conveyance, transfer or lease. Also, these conditions will apply only if we wish to consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety to, another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Occidental but in which we do not consolidate with or merge into another entity and any transaction in which we convey, transfer or lease less than substantially all our assets.

Reports

The Indenture will provide that we will file with the Trustee, within 15 days after we have filed the same with the United States Securities and Exchange Commission (the “Commission”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which we may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; provided that we will be deemed to have filed copies of any such annual reports, documents or other reports with the Trustee to the extent that such annual reports, documents or other reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure).

Events of Default and Remedies Under the Indenture

The following will be events of default under the Indenture with respect to each series of Oxy Notes:

•	failure to pay any installment of interest upon any Oxy Notes of such series when it becomes due and payable, and continuance of such failure to pay for a period of 30 days;
•	failure to pay the principal of any Oxy Notes of such series when due;
•	failure to perform or breach of any other covenant or warranty contained in the Oxy Notes or the Indenture (other than a covenant or warranty specifically benefiting only another series of Oxy Notes), and the continuance of such failure or breach for a period of 90 days after we receive notice of such failure or breach from the Trustee or holders of at least 25% in principal amount of the outstanding Oxy Notes of that series; and
•	certain events of bankruptcy, insolvency or reorganization relating to us.

If an event of default with respect to Oxy Notes of any series occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Oxy Notes of that series, by notice in writing to us (and to the Trustee if notice is given by such holders), may declare the principal of, and accrued interest, if any, on the Oxy Notes of such series to be due and payable immediately. The principal amount of the Zero Coupon Notes will be deemed to be the Accreted Value of such notes as of the date of acceleration. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained, holders of a majority in principal amount of the outstanding Oxy Notes of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:

•	we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest on the Oxy Notes of that series, the principal of any Oxy Notes of that series which has become due otherwise than by such declaration of acceleration and interest thereon, to the extent payment of such interest is lawful, interest on overdue installments of interest, all sums paid or advanced by the Trustee, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amount due to the Trustee under the Indenture, and
•	all events of default with respect to outstanding Oxy Notes of that series, other than the non-payment of the principal of and interest on such Oxy Notes which became due solely by such declaration of acceleration, have been cured or waived in accordance with the terms of the Indenture.

The holders of a majority in principal amount of the outstanding Oxy Notes of any series may waive any past default with respect to that series and its consequences, except defaults regarding:

•	payment of principal or interest; or
•	covenants that cannot be modified or amended without the consent of each holder of an outstanding Oxy Note affected thereby (as described under “—Modification of Indenture; Waiver” below).

Any waiver shall cure such default and the corresponding event of default.

Subject to the terms of the Indenture, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the applicable series of Oxy Notes, unless the holders have offered the Trustee reasonable security or indemnity against costs, expenses and liabilities to be incurred in compliance with such request. The holders of a majority in principal amount of the outstanding Oxy Notes of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Oxy Notes of that series; provided that:

•	the direction given to the Trustee is not in conflict with any law or the Indenture;
•	the Trustee may take any other action deemed proper by it which is not inconsistent with that direction; and
•	the Trustee has not determined that the action would be unjustly prejudicial to the holders not involved in the proceeding.

A holder of the Oxy Notes of any series will have the right to institute a proceeding under the Indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in principal amount of the outstanding Oxy Notes of that series have made written request, and have offered reasonable indemnity, to the Trustee to institute the proceedings as trustee; and
•	the Trustee does not institute the proceeding, and does not receive from the holders of a majority in principal amount of the outstanding Oxy Notes of that series other conflicting directions, within 60 days after the notice, request and offer of indemnity.

The Indenture provides that no holder or group of holders of Oxy Notes will have any right to affect, disturb or prejudice the rights of other holders, obtain or seek priority or preference over another holder or enforce its rights under the Indenture except as provided in the Indenture for the equal and ratable benefit of all holders.

These limitations on instituting proceedings do not apply to a suit instituted by a holder of Oxy Notes to enforce the payment of the principal of or interest on the Oxy Notes.

We will periodically deliver statements to the Trustee regarding the existence or absence of defaults under the Indenture.

Modification of Indenture; Waiver

We and the Trustee may amend or supplement the Indenture without the consent of any holders to, among other things:

•	evidence the succession of another Business Entity to us and the assumption by such successor of our covenants, agreements and obligations in the Indenture and the Oxy Notes;
•	add to our covenants, agreements and obligations for the benefit of the holders of all Oxy Notes or any series thereof, or to surrender any right or power the Indenture confers upon us;
•	to provide for the re-opening of a series of Oxy Notes and for the issuance of additional Oxy Notes of such series;
•	evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee with respect to the Oxy Notes of one or more series;
•	cure any ambiguity or correct or supplement any provision in the Indenture that may be inconsistent with any other provision in the Indenture or make other provisions with respect to matters or questions arising under the Indenture;
•	add, change or eliminate any provisions of the Indenture (which addition, change or elimination may apply to one or more series of Oxy Notes), provided, that the addition, change or elimination neither (a) applies to any Oxy Notes of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of the provision nor (b) modifies the rights of holders of those Oxy Notes with respect to those modified provisions;
•	add to or change or eliminate any provision of the Indenture as shall be necessary to comply with any amendments to the Trust Indenture Act or to otherwise maintain qualification of the Indenture under the Trust Indenture Act or to comply with the rules of any applicable depositary;
•	to conform the text of the Indenture or the Oxy Notes to any provision of the section “Description of Notes” (or equivalent title) in the offering memorandum or prospectus relating to the initial offering of such Oxy Notes;
•	secure the Oxy Notes; or
•	change anything else that does not adversely affect the interests of any holder of Oxy Notes in any material respect.

In addition, under the Indenture, the rights of holders of a series of Oxy Notes may be changed by us and the Trustee with the written consent of (i) the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Indenture voting as a single class or (ii) if fewer than all of the series of outstanding debt securities issued under the Indenture are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, such debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture with respect to such applicable series of debt securities or modify in any manner the rights of the holders of such applicable series of debt securities under the Indenture.

However, no change may be made without the consent of each holder of an outstanding Oxy Note affected thereby if such change would, among other things:

•	change the stated maturity of principal of, or any installment of principal or interest on, any such Oxy Note;
•	reduce the principal amount of, or the rate of interest on, or any premium payable on, any such Oxy Note (or, in the case of the Zero Coupon Notes, reduce the principal of any Zero Coupon Note that would be due and payable upon declaration of acceleration);
•	change the place where, or currency in which, any principal of or interest on any such Oxy Note is payable;

•	impair the right of the holders to institute suit for the enforcement of any payment of any such Oxy Note on or after the stated maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of any Oxy Note that is subject to repurchase or redemption by us at the option of the holders, on or after the date fixed for such repurchase or redemption);
•	reduce the percentage in principal amount of outstanding Oxy Notes of any series the holders of which are required to consent to any such change, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences with respect to the Oxy Notes of such series provided for in the Indenture; and
•	modify any of the foregoing requirements or the provisions regarding waivers of any covenant or past default other than to increase the percentage of holders required for consent or waiver or add consent requirements for modification or waiver of other provisions.

Discharge

We may discharge our obligations under the Indenture in respect of any series of Oxy Notes that have not already been delivered to the Trustee for cancellation and that have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing as trust funds with the Trustee an amount sufficient, without investment, to pay and discharge whether at maturity, upon redemption or otherwise, the principal and interest of, and premium, if any, on the Oxy Notes of the applicable series.

We may also discharge, at any time, our obligations in respect of any series of Oxy Dischargeable Non-Opinion Notes and Oxy Dischargeable Opinion Notes (each as defined below) (other than certain limited obligations, such as the obligation to transfer and exchange Oxy Notes of that series) by (1)(a) delivering all of the outstanding Oxy Notes of such series to the Trustee to be cancelled or (b) depositing with the Trustee in trust funds or non-callable United States government or government-guaranteed obligations sufficient, without investment, to pay all remaining principal and interest on the series of Oxy Notes and (2) complying with certain other provisions of the Indenture including, in the case of the Oxy Dischargeable Opinion Notes only, delivering to the Trustee an opinion of counsel from a nationally recognized counsel or an IRS ruling stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in the case of either (A) or (B) to the effect that the holders of Oxy Dischargeable Opinion Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and discharge were not to occur.

In the case of the Oxy Dischargeable Non-Opinion Notes, if we elect to discharge our obligations by depositing cash or United States government or government guaranteed obligations as described above, under present law such discharge is likely to be treated for United States federal income tax purposes as a redemption of the Oxy Dischargeable Non-Opinion Notes of such series prior to maturity in exchange for the property deposited in trust. In that event, each holder would generally recognize, at the time of discharge, gain or loss for United States federal income tax purposes measured by the difference between (1) the sum of (a) the amount of any cash and (b) the fair market value of any property deposited in trust deemed received by such holder (unless attributable to accrued interest) and (2) such holder’s tax basis in the Oxy Dischargeable Non-Opinion Notes deemed surrendered. After the discharge, each such holder would likely be treated as if it held an undivided interest in the cash (or investments made therewith) and the property held in trust (or investments made with interest received therefrom). Each such holder would generally be subject to tax liability in respect of interest income and original issue discount, if applicable, thereon and would recognize any gain or loss upon any disposition, including redemption, of the assets held in trust. Although tax might be owed, the holder of an Oxy Dischargeable Non-Opinion Note would not receive cash (except for current payments of interest on that Oxy Dischargeable Non-Opinion Note) until the maturity or earlier redemption of that Oxy Dischargeable Non-Opinion Note. United States federal income tax treatment of this nature could affect the purchase price that a holder would receive upon the sale of such Oxv Dischargeable Non-Opinion Notes. You are urged to consult with your tax advisor regarding the tax consequences of the discharge of our obligations.

“Oxy Dischargeable Non-Opinion Notes” means the Oxy Notes that are not Oxy Dischargeable Opinion Notes.

“Oxy Dischargeable Opinion Notes” means the 4.850% Senior Notes due 2021, the 3.450% Senior Notes due 2024, the 5.550% Senior Notes due 2026, the 7.950% Debentures due 2029, the 7.500% Senior Notes due 2031, the 7.875% Senior Notes due 2031, the 6.450% Senior Notes due 2036, the Zero Coupon Notes, the 7.950% Senior Notes due 2039, the 6.200% Senior Notes due 2040, the 4.500% Senior Notes due 2044 and the 6.600% Senior Notes due 2046.

Covenant Defeasance

We may omit to comply with certain restrictive covenants under the Indenture, including those described in the sections “Limitations on Liens” and “Consolidation, Merger or Sale” above, with respect to one or more series of the Oxy Defeasible Notes (as defined below), and the omission will not be an Event of Default, pursuant to our right to covenant defeasance. In order to exercise our right to covenant defeasance we will be required to deposit with the Trustee, in trust funds or non-callable United States government or government-guaranteed obligations, funds sufficient, without investment, to pay all remaining principal and interest on the series of Oxy Defeasible Notes being covenant defeased. If we were to exercise our rights in this manner, any other obligations under the Indenture and the Oxy Defeasible Notes of any other series that is not being covenant defeased would remain in full force and effect. We may effect a covenant defeasance with respect to the Oxy Defeasible Notes only if, among other things, we have delivered to the Trustee an opinion of counsel to the effect that the holders of such series of Oxy Defeasible Notes being covenant defeased will not recognize gain or loss for federal income tax purposes as a result of the deposit and the covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur.

“Oxy Defeasible Notes” means the 4.850% Senior Notes due 2021, the 3.450% Senior Notes due 2024, the 6.950% Senior Notes due 2024, the 5.550% Senior Notes due 2026, the 7.875% Senior Notes due 2031, the 6.450% Senior Notes due 2036, the Zero Coupon Notes, the 7.950% Senior Notes due 2039, the 6.200% Senior Notes due 2040, the 4.500% Senior Notes due 2044 and the 6.600% Senior Notes due 2046.

“Oxy Non-Defeasible Notes” means the Oxy Notes that are not Oxy Defeasible Notes.

Information Concerning the Trustee

The Trustee, other than during the occurrence and continuance of an event of default under the Indenture, undertakes to perform only those duties as are specifically set forth in the Indenture and, upon an event of default under the Indenture, must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee will be under no obligation to exercise any of the rights or powers given it by the Indenture at the request or direction of any holder of Oxy Notes unless the Trustee is offered reasonable security or indemnity by that holder against the costs, expenses and liabilities that it might incur. The Trustee will not be required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive adequate indemnity.

The Bank of New York Mellon Trust Company, N.A. will be the Trustee. If, however, The Bank of New York Mellon Trust Company, N.A. acquires any conflicting interest when an event of default is pending, it must (with certain exceptions) eliminate the conflict or resign. An affiliate of The Bank of New York Mellon Trust Company, N.A. is currently a participating lender under our revolving credit agreement and provides commercial banking services to us and our affiliates.

Payment and Payment Agents

The person in whose name an Oxy Note is registered will be treated as the owner of such security for the purpose of receiving payment of principal and interest on such Oxy Note and for all other purposes.

Any payment of interest on any Oxy Notes on any interest payment date will be made to the person in whose name those Oxy Notes (or one or more predecessor securities) are registered at the close of business on the regular record date for the interest. If the regular record date for the first interest payment date in respect of a series of Oxy Notes would be a date prior to the settlement date of the related exchange offer, the record date for such series of Oxy Notes for such first interest payment date will be the day immediately preceding such interest payment date. Any principal and interest on the Oxy Notes of a particular series will be payable at the office of the paying agents that we designate, except that payments of interest may, at our option, be made by wire transfer or check mailed to the address of the person entitled thereto.

We will be required to maintain a paying agent in each place of payment for the Oxy Notes of a particular series. The corporate trust office or agency of the Trustee in The City of New York will be designated as the paying agent for payments with respect to Oxy Notes.

All moneys that we pay to a paying agent or the Trustee for the payment of the principal or interest, if any, on any Oxy Notes which remain unclaimed at the end of two years after that principal or interest has become due and payable will be repaid to us, and the holder of the Oxy Note thereafter may look only to us for payment thereof.

Governing Law

The Indenture and Oxy Notes will be governed by and construed in accordance with the law of the State of New York (without regard to conflicts of laws principles thereof).

Certain Definitions

“Business Entity” means a corporation, association, business trust, partnership, limited liability company or other business entity.

“Capital Stock” means (a) in the case of a corporation, common stock, preferred stock and any other capital stock, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, limited liability company interests, and (d) in the case of any other Business Entity, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, such Business Entity, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Consolidated Net Tangible Assets” means the total of the Net Tangible Assets of us and our Consolidated Subsidiaries included in our and our Consolidated Subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles, after eliminating all intercompany items.

“Consolidated Subsidiary” means any subsidiary included in our and our subsidiaries’ financial statements prepared on a consolidated basis in accordance with United States generally accepted accounting principles.

“Current Liabilities” means all Indebtedness that may properly be classified as a current liability in accordance with United States generally accepted accounting principles.

“Indebtedness” means, with respect to any Person, at any time, and in each case only to the extent such obligations are presented as liabilities on the face of the balance sheet of such Person in accordance with United States generally accepted accounting principles, (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (b) obligations under capital leases (the amount of such obligations being the capitalized amount of such leases, determined in accordance with United States generally accepted accounting principles as in effect on December 31, 2016), (c) obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (d) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances, (e) guarantees by such Person of any Indebtedness of others of the type described in the foregoing clauses (a) through (d) and (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person.

“Lien” means and includes any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance to secure Indebtedness for borrowed money, but excluding (i) any security interest which a lessor may be deemed to have under a lease and (ii) any lien which may be deemed to exist under a Production Payment or under any subordination arrangement.

“Net Tangible Assets” of any specified Person means the total of all assets properly appearing on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles, after deducting from such total, without duplication of deductions, (a) all Current Liabilities of such Person; (b) that portion of the book amount of all such assets which would be treated as intangibles under United States generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trade names, brands, copyrights, patents, licenses and rights with respect to the foregoing and unamortized debt discount and expense; and (c) the amount, if any, at which any Capital Stock of such Person appears on the asset side of such balance sheet.

“Original Issue Discount Security” means any senior debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Senior Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Domestic Property” means any (1) developed oil or gas producing property or (2) processing or manufacturing plant, in each case which is owned or leased by us or any Consolidated Subsidiary and (i) which is located in the continental United States and (ii) the gross book value of which on the date of determination exceeds 3% of Consolidated Net Tangible Assets; provided, however, that any such property or plant declared by our Board of Directors by Board Resolution not to be of material importance to our and our Consolidated Subsidiaries’ business, taken as a whole, will not be a Principal Domestic Property.

“Production Payment” means any economic interest in oil, gas or mineral reserves which (1) entitles the holder thereof to a specified share of future production from such reserves, free of the costs and expenses of such production, and (2) terminates when a specified quantity of such share of future production from such reserves has been delivered or a specified sum has been realized from the sale of such share of future production from such reserves.

“Redemption Date” when used with respect to any Oxy Notes to be redeemed means the date fixed for such redemption by or pursuant to the Indenture.

“Secured Debt” means any Indebtedness of us or any Consolidated Subsidiary for borrowed money, secured by a Lien on any Principal Domestic Property or on any shares of Capital Stock of, or on any Indebtedness of, any Consolidated Subsidiary that owns any Principal Domestic Property.

“subsidiary” means a Business Entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries, or by us and one or more of our other subsidiaries.

“Voting Stock” means, with respect to any Business Entity, any class or series of Capital Stock of such Business Entity the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such Business Entity.

“WES Entities” means Western Midstream Partners, LP (formerly known as Western Gas Equity Partners, LP), Western Midstream Operating, LP (formerly known as Western Gas Partners, LP) and their respective Subsidiaries and general partners.

Book-Entry; Delivery and Form

Each series of Oxy Notes will be issued in the form of one or more global notes (“Global Notes”) which will be held by the Trustee as custodian for The Depository Trust Company (the “Depositary”) and registered in the name of Cede & Co., as nominee of the Depositary. Interests in the Global Notes will be subject to the operations and procedures of the Depositary, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

The Oxy Notes will be issued in fully registered form without coupons and will be issued in, and beneficial interests in the Global Notes must be held in, the applicable minimum denominations and integral multiples in excess thereof. Notwithstanding the foregoing, if (1) the Depositary notifies us that it is unwilling or unable to continue as depositary for the Oxy Notes or if the Depositary ceases to be eligible to act in such capacity and a successor depositary is not appointed by us within 90 days, (2) an event of default (as defined in the Indenture) with respect to the Oxy Notes shall have occurred and be continuing or (3) we, in our sole discretion, shall determine that some or all of the Oxy Notes will no longer be represented by Global Notes, the Global Notes will be exchangeable for notes in definitive form of like tenor and in an equal aggregate principal amount in authorized denominations. Such definitive Oxy Notes will be registered in such name or names as the Depositary instructs the Trustee.

The Depositary has advised us that pursuant to procedures established by it (i) upon the issuance of the Global Notes, the Depositary or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such Depositary and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with the Depositary (“participants”) or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through the Depositary if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as the Depositary, or its nominee, is the registered owner or holder of the Oxy Notes, the Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Oxy Notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with the Depositary’s procedures and those provided for under the Indenture.

Payments of the principal of and premium, if any, and interest on the Global Notes will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Notes. Neither we nor the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Depositary has advised us that its present practice is, upon receipt of any payment of principal of and premium, if any, and interest on the Global Notes, to credit participants’ accounts immediately with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of the Depositary. Payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants. Transfers between participants in the Depositary will be effected in the ordinary way through the Depositary’s same-day funds settlement system in accordance with the Depositary’s rules and will be settled in same-day funds.

The Depositary has advised us as follows: the Depositary is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the Depositary system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, or indirect participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of the Depositary, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the dealer managers or the Trustee will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which hold those interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank, N.A., acts as U.S. depositary for Euroclear (collectively, the “U.S. Depositaries,” and each a “U.S. Depositary”).

Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including investment banks, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the dealer managers or their affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

Distributions with respect to the Oxy Notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include the dealer managers or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a Global Note through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a Global Note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Distributions on the Oxy Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between direct participants in the Depositary, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through the Depositary in accordance with the Depositary’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or

Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Notes in the Depositary, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to the Depositary. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a Global Note from a direct participant in the Depositary will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of the Depositary. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear Participant or Clearstream Participant to a direct participant in the Depositary will be received with value on the settlement date of the Depositary but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the Depositary’s settlement date.

The information in this section concerning the Depositary, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Although Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Euroclear Participants and Clearstream Participants, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, any of the dealer managers or the Trustee will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective Participants of their respective obligations under the rules and procedures governing their operations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax consequences (i) of the exchange of Old Notes for the Oxy Notes pursuant to the exchange offers, (ii) of the ownership of the Oxy Notes acquired in the exchange offers and (iii) to holders of the Old Notes that do not tender their Old Notes pursuant to the exchange offers. It applies to you only if (i) you participate in the exchange offers, you acquire your Oxy Notes in the exchange offers and you hold your Old Notes and Oxy Notes as capital assets for U.S. federal income tax purposes or (ii) you do not participate in the exchange offers and you hold your Old Notes as capital assets for U.S. federal income tax purposes. This section addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	dealers in securities or currencies,
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,
•	banks,
•	life insurance companies,
•	tax exempt organizations,
•	persons that hold the Old Notes or the Oxy Notes as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction,
•	persons who are required to recognize income with respect to the Old Notes or Oxy Notes no later than when such income is taken into account in an applicable financial statement,
•	persons that actually or constructively own 10% or more of the total combined voting power of all our classes of stock that are entitled to vote,
•	a controlled foreign corporation that is related to us through stock ownership,
•	persons that purchase or sell the Old Notes or the Oxy Notes as part of a wash sale for tax purposes and
•	U.S. Holders (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

If a partnership (including any entity taxed as a partnership for U.S. federal income tax purposes) holds the Old Notes or the Oxy Notes, the tax treatment of a partner in the partnership generally would depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Old Notes or the Oxy Notes, you should consult your own tax advisors regarding the tax consequences of the exchange offers and the ownership of Oxy Notes.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. In addition, this summary does not address any tax consequences arising out of the laws of any state, local or foreign jurisdiction.

Please consult your own tax advisors concerning the consequences of the exchange offers and of owning the Oxy Notes, or of retaining the Old Notes, in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Tax Consequences to Exchanging U.S. Holders

This subsection describes the tax consequences to a U.S. Holder. You are a “U.S. Holder” if you are a beneficial owner of the Old Notes and you are:

•	a citizen or resident of the United States,
•	a domestic corporation,
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust (a) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (b) that has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not a U.S. Holder, this subsection does not apply to you and you should refer to “Tax Consequences to Exchanging Non-U.S. Holders” below.

The Exchange Offers

Characterization of the Exchange of Old Notes for Oxy Notes. The modification of a debt instrument is treated for U.S. federal income tax purposes as a deemed exchange of the debt instrument for a “new” debt instrument if such modification is “significant” within the meaning of the Treasury regulations. The exchange of the Old Notes for the Oxy Notes pursuant to the exchange offers results in a change in obligor of the Old Notes which constitutes a “significant modification” under applicable Treasury regulations and accordingly the exchange will constitute a taxable disposition of the Old Notes in exchange for Oxy Notes for U.S. federal income tax purposes.

Tax Consequences of the Early Participation Premium. We intend to take the position that the Early Participation Premium is paid to you as consideration for the Old Notes and, except as otherwise noted below, the remainder of this discussion assumes that the Early Participation Premium will be so treated. It is possible, however, the IRS could successfully take the position that the Early Participation Premium should instead be treated as a separate fee, in which case the Early Participation Premium would be treated as ordinary income and separately taxable.

General Tax Consequences of the Exchange of Old Notes for Oxy Notes. You will recognize gain or loss on the exchange of Old Notes for Oxy Notes in an amount equal to the difference between the amount you realize on the exchange and your adjusted tax basis in the Old Notes. The amount you realize in the exchange will equal the sum of (a) the issue price of the Oxy Notes you receive in the exchange (determined in the manner described below), and (b) the cash consideration you receive in the exchange (including any amounts that you receive in lieu of fractional amounts of Oxy Notes).

Your adjusted tax basis in your Old Notes will generally be the U.S. dollar cost of such notes, increased by any market discount and original issue discount (“OID”) previously included in income with respect to your Old Notes, and decreased (but not below zero) by bond premium that you have amortized with respect to the Old Notes.

The issue price of each Oxy Note should equal its principal amount if the applicable series of Oxy Notes and the applicable series of Old Notes exchanged therefor each have a principal amount of $100 million or less as of the Settlement Date. We expect that the outstanding principal amount of each of our 7.250% Debentures due 2025, 7.000% Debentures due 2027, 6.625% Debentures due 2028, 7.250% Debentures due 2096, 7.730% Debentures due 2096 and 7.500% Debentures due 2096 and the corresponding series of Old Notes exchanged therefore will not exceed $100 million and, therefore, we expect that the issue price of such Oxy Notes should equal their principal amount.

If a series of Oxy Notes has an outstanding principal amount in excess of $100 million as of the Settlement Date, the issue price of each Oxy Note in such series should equal the fair market value of such Oxy Note on the Settlement Date. We expect that each series of Oxy Notes not listed in the previous paragraph will have an outstanding principal amount in excess of $100 million as of the Settlement Date and, therefore, we expect that the issue price of each remaining series of Oxy Notes should equal the fair market value of such Oxy Notes on the Settlement Date.

If, contrary to our expectations, any such series of Oxy Notes does not have an outstanding principal amount of $100 million dollars but the applicable series of Old Notes exchanged therefor does have a principal amount in excess of $100 million as of the Settlement Date, the determination of the issue price for the Oxy Notes in such series is complex and may depend in part on the status of the Old Notes at the time they were issued. You should consult your own tax advisors regarding the issue price of the Oxy Notes in this circumstance.

We will make available our determination of the issue price for the applicable notes in a manner consistent with applicable Treasury regulations. Our determination of the issue price is binding on a holder unless such holder properly discloses a different position to the IRS on a timely filed U.S. federal income tax return for the year of the exchange of the Old Notes for the Oxy Notes.

Except as described below with respect to accrued market discount, gain or loss that you recognize upon an exchange of Old Notes for Oxy Notes generally should be capital gain or loss, and should be long-term capital gain or loss if your holding period for the Old Notes is more than one year at the time of the exchange. Capital gain of a non-corporate U.S. Holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Market Discount. You will be considered to have acquired an Old Note with market discount if the stated principal amount of such Old Note (or, in the case of the Zero Coupon Notes, the revised issue price of such Zero Coupon Note) exceeded your initial tax basis for such Old Note by more than a de minimis amount. If your Old Notes were acquired with market discount, any gain that you recognize on the exchange of Old Notes for the Oxy Notes would be treated as ordinary income to the extent of the market discount that accrued during your period of ownership, unless you previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes.

Payment for Accrued but Unpaid Interest. You will be treated as having received a payment of the accrued and unpaid interest on Old Notes exchanged for Oxy Notes which would be treated as ordinary income for U.S. federal income tax purposes to the extent not previously included in income. A portion of the issue price of an Oxy Note, as determined in the manner described above, could reflect accrued and unpaid interest on the Old Notes exchanged therefor. In such case, you should not include any such portion in determining the amount you realize in the exchange of Old Notes for Oxy Notes. In addition, any such portion will constitute pre-issuance accrued interest reflected in the issue price of the Oxy Notes. See“Ownership of the Oxy Notes—Generally—Pre-issuance Accrued Interest” for a discussion of the treatment of such pre-issuance accrued interest.

Ownership of the Oxy Notes—Generally

Tax Treatment of our 7.250% Debentures due 2096, 7.730% Debentures due 2096 and 7.500% Debentures due 2096. We intend to treat our 7.250% Debentures due 2096, 7.730% Debentures due 2096 and 7.500% Debentures due 2096 as debt for U.S. federal income tax purposes. The determination of whether an instrument is properly treated as debt or equity is based on all the relevant facts and circumstances and there is no authority directly addressing the treatment of an instrument with substantially identical terms as our 7.250% Debentures due 2096, 7.730% Debentures due 2096 or 7.500% Debentures due 2096. Holders could be subject to materially different and potentially adverse consequences if our 7.250% Debentures due 2096, 7.730% Debentures due 2096 or 7.500% Debentures due 2096 are treated as equity. You should consult your own tax advisors as to the treatment of our 7.250% Debentures due 2096, 7.730% Debentures due 2096 or 7.500% Debentures due 2096.

Additionally, as described above under “Description of the Oxy Notes—Specified Long-Term Bonds’ Conditional Right to Shorten Maturity,” under certain circumstances, we may have the option to shorten the maturity of the Specified Long-Term Bonds. If, contrary to our position above, the Specified Long-Term Bonds are treated as equity for U.S. federal income tax purposes before this option is exercised and are treated as debt for U.S. federal income tax purposes after this option is exercised, then exercising this option may result in a taxable exchange of such notes. In this case, you may recognize gain or loss on the Specified Long-Term Bonds (in the same manner as described above under “The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for Oxy Notes”) even though no cash was actually received, and you may be treated for U.S. federal income tax purposes as having received new Oxy Notes, which may potentially be deemed issued with OID.

You should consult your own tax advisors regarding the potential U.S. federal income tax consequences to you if we exercise our option to shorten the maturity of the Specified Long-Term Bonds.

Characterization of the Oxy Notes. Treasury regulations provide special rules for the treatment of debt instruments that provide for contingent payments. Under these regulations, a contingency is disregarded if the contingency is remote or incidental. In addition, these special rules do not apply where a debt instrument provides for alternative payment schedules applicable upon the occurrence of one or more contingencies, including an unconditional option held by the issuer or holder, and the timing and amounts of payments that compromise each payment schedule are known as of the issue date, in which case the option will be deemed to be exercised in a manner that maximizes (in the case of an option held by the holder) or minimizes (in the case of an option held by the issuer) the yield on the debt instrument. We intend to take the position that the contingencies on the Oxy Notes, which include our option to redeem the Oxy Notes other than the Oxy Non-Redeemable Notes prior to their maturity (see “Description of the Oxy Notes—Optional Redemption”), our option to shorten the maturity of the Specified Long-Term Bonds (see “Description of the Oxy Notes—Specified

Long-Term Bonds’ Conditional Right to Shorten Maturity”), our option to redeem the Zero Coupon Notes prior to their maturity (see “Description of the Oxy Notes—Zero Coupon Put and Call Rights”), the holders’ option to require us to redeem our 7.730% Debentures due 2096 (see “Description of the Oxy Notes—7.730% Debentures due 2096 Put Right”) and the holders’ option to require us to redeem the Zero Coupon Notes prior to their maturity (see “Description of the Oxy Notes—Zero Coupon Put and Call Rights”) should not cause the contingent payment debt instrument rules of the Treasury regulations to apply. This position is not binding on the Internal Revenue Service (“IRS”). A successful challenge of this position by the IRS could adversely affect the timing and amount of income inclusions with respect to the Oxy Notes, and could cause any gain recognized on a sale or other taxable disposition of the Oxy Notes to be treated as ordinary income rather than capital gain. The discussion below assumes that our position in this regard will be respected for tax purposes.

Discharge. Under the Indenture, we may discharge, at any time, our obligations in respect of the Oxy Dischargeable Non-Opinion Notes under certain circumstances (see “Description of the Oxy Notes—Discharge”). As described further under “Description of the Oxy Notes—Discharge” such a discharge could result in a taxable exchange for U.S. federal income tax purposes of the Oxy Dischargeable Non-Opinion Notes that have been discharged and you may recognize gain or loss on such notes and may be required to include in income any income, gain or loss attributable thereto even though no cash was actually received. After the discharge you would likely be treated as if you held an undivided interest in the cash and the property held in trust and may be subject to tax liability with respect thereto. You should review the section titled “Description of the Oxy Notes—Discharge” and you should consult your own tax advisors regarding the potential U.S. federal income tax consequences to you in the event of a discharge.

Pre-issuance Accrued Interest. A portion of the first interest payment on the Oxy Notes will be attributable to interest that accrued on the Oxy Notes prior to their issuance (“pre-issuance accrued interest”). You should not include the payment of such pre-issuance accrued interest in income, but rather should treat such payment as a non-taxable return of capital on the Oxy Notes. In addition, as discussed above under “The Exchange Offers—Payment for Accrued but Unpaid Interest,” a portion of the issue price of an Oxy Note could reflect pre-issuance accrued interest. In such case, you should not include any amount attributable to such pre-issuance accrued interest in determining your adjusted tax basis in an Oxy Note for purposes of determining the amount of gain or loss you recognize upon a sale, exchange or other disposition of such Oxy Note.

Payments of Interest. Subject to the discussion above on pre-issuance accrued interest, stated interest on the Oxy Notes generally will be taxable to you as ordinary income at the time that it is paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount. If the issue price of a series of Oxy Notes (determined in the manner described above under “The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for Oxy Notes”) is less than their principal amount by an amount that is more than or equal to the de minimis amount, your Oxy Notes would be treated as issued with OID in an amount equal to such difference. The de minimis amount equals 1/4 of one percent of the Oxy Notes’ principal amount multiplied by the number of complete years to its maturity.

You must generally include the OID in gross income as it accrues over the term of the relevant notes at a constant yield without regard to your regular method of accounting for U.S. federal income tax purposes.

The amount of OID that must be included in income will generally equal the sum of the “daily portions” of OID with respect to the relevant notes for each day during the taxable year or portion of the taxable year in which you held the relevant notes (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for a note may be of any length and may vary in length over the term of the note; provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period.

The amount of OID allocable to any accrual period, subject to the possible adjustments described below, other than the final accrual period, is an amount equal to the excess, if any, of (1) the product of the relevant note’s adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (2) the aggregate of all qualified stated interest allocable to the accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity (other than a payment of qualified stated interest) and the adjusted issue price of the note at the beginning of the final accrual period.

The “adjusted issue price” of a note at the beginning of any accrual period is generally equal to its issue price increased by the accrued OID for each prior accrual period. The yield to maturity of a note is the rate that, when used in computing the present value of all payments to be made on the note, produces an amount equal to the issue price of the note.

Other than the Zero Coupon Notes, we expect the remaining series of Oxy Notes will be issued with less than de minimis OID. However, as described above under “—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for Oxy Notes,” the issue price of certain Oxy Notes should be based on their fair market value as of the Settlement Date, and as a result we cannot assure you any such series will be issued with less than de minimis OID.

The rules regarding OID are complex, and you should consult your own tax advisors regarding their application.

Zero Coupon Notes. We expect the Zero Coupon Notes will be treated as issued with OID determined in the manner described above. However, if the issue price of the Zero Coupon Notes were below the Accreted Value, the amount of OID could be calculated in reference to the price equal to the product of (x) the Put Price and (y) the principal amount of such Zero Coupon Notes, and, in addition, could be required to be re-calculated if your option to require us to redeem the Zero Coupon Notes is not exercised. You should consult your own tax advisors about the computation of OID with respect to the Zero Coupon Notes.

Bond Premium. If the issue price of a series of Oxy Notes exceeds their stated principal amount, the Oxy Notes will be treated as issued with bond premium. Generally, you may elect to amortize bond premium as an offset to stated interest income in respect of the Oxy Notes, using a constant yield method prescribed under applicable Treasury regulations, over the remaining term of the Oxy Notes. If you elect to amortize bond premium, you would reduce your basis in the Oxy Notes by the amount of the premium used to offset stated interest. Because certain of the Oxy Notes may be redeemed prior to maturity at a premium (as described under “Description of the Oxy Notes—Optional Redemption”), any amortizable bond premium deductions otherwise allowable may be eliminated, reduced or deferred. You should consult your own tax advisors regarding the availability of an election to amortize bond premium for U.S. federal income tax purposes.

Sale, Exchange or Other Disposition of the Oxy Notes. Upon the sale, exchange or other disposition of the Oxy Notes, you would recognize gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other disposition (excluding accrued but unpaid stated interest, which generally would be taxable as interest to the extent not previously included in income) and your adjusted tax basis in the Oxy Notes. Your adjusted tax basis in the Oxy Notes would generally be the issue price of the Oxy Notes, increased by any OID previously included in income with respect to your Oxy Notes, and decreased (but not below zero) by any bond premium that you have amortized with respect to the Oxy Notes.

Gain or loss that you recognize upon the sale, exchange or other disposition of Oxy Notes would be capital gain or loss, and would be long-term capital gain or loss if your holding period for the Oxy Notes is more than one year at the time of the sale, exchange or other disposition. Your holding period for the Oxy Notes would not include your holding period for the Old Notes exchanged and will begin on the day after the Settlement Date. Capital gain of a non-corporate U.S. Holder generally would be taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Tax Consequences to Exchanging Non-U.S. Holders

This subsection describes the tax consequences to a Non-U.S. Holder. You are a Non-U.S. Holder if you are a beneficial owner of Old Notes that is not a U.S. Holder.

The Exchange Offers

General Tax Consequences of the Exchange of Old Notes for Oxy Notes. Subject to the discussions below in respect of Early Participation Premium, accrued interest and backup withholding, you generally would not be subject to U.S. federal income tax on capital gain realized through the exchange offers, unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain); in which case such gain would be subject to U.S. federal income tax on a net income basis generally in the same manner as if you were a U.S. Holder (and a foreign corporation may also be subject to an additional 30% branch profits tax, or lower applicable treaty rate); or

•	you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist; in which case the gain would be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable treaty), which may be offset by U.S.-source capital losses; provided that such Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

If you are a corporate Non-U.S. Holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

As discussed above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the Early Participation Premium could be treated as a separate fee, in which case the receipt of the Early Participation Premium by a Non-U.S. Holder could possibly be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable treaty. As discussed above, we intend to treat the Early Participation Premium paid to non-U.S. Holders as additional consideration for the Old Notes, which will therefore not be subject to U.S. withholding tax.

Accrued Interest Income. Any income attributable to accrued interest will be taxed in the same manner as described below under “—Ownership of the Oxy Notes—Payments of Interest.”

Ownership of the Oxy Notes

Payments of Interest. Interest on the Oxy Notes paid will be exempt from U.S. federal income tax, including withholding tax, if you meet one of the following requirements:

•	You provide a validly completed IRS Form W-8BEN, W-8BEN-E or other applicable form to the bank, broker or other intermediary through which you hold your Oxy Notes establishing that you are a Non-U.S. Holder.
•	You hold your Oxy Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. person. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.
•	You are entitled to an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence, and you properly claim this exemption on an IRS Form W-8BEN, W-8BEN-E or other applicable form.
•	The interest income on the Oxy Notes is effectively connected with the conduct of your trade or business in the United States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete an IRS Form W-8ECI. In addition, in this case, you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as if you were a U.S. Holder and, if you are a corporate holder, you may be subject to a branch profits tax equal to 30% on your effectively connected earnings and profits, in each case except as otherwise provided by an applicable income tax treaty.

Sale, Exchange or other Disposition of the Oxy Notes. If you are a Non-U.S. Holder of Oxy Notes acquired through the exchange offers, you generally would not be subject to U.S. federal income tax on gain realized on the sale, exchange or other disposition of such Oxy Notes, unless you fall into one of the exceptions discussed above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for Oxy Notes.” To the extent that any portion of the amount received on a sale, exchange or other disposition of your Oxy Notes is attributable to unpaid interest on such Oxy Notes, this amount will generally be taxed in the same manner as described above under “—Payments of Interest.”

Tax Consequences to Non-Exchanging Holders

The U.S. federal income tax treatment of holders who do not tender their Old Notes pursuant to the exchange offers would depend upon whether the adoption of the proposed amendments to the applicable Old Notes Indenture is a “significant” modification within the meaning of applicable Treasury regulations. A modification is

“significant” if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights and obligations that are altered and the degree to which they are altered are “economically significant.” The Treasury regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury regulations do not, however, define “customary accounting or financial covenants.” The Treasury regulations further provide that the release of a guarantor is not a significant modification if the modification does not result in a change in payment expectations. Although there is no authority directly on point and the matter is thus unclear, we intend to treat the adoption of the proposed amendments as not constituting a “significant” modification to the terms of the Old Notes with respect to non-exchanging holders. If the adoption of the proposed amendments does not constitute a “significant” modification of the Old Notes, non-exchanging holders should not recognize gain or loss as a result of the adoption of the proposed amendments. We cannot assure you, however, that the IRS will not successfully challenge the position that we intend to take.

If the IRS successfully asserts that the adoption of the proposed amendments resulted in a “significant” modification, then non-exchanging holders would be deemed to exchange their “old” Old Notes for “new” Old Notes as described above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Characterization of the Exchange of Old Notes for Oxy Notes.” Non-exchanging U.S. Holders would generally recognize gain or loss on such deemed exchange in the manner described above under “Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—General Tax Consequences of the Exchange of Old Notes for Oxy Notes” unless the exchange qualified as a recapitalization. Non-exchanging Non-U.S. Holders generally would not be subject to U.S. federal income tax on such deemed exchange except as described above under “Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers.”

In light of the uncertainty of the applicable rules, non-exchanging holders should consult their own tax advisors regarding the risk that adoption of the proposed amendments constitutes a significant modification for U.S. federal income tax purposes, the U.S. federal income tax consequences to them if the proposed amendments are so treated and the U.S. federal income tax consequences of continuing to hold Old Notes after the adoption of the proposed amendments.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require U.S. taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult your own tax advisors regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes.

Information Reporting and Backup Withholding

In general, if you are a non-corporate U.S. Holder, we and other payors may be required to report to the IRS (1) payments of amounts received (including payments attributable to pre-issuance accrued interest) pursuant to the exchange offers, (2) payments of principal of and premium (if any) and interest (including the accrual of OID, if any) on your Oxy Notes and (3) payments of proceeds from the sale of your Oxy Notes before maturity. Additionally, unless you are an exempt recipient, backup withholding would apply to any such payments (including payments of OID) if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments, including payments attributable to pre-issuance accrued interest) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-U.S. Holder, you would not be subject to backup withholding and information reporting on (1) payments of amounts received pursuant to the exchange offers and (2) payments of principal of and premium (if any) and interest (including the accrual of OID, if any) on your Oxy Notes made by us and other payors provided that the certification requirements described above under “Tax Consequences to Exchanging Non-U.S. Holders—Ownership of the Oxy Notes” are satisfied or you otherwise establish an exemption. However, we and other payors would be required to report payments of interest on your Oxy Notes on IRS Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, (1) payments of amounts received pursuant to the exchange offers and (2) payments of the proceeds from the sale of Oxy Notes effected at a United States office of a broker would not be subject to backup withholding and information reporting if (i) the payor or the broker does not have actual knowledge or reason to know that you are a U.S. person and (ii) you have furnished to the broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-U.S. person. Payments to a Non-U.S. Holder of the proceeds from the sale of Oxy Notes effected at a foreign office of a broker would generally not be subject to information reporting or backup withholding. However, payments of proceeds received on such sales could be subject to information reporting and backup withholding in the same manner as a sale within the United States if: (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to an address in the United States or (iii) the sale has certain other specified connections with the United States.

Withholding on Payments to Foreign Financial Entities and Other Foreign Entities

A 30% withholding tax may be imposed on certain payments to a holder or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on the holder’s behalf if such holder or such persons fail to comply with certain information reporting requirements (“FATCA withholding”). Such payments include U.S.-source interest on debt securities that are issued or deemed issued after June 30, 2014, including the Oxy Notes that were initially issued after June 30, 2014 (or the Old Notes, if such notes are treated as “significantly” modified as a result of the adoption of the proposed amendment or otherwise). Amounts that a holder receives on such notes could be affected by this withholding if such holder is subject to the information reporting requirements and fails to comply with them or if such holder holds such notes through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if such holder would not otherwise have been subject to withholding). Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the Oxy Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes or the Oxy Notes in any jurisdiction where action for that purpose is required. Accordingly, the Oxy Notes offered in the exchange offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the exchange offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or Oxy Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, Canada, the European Economic Area, the United Kingdom, the People’s Republic of China, Japan, Hong Kong, Singapore and Switzerland) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the dealer managers and the exchange agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer and the dealer managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such exchange offers shall be deemed to be made by such dealer manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The Oxy Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the Oxy $1,000 Denomination Notes, which will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. See “Description of the Oxy Notes—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable exchange offer an amount of Oxy Notes below the applicable minimum denomination.

Canada

The Oxy Notes may be offered in Canada only to holders purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Oxy Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a holder with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the holder within the time limit prescribed by the securities legislation of the holder’s province or territory. The holder should refer to any applicable provisions of the securities legislation of the holder’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the dealer managers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Additionally, in order to participate in any exchange offer and consent solicitation for Old Notes, holders of the Old Notes resident in Canada are required to complete, sign and submit to the exchange agent a Canadian Eligibility Form (attached as Annex A to the accompanying letter of transmittal and consent).

Canadians acquiring Oxy Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Oxy Notes in their particular circumstances and about the eligibility of the Oxy Notes for investment by such person under relevant Canadian legislation.

European Economic Area

This prospectus has been prepared on the basis that all offers of Oxy Notes in any Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Oxy Notes. Accordingly, any person making or intending to make any offer in that Relevant Member State of Oxy Notes that are the subject of the exchange offers contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any dealer managers to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor our subsidiaries nor any dealer manager has authorized, nor do we, our subsidiaries or any dealer manager authorize, the making of any offer of Oxy Notes in circumstances in which an obligation arises for us or the dealer managers to publish a prospectus for such offer.

The Oxy Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II, (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) a person that is not a qualified investor as defined in the Prospectus Directive. Consequently no key information document required by the PRIIPs Regulation for offering or selling the Oxy Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Oxy Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

Neither the communication of this prospectus nor any other offering material relating to the exchange offers is being made, and this prospectus has not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, this prospectus is only being distributed to and is only directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Order; or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Oxy Notes will only be available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

People’s Republic of China

This prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the Oxy Notes may not be offered or sold, and will not be offered, sold or exchanged, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Japan

The Oxy Notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and no dealer manager may offer, sell or offer to exchange any Oxy Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering, resale or re-exchange, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The Oxy Notes may not be offered, sold or exchanged by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Oxy Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Oxy Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the exchange offers for the Oxy Notes may not be circulated or distributed, nor may the Oxy Notes be offered, sold or exchanged, or be made the subject of an offer to exchange, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(IA), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Oxy Notes are exchanged under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(IA), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, Occidental has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Oxy Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

Occidental has not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the Oxy Notes being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the Oxy Notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the Oxy Notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations.

VALIDITY OF NOTES

Certain legal matters in connection with the exchange offers and consent solicitations will be passed upon for us by Cravath, Swaine & Moore LLP, and will be passed upon for the dealer managers by Weil, Gotshal & Manges LLP.

EXPERTS

The consolidated financial statements of Occidental Petroleum Corporation and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Anadarko Petroleum Corporation and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition in 2018.

Certain information with respect to the oil and gas reserves associated with Occidental’s oil and gas properties is confirmed in the process review letter of Ryder Scott Company, L.P., independent petroleum engineering consultants, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such process review letter and in giving such process review letter.

Certain information with respect to the oil and gas reserves associated with Anadarko’s oil and gas properties is confirmed in the procedures and methods review letter of Miller and Lents, Ltd., an independent petroleum consulting firm, and has been incorporated by reference herein, upon the authority of said firm as experts with respect to the matters covered by such procedures and methods review letter and in giving such procedures and methods review letter.

OFFERS TO EXCHANGE
CERTAIN OUTSTANDING NOTES OF ANADARKO, ANADARKO HOLDCO,
ANADARKO FINANCE AND KERR-MCGEE
AND SOLICITATIONS OF CONSENTS TO AMEND
THE RELATED INDENTURES

PROSPECTUS

The exchange agent and information agent for the exchange offers and consent solicitations for the Old Notes is:

Global Bondholder Services Corporation
By Facsimile (Eligible Institutions Only):
(212) 430-3775
Attention: Corporate Actions

By Mail or Hand:
65 Broadway, Suite 404
New York, New York 10006
Attention: Corporate Actions

Banks and Brokers Call Collect: (212) 430-3774
All Others, Please Call Toll Free: (866) 470-3900

By E-mail:
contact@gbsc-usa.com

Any questions or requests for assistance may be directed to the dealer managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus and the letter of transmittal may be directed to the information agent. Beneficial owners may also contact their custodian for assistance concerning the exchange offers and consent solicitations.

The dealer managers for the exchange offers and the solicitation agents for the consent solicitations for the Old Notes are:

BofA Merrill Lynch 214 North Tryon Street, 14th Floor Charlotte, North Carolina 28255 Toll Free: (888) 292-0070 Collect: (980) 683-3215 Attn: Liability Management Group	Citigroup 388 Greenwich Street, 7th Floor New York, New York 10013 Toll Free: (800) 558-3745 Collect: (212) 723-6106 Attn: Liability Management Group

J.P. Morgan 383 Madison Avenue New York, New York 10179 Toll Free: (866) 834-4666 Collect: (212) 834-3424 Attn: Liability Management Group	Wells Fargo Securities 550 South Tryon Street Charlotte, North Carolina 28202 Toll Free: (866) 309-6316 Collect: (704) 410-4756 Attn: Liability Management Group

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

We have adopted provisions in our amended and restated by-laws, as amended (our “By-laws”), which provide that we will indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action or suit by us or in our right, by reason of the fact that such person is or was our director, officer, employee, or, while such person is or was a director, officer or employee of us, is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, but in each case only if and to the extent permitted under applicable state or federal law.

Our By-laws, as amended, further state that this indemnification shall not be deemed exclusive of any other right to which the indemnified person may be entitled, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of that person.

Our restated certificate of incorporation, as amended, provides that, consistent with Section 102(b)(7) of the DGCL, no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law;
•	under Section 174 of the DGCL; or
•	for any transaction from which a director derived an improper benefit.

Occidental maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

Occidental also entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with future directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that Occidental will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorney’s fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

Item 21.	Exhibits and Financial Statement Schedules
Exhibit No.		Description
2.1*	—
Agreement and Plan of Merger, dated as of May 9, 2019, by and among Occidental Petroleum Corporation, Baseball Merger Sub 1 Inc. and Anadarko Petroleum Corporation (incorporated by reference to Exhibit 2.1 to Current Report on Form 8-K dated May 10, 2019 (Film No.: 19813006)).

3.1*	—
Restated Certificate of Incorporation of Occidental Petroleum Corporation, dated November 12, 1999, and Certificates of Amendment thereto dated May 5, 2006, May 1, 2009, and May 2, 2014 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 of Occidental Petroleum Corporation dated May 1, 2015).

3.2*	—	Amended and Restated By-laws of Occidental Petroleum Corporation, as of May 5, 2019 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed May 6, 2019 (Film No.: 19798226)).
4.1	—	Form of Indenture, between Occidental Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.
4.2	—	Indenture, dated as of August 1, 1982, between Kerr-McGee Corporation to Citibank, N.A., as Trustee.
4.3*	—
First Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of May 7, 1996, between Kerr-McGee Corporation to Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K dated July 29, 1999).

4.4*	—
Second Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of August 2, 1999, between Kerr-McGee Corporation to Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.11 to Form 10-K dated March 30, 2000).

4.5*	—
Third Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of November 1, 1999, between Kerr-McGee Corporation to Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.4 to Form S-3 dated January 4, 2000).

4.6	—	Fourth Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of January 18, 2000, between Kerr-McGee Corporation to Citibank, N.A., as Trustee.
4.7*	—
Fifth Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of February 11, 2000, between Kerr-McGee Corporation to Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K dated February 4, 2000).

4.8	—	Sixth Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of June 26, 2001, between Kerr-McGee Corporation to Citibank, N.A., as Trustee.
4.9	—	Seventh Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of August 1, 2001, between Kerr-McGee Corporation, Kerr-McGee Operating Corporation and Citibank, N.A., as Trustee.
4.10	—
Eighth Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of December 31, 2002, among Kerr-McGee Operating Corporation, Kerr-McGee Worldwide Corporation and Citibank, N.A., as Trustee.

4.11*	—
Ninth Supplemental Indenture to the Kerr-McGee 1982 Old Notes Indenture, dated as of October 4, 2006, by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed on October 6, 2006).

4.12*	—
Indenture dated as of March 1, 1995, between Anadarko Petroleum Corporation to The Chase Manhattan Bank, N.A., as Trustee (incorporated by reference to Exhibit 4(a) to Form 10-Q filed on August 11, 1995).

4.13	—	Indenture dated as of March 27, 1996, between Union Pacific Resources Group Inc. to Texas Commerce Bank, N.A., as Trustee.
4.14	—
First Supplemental Indenture to the Anadarko HoldCo 1996 Old Notes Indenture, dated as of July 14, 2000, among Union Pacific Resources Group Inc., Anadarko Petroleum Corporation and Chase Bank of Texas, N.A., as successor-in-interest to Texas Commerce Bank, N.A., as Trustee.

Exhibit No.		Description
4.15*	—
Indenture dated as of September 1, 1997, between Anadarko Petroleum Corporation and Harris Trust and Savings Bank, as Trustee (incorporated by reference to Exhibit 4(j) to Form 10-K dated December 31, 1997).

4.16*	—
Indenture dated as of April 13, 1999, among Union Pacific Resources Group Inc., Union Pacific Resources Inc., UPR Capital Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.15 to Form 8-K filed on April 14, 1999).

4.17	—
First Supplemental Indenture to the Anadarko HoldCo 1999 Old Notes Indenture, dated as of July 14, 2000, among Union Pacific Resources Group Inc., Union Pacific Resources Inc., UPR Capital Company, Anadarko Petroleum Corporation and The Bank of New York, as Trustee.

4.18*	—
Indenture, dated as of April 26, 2001, between Anadarko Finance Company, Anadarko Petroleum Corporation, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(a) to Form S-4 filed on July 13, 2001).

4.19*	—
First Supplemental Indenture to the Anadarko Finance 2001 Old Notes Indenture, dated as of May 23, 2001, between Anadarko Finance Company, Anadarko Petroleum Corporation and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(b) to Form S-4 filed on July 13, 2001).

4.20*	—	Indenture dated as of August 1, 2001, between Kerr-McGee Corporation to Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.19 to Form 8-K/A filed on October 3, 2001).
4.21*	—
First Supplemental Indenture to the Kerr-McGee 2001 Old Notes Indenture, dated September 21, 2005, between Kerr-McGee Corporation and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 99.1 to Form 8-K filed on September 27, 2005).

4.22*	—
Second Supplemental Indenture to the Kerr-McGee 2001 Old Notes Indenture, dated October 4, 2006, by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on October 6, 2006).

4.23*	—
Indenture dated as of September 19, 2006, between Anadarko Petroleum Corporation to The Bank of New York Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 19, 2006).

4.24	—	First Supplemental Indenture to the Anadarko 2006 Old Notes Indenture, dated as of October 10, 2006, between Anadarko Petroleum Corporation and The Bank of New York Trust Company, N.A., as Trustee.
4.25	—
Second Supplemental Indenture to the Anadarko 2006 Old Notes Indenture, dated as of July 15, 2009, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.26*	—
Third Supplemental Indenture to the Anadarko 2006 Old Notes Indenture, dated as of June 10, 2015, between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee (incorporated by reference to Exhibit 4.2 to Form 8-K filed on June 10, 2015).

4.27**	—
Form of Occidental Petroleum Corporation’s 4.850% Senior Notes due 2021, 3.450% Senior Notes due 2024, 6.950% Senior Notes due 2024, 7.250% Debentures due 2025, 5.550% Senior Notes due 2026, 7.500% Debentures due 2026, 7.000% Debentures due 2027, 7.125% Debentures due 2027, 7.150% Debentures due 2028, 6.625% Debentures due 2028, 7.200% Debentures due 2029, 7.950% Debentures due 2029, 7.500% Senior Notes due 2031, 7.875% Senior Notes due 2031, 6.450% Senior Notes due 2036, 7.950% Senior Notes due 2039, 6.200% Senior Notes due 2040, 4.500% Senior Notes due 2044 and 6.600% Senior Notes due 2046, 7.250% Debentures due 2096, 7.730% Debentures due 2096 and 7.500% Debentures due 2096.

4.28**	—	Form of Occidental Petroleum Corporation’s Zero Coupon Senior Notes due 2036.

Exhibit No.		Description
4.29	—
Form of Tenth Supplemental Indenture to the August 1, 1982 Indenture, by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Citibank, N.A.), as Trustee.

4.30	—
Form of First Supplemental Indenture to the March 1, 1995 Indenture, by and between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Chase Manhattan Bank, N.A.), as Trustee.

4.31	—
Form of Second Supplemental Indenture to the March 27, 1996 Indenture, by and among Anadarko Holding Company (as successor in interest to Union Pacific Resources Group Inc.), Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Chase Bank of Texas National Association), as Trustee.

4.32	—
Form of First Supplemental Indenture to the September 1, 1997 Indenture, by and between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Harris Trust and Savings Bank), as Trustee.

4.33	—
Form of Second Supplemental Indenture to the April 13, 1999 Indenture, by and among Anadarko Holding Company (as successor in interest to Union Pacific Resources Group Inc.), Union Pacific Resources Inc., UPR Capital Company, Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee.

4.34	—
Form of Second Supplemental Indenture to the April 26, 2001 Indenture, by and among Anadarko Finance Company, Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to The Bank of New York), as Trustee.

4.35	—
Form of Third Supplemental Indenture to the August 1, 2001 Indenture, by and among Kerr-McGee Corporation, Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Citibank, N.A.), as Trustee.

4.36	—
Form of Fourth Supplemental Indenture to the September 19, 2006 Indenture, by and between Anadarko Petroleum Corporation and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee.

5.1	—	Opinion of Cravath, Swaine & Moore LLP.
23.1	—	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1).
23.2	—	Consent of KPMG LLP, independent registered public accounting firm of Occidental Petroleum Corporation.
23.3	—	Consent of KPMG LLP, independent registered public accounting firm of Anadarko Petroleum Corporation.
23.4	—	Consent of Ryder Scott Company, L.P., independent petroleum engineering consultants to Occidental Petroleum Corporation.
23.5	—	Consent of Miller and Lents, Ltd., independent petroleum consultants to Anadarko Petroleum Corporation.
24.1	—	Power of Attorney (included on signature page).
25.1	—	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as Trustee, with respect to the form of Indenture.
99.1	—	Form of Letter of Transmittal and Consent.
*	Previously filed and available on the SEC’s EDGAR system.
**	To be filed by amendment.
Item 22.	Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial, bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(2)   The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 1, 2019.

OCCIDENTAL PETROLEUM CORPORATION

By:	/s/ Vicki Hollub
	Name:	Vicki Hollub
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Marcia E. Backus and Nicole E. Clark, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the name of each of the undersigned in his or her capacity to any and all amendments (including any post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or advisable to be done, as fully to all intents and purposes as the undersigned might or could do in person, and each of the undersigned hereby ratifies and confirms that the said attorneys-in-fact or agents shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on August 1, 2019.

Principal Executive Officer (and Director)	Directors

/s/ Vicki Hollub	/s/ Spencer Abraham
Vicki Hollub	Spencer Abraham
President and Chief Executive Officer
/s/ Eugene L. Batchelder
Principal Financial Officer	Eugene L. Batchelder

/s/ Cedric W. Burgher	/s/ Margaret M. Foran
Cedric W. Burgher	Margaret M. Foran
Senior Vice President and Chief Financial Officer
/s/ Carlos M. Gutierrez
Principal Accounting Officer	Carlos M. Gutierrez

/s/ Jennifer M. Kirk	/s/ William R. Klesse
Jennifer M. Kirk	William R. Klesse
Vice President and Controller and Principal Accounting Officer	/s/ Jack B. Moore
Jack B. Moore

/s/ Avedick B. Poladian
Avedick B. Poladian

/s/ Robert M. Shearer
Robert M. Shearer

/s/ Elisse B. Walter
Elisse B. Walter